Exhibit 10.1
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS AGREEMENT (INDICATED BY “[***]”) BECAUSE SUCH INFORMATION IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS
THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, dated as of April 1, 2026 (this “Amendment”), is made by and among the persons identified on the signature pages attached hereto as borrowers (each, a “Borrower” and collectively, the “Borrowers”), and each of the other persons identified on the signature pages attached hereto as guarantors (each, a “Guarantor” and collectively, the “Guarantors” and, together with the Borrowers, each, a “Loan Party” and collectively, the “Loan Parties”), OCTAVE SPECIALTY GROUP, INC. (f/k/a Ambac Financial Group, Inc.), a Delaware corporation (the “Parent Guarantor”), the Lenders signatory hereto that hold an existing Commitment and/or Loan under the Credit Agreement referred to below immediately prior to giving effect to this Amendment (which, for the avoidance of doubt, constitute the Required Lenders) (each, in such capacity, an “Existing Lender”, and collectively, the “Existing Lenders”), each Upsizing Lender and TRUIST BANK, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrowers, the Existing Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of October 31, 2025 (as amended, restated, amended and restated, supplemented or modified from time to time, prior to the date hereof, the “Credit Agreement” and as modified by this Amendment, the “Amended Credit Agreement”);
WHEREAS, the Borrowers have requested that the Existing Lenders and the Administrative Agent agree to (i) permit the Upsizing Lenders to provide the Upsize Loan in an aggregate principal amount equal to $40,000,000, which, upon funding, shall increase the outstanding amount of the Term Loan and otherwise constitute the same Class, Type, tranche, and Term Loan as the Term Loan outstanding prior to the First Amendment Effective Date (as defined below) (the “Existing Term Loan”) and be fully fungible therewith in all respects, (ii) permit (x) the Parent Guarantor’s ownership interests in the Capital Stock of Everspan Holdings, LLC, a Delaware limited liability company (“Everspan”) and (y) certain securities accounts which the Parent Guarantor controls for the benefit of certain Loan Parties, in each case, to become part of the Collateral under (and as defined in) the Amended Parent Guaranty Agreement, (iii) permit the Borrowers to use the proceeds of the Upsize Loan funded on the First Amendment Effective Date to (x) pay the Specified Existing Put Obligation with respect to certain Capital Stock of Octave Specialty Limited (f/k/a Beat Capital Partners Limited), a private limited company incorporated in England and Wales with company number 1019882 (“Octave Specialty”) and (y) pay transaction costs and expenses arising in connection with the First Amendment Transactions (as defined below) (collectively, the “First Amendment Effective Date Distribution”; and, together with the execution, delivery and performance by the Loan Parties and the Parent Guarantor of this Amendment and the other Loan Documents executed in connection herewith, the establishment of the Upsize Commitment, the Borrowing of the Upsize Loan on the First Amendment Effective Date and payment of such First Amendment Effective Date Distribution, collectively, the “First Amendment Transactions”) and (iv) amend the Credit Agreement and certain other Loan Documents in connection with the foregoing; and

WHEREAS, subject to and upon the terms and conditions set forth herein, (i) the Upsizing Lenders are willing to lend the Upsize Loan and (ii) the Administrative Agent and the undersigned Existing Lenders (which, for the avoidance of doubt, constitute the Required Lenders) are willing to agree to amend the Credit Agreement and certain other Loan Documents in the manner set forth herein, which shall permit the First Amendment Transactions.
NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted by the parties, the parties hereto hereby agree as follows:
1.Defined Terms. Capitalized terms used herein without definition shall have the same meanings ascribed to such terms in the Amended Credit Agreement.
2.Amendments to Credit Agreement and Other Loan Documents. Subject to the effectiveness and the terms and conditions of this Amendment, including, without limitation, those set forth in Section 4 hereof, the Borrowers, the Guarantors, the Parent Guarantor, the Existing Lenders, the Administrative Agent, the Upsizing Lenders and any other parties party hereto agree as follows:
(a)    Credit Agreement. The Credit Agreement shall hereby be amended to delete the stricken text (in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Credit Agreement attached hereto as Annex A.
(b)    Schedules to Credit Agreement. Schedules II, 4.14, 4.16, 4.19 and 10.1 to the Credit Agreement are hereby amended and restated in their entirety by the Schedules II, 4.14, 4.16, 4.19 and 10.1 attached hereto as Annex B.
(c)    Parent Guaranty Agreement. That certain Parent Guaranty and Pledge Agreement dated as of October 31, 2025 (as amended, restated, amended and restated, supplemented or modified from time to time, prior to the date hereof, the “Parent Guaranty Agreement” and as modified by this Amendment, the “Amended Parent Guaranty Agreement”) shall hereby be amended to delete the stricken text (in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Parent Guaranty Agreement attached hereto as Annex C.
(d)    Schedules to Parent Guaranty Agreement. (i) Schedules 1 through 5 of the Parent Guaranty Agreement are hereby amended and restated in their entirety by the Schedules 1 through 5 attached hereto as Annex D and (ii) the Schedules to the Parent Guaranty Agreement are hereby amended by adding new Schedule 6 attached hereto as Annex D.
(e)    Guaranty and Security Agreement Schedules. Schedules 1 through 10 of the Guaranty and Security Agreement are hereby amended and restated in their entirety by the Schedules 1 through 10 attached hereto as Annex E.
(f)    Perfection Certificate. That certain Perfection Certificate and Diligence Questionnaire dated as of October 31, 2026 (as amended, restated, amended and restated, supplemented or modified from time to time, prior to the date hereof, the “Perfection Certificate” and as modified by this

Amendment, the “Amended Perfection Certificate”) shall hereby be amended to delete the stricken text (in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Perfection Certificate attached hereto as Annex F.
For the avoidance of doubt, all other Schedules and Exhibits to the Credit Agreement and the other Loan Documents shall remain as in effect without any amendment, supplement or other modification thereto.
3.Upsize to Term Loan. Subject to the terms and conditions set forth herein, on the date that all of the conditions precedent in Section 4 hereof are satisfied or waived in accordance with the terms hereof, the parties hereto agree as follows:
(a)Each Upsizing Lender severally commits to fund its share of the Upsize Loan to the Borrowers in a principal amount equal to the amount corresponding to such Upsizing Lender’s “Upsize Commitment” set forth on Schedule 1(a) attached hereto; provided, that the Upsize Commitments shall automatically terminate upon the making of the Upsize Loan on the First Amendment Effective Date.
(b)Immediately before giving effect to the Upsize Loan, the Borrowers acknowledge and agree that the aggregate outstanding principal balance of the Term Loans, and each Lender’s Pro Rata Share, is set forth on Schedule 1(b) attached hereto.
(c)Once funded, the Upsize Loan shall automatically constitute the same Class, Type, tranche, and Term Loan as the Existing Term Loan and shall be fully fungible with the Existing Term Loan in all respects so that the aggregate outstanding principal balance of the Term Loans, and each Lender’s Pro Rata Share thereof, after giving effect to the Upsize Loan shall be as set forth on Schedule 1(c) attached hereto. For the avoidance of doubt, the Upsize Loan shall have identical terms to the Existing Term Loan (other than as to the principal amount thereof and use of proceeds thereof) and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Existing Lenders holding Term Loans, of the Credit Agreement and the other Loan Documents.
(d)For the avoidance of doubt, the parties hereto acknowledge and agree that the Upsize Commitment and this Amendment shall have no effect on the Revolving Commitment of any Lender, which both before and after giving effect to the Upsize Commitment, shall remain identical to the Revolving Commitment set forth on Schedule 1(d) attached hereto.
The Administrative Agent and each Lender (including each Upsizing Lender), that executes and delivers this Amendment will, by the fact of such execution and delivery, be deemed to have consented to the terms of this Amendment, including the amendments to the Credit Agreement as set forth herein.
4.Condition Precedent to Effectiveness. This Amendment shall be effective on the date on which all of the following conditions precedent shall have been satisfied in a manner acceptable to the Administrative Agent (such date, the “First Amendment Effective Date”):
(a)The Administrative Agent and the Upsizing Lenders shall have received payment of all fees, expenses and other amounts due and payable on or prior to the First Amendment Effective Date, including, without limitation, (i) reimbursement or payment of all reasonable and documented out-of-

pocket expenses of the Administrative Agent, the Arranger, the Existing Lenders, the Upsizing Lenders and their Affiliates (including reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrowers hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Arranger and (ii) all fees set forth in the applicable Fee Letter.
(b)The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance reasonably satisfactory to the Administrative Agent:
(i)a counterpart of this Amendment duly executed and delivered by the Borrowers, the other Loan Parties, the Parent Guarantor, the Administrative Agent, the Upsizing Lenders and the Existing Lenders party hereto;
(ii)a counterpart of the First Amendment Fee Letter duly executed and delivered by the Administrative Agent and accepted and agreed to by the Borrowers;
(iii)UCC financing statements or amendments and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of Liens granted in the “Collateral” under (and as defined in) the Amended Parent Guaranty Agreement, as reasonably requested by the Administrative Agent in order to perfect such Liens;
(iv)supplements to each of the UK Security Documents, in each case duly executed by Cirrata UK and Cirrata V, as applicable;
(v)a certificate in form and substance satisfactory to the Administrative Agent, dated the First Amendment Effective Date and signed by a Responsible Officer of the Borrower Representative and the Parent Guarantor confirming that (A) no Default or Event of Default shall have occurred and be continuing or would result from the First Amendment Transactions, after giving effect thereto and (B) before and after giving effect to the funding of the Upsize Loan on the First Amendment Effective Date and the consummation of the First Amendment Transactions, the Parent Guarantor and its Subsidiaries are Solvent on a consolidated basis;
(vi)a duly executed Compliance Certificate containing calculations (in reasonable detail) to demonstrate pro forma compliance with the Consolidated Total Net Leverage Ratio set forth in Section 6.1 of the Credit Agreement, recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered under the Credit Agreement, calculated after giving effect to this Amendment and the funding of the Upsize Loan on the First Amendment Effective Date (assuming the aggregate amount of the Upsize Loan has been fully funded); provided that, for purposes of determining compliance, the maximum Consolidated Total Net Leverage Ratio shall be set at 3.70:1.00; and

(vii)a certificate (x) with respect to the U.S. Loan Parties and the Parent Guarantor, of a Responsible Officer of each U.S. Loan Party and the Parent Guarantor, (A) attaching (1) certified copies of its certificate of incorporation or formation, articles of organization or limited partnership, or other registered organizational documents, (2) copies of its bylaws, or partnership agreement or limited liability company agreement or comparable organizational documents, (3) the resolutions of its board of directors or other equivalent governing body, or comparable authorizations, authorizing the execution, delivery and performance of this Amendment (and the Upsize Loan to be made in connection herewith) and the other Loan Documents to which it is a party, including, with respect to the Parent Guarantor, the equity pledge of Everspan, and (4) certificates of good standing or existence, as may be available from the Secretary of State of its jurisdiction of organization and (B) certifying the name, title and true signature of each officer of such U.S. Loan Party and Parent Guarantor executing the Loan Documents to which it is a party and (y) with respect to each UK Loan Party, of a Director of each UK Loan Party, (A) attaching (1) a copy of its certificate of incorporation, (2) a copy of its of articles of association, (3) the resolutions of its board of directors and its shareholder(s), authorizing the execution, delivery and performance of this Amendment (and the Upsize Loan to be made in connection herewith) and the other Loan Documents to which it is a party and (4) a copy of the PSC particulars as filed at Companies House in respect of that UK Loan Party, in each case, certified by a Director of that UK Loan Party, as being in full force and effect without being amended, modified, superseded, revoked or rescinded, and certifying (B) the names and true signatures of the officers or directors of such Loan Party authorized to sign the Loan Documents to which it is a party and the other documents to be delivered hereunder and (C) that entering into and performing its obligations under this Amendment (and the Upsize Loan to be made in connection herewith) and the other Loan Documents to which it is a party would not cause any borrowing, guarantee, security or similar limit binding on the UK Loan Party to be exceeded, (D) that each original and each other copy document relating to such UK Loan Party and provided pursuant to this Amendment is correct, complete and in full force and effect and has not been amended or superseded, and (E) that (1) each Loan Party has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 (UK) from any company whose shares are the subject of the Collateral (a “Charged Company”); and (ii) no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006 (UK)) has been issued in respect of those shares; or (2) a certificate of an authorized signatory of each UK Loan Party certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006 (UK);
(viii)such opinions of counsel for the Loan Parties and Parent Guarantor (other than counsel for the Loan Parties and Parent Guarantor in respect of England & Wales) as the Administrative Agent may reasonably request and a legal opinion of counsel to the Administrative Agent in respect of England & Wales, in each case with respect to the Upsize Loan and the First Amendment Transactions;

(viii)    a duly executed Notice of Borrowing for the Upsize Loan Borrowing to be made on the First Amendment Effective Date, together with a report setting forth the sources and uses of the proceeds thereof, to the extent requested by the Administrative Agent;
(ix)    evidence that all material consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of any Loan Party and the Parent Guarantor in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents or any of the transactions contemplated hereby or thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing;
(x)    evidence that all conditions precedent to the First Amendment Effective Date Distribution have been satisfied (other than the payment of the Specified Existing Put Obligation with respect to certain Capital Stock of Octave Specialty, which such evidence shall be provided pursuant to Section 5 below);
(xi)    results of such lien searches as it requires with respect to the Parent Guarantor, the Loan Parties, Everspan and any other Person as may be reasonably requested by the Administrative Agent, indicating that there are no prior Liens on any of the Collateral other than Permitted Liens;
(xii)    at least three (3) days prior to the First Amendment Effective Date, all documentation and other information required by bank regulatory authorities or reasonably requested by the Administrative Agent or any Lender under or in respect of applicable “know your customer” and anti-money laundering legal requirements including the Patriot Act and, if a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower; and
(xiii)    any other diligence information and related documentation reasonably requested by the Administrative Agent in its sole discretion, in each case in form and detail acceptable to the Administrative Agent.
(c)    The representations and warranties set forth in Section 6 hereof and the representations and warranties set forth in the Amended Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof (and after giving effect to this Amendment) as though made on and as of such date except to the extent any such representations and warranties (i) are expressly limited to an earlier date, in which case, on and as of such date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date or (ii) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties shall be true and correct in all respects.

(d)    No Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date.Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Amendment shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed First Amendment Effective Date specifying its objection thereto.
5.Conditions Subsequent.
(a)No later than seven (7) Business Days following the First Amendment Effective Date (or such later date as the Administrative Agent may agree in writing in its sole discretion), the Borrower Representative shall deliver, or cause to be delivered, to the Administrative Agent (i) evidence that the proceeds of the Upsize Loan funded on the First Amendment Effective Date have been used to pay the Specified Existing Put Obligation with respect to certain Capital Stock of Octave Specialty, and (ii) an updated organizational chart reflecting the percentage of Capital Stock of Octave Specialty then owned by Cirrata UK, in each case, in form and substance reasonably acceptable to the Administrative Agent.
(b)No later than seven (7) Business Days following the First Amendment Effective Date (or such later date as the Administrative Agent may agree in writing in its sole discretion), Octave Specialty shall deliver, or caused to be delivered, to the Administrative Agent) Investment Account Control Agreements (as defined in the Amended Parent Guaranty Agreement) with respect to each Investment Account (as defined in the Amended Parent Guaranty Agreement) that is not maintained at Truist Bank, including but not limited to each account listed on Schedule 6 to the Amended Parent Guaranty Agreement.
(c)Notwithstanding anything contained in the Guaranty and Security Agreement to the contrary, no later than ten (10) Business Days following the First Amendment Effective Date (or such later date as the Administrative Agent may agree in writing in its sole discretion), the Borrower Representative shall deliver, or cause to be delivered to the Administrative Agent any stock certificates, transfer powers, Guaranty and Security Agreement Supplement, and other related documents required under Section 6.9 of the Guaranty and Security Agreement in order to evidence the pledge of such acquired Capital Stock of Octave Specialty to the Administrative Agent.
Notwithstanding anything to the contrary contained in the Amended Credit Agreement or the other Loan Documents, failure by the Borrowers to comply with the covenants set forth in this Section 5 shall result in an immediate Event of Default under the Amended Credit Agreement.
6.Representations and Warranties.
(a)Each Loan Party and the Parent Guarantor hereby represents and warrants as follows: (i) each Loan Party and the Parent Guarantor has all requisite power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment, the Amended Credit Agreement and the other Loan Documents to which it is a party, (ii) the execution and delivery by each Loan Party and the Parent Guarantor of this Amendment and the performance by each Loan Party and the Parent Guarantor of this Amendment, the Amended Credit Agreement and the Loan Documents to which it is a party are within such Loan Party’s and the Parent Guarantor’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action, (iii) this Amendment and each of the Loan Documents executed in connection herewith has been duly executed and delivered by each Loan Party and the Parent Guarantor, as applicable, and each of this Amendment, the Amended Credit Agreement, and the other Loan Documents to which it is a party constitutes a valid and binding obligation of each Loan Party and the Parent Guarantor, as applicable, enforceable against such Loan Party or the Parent Guarantor, as applicable, party thereto, in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally, by general principles of equity and in respect of the UK Loan Parties, the Legal Reservations and Perfection Requirements, and (iv) the execution and delivery by each Loan Party and the Parent Guarantor of this Amendment and each of the Loan Documents to which it is a party executed in connection herewith and the performance by each Loan Party and the Parent Guarantor of the Amended Credit Agreement and the other Loan Documents to which it is a party, (A) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for (I) filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, and (II) consent of any Governmental Authority required in connection with the exercise of remedies in the equity interests in Everspan, (B) will not violate any Requirement of Law applicable to any Borrower, any of its Subsidiaries or the Parent Guarantor or any judgment, order or ruling of any Governmental Authority, (C) will not violate or result in a default under any Material Agreement or give rise to a right thereunder to require any payment to be made by any Borrower, any of its Subsidiaries or the Parent Guarantor and (D) will not result in the creation or imposition of any Lien on any asset of any Borrower, any of its Subsidiaries or the Parent Guarantor, except Liens created under the Loan Documents.
(b)Each Loan Party and the Parent Guarantor hereby makes, repeats and reaffirms that all representations and warranties set forth in the Credit Agreement and the other Loan Documents made by such Loan Party or the Parent Guarantor, as applicable, are true and correct in all material respects on and as of the date hereof (and after giving effect to this Amendment) as though made on and as of such date except to the extent any such representations and warranties (i) are expressly limited to an earlier date, in which case, on and as of such date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date or (ii) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties shall be true and correct in all respects.
(c)Each Loan Party and the Parent Guarantor hereby represents and warrants that no Default or Event of Default has occurred and is continuing immediately before (or shall result immediately after) the effectiveness of this Amendment.
7.Ratification and Reaffirmation; Reference to and Effect on the Loan Documents.
(a)Each Loan Party and the Parent Guarantor hereby (i) acknowledges and agrees that it has received a copy of this Amendment and has reviewed the terms and conditions hereof and consents to the terms and conditions of this Amendment, (ii) reaffirms all of its Obligations under each Loan Document to which it is a party to and reaffirms the validity and enforceability of all of the Liens and security interests created by the Collateral Documents and (iii) acknowledges and agrees that this Amendment shall not in any way affect the validity and enforceability of any Loan Document to which it is a party, or reduce, impair or discharge the obligations of the Borrowers or any other Loan Party or the Parent Guarantor or the Collateral granted to the Administrative Agent and/or the Lenders thereunder. All of the Obligations incurred under the Credit Agreement shall, to the extent outstanding on the First Amendment Effective Date, continue to be outstanding under the Amended Credit Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Amendment, and this Amendment is not intended to and shall not constitute a substitution, a novation or an accord and satisfaction of such Obligations. This Amendment shall not release, limit nor impair in any way (i) any guarantee provided under the Guaranty and Security Agreement, the Parent Guaranty Agreement or any other Loan Document or (ii) any security interests or liens (or the priority thereof) held by the Administrative Agent for the benefit of any Lender against any assets of any Loan Party or the Parent Guarantor arising under any Collateral Document or any other Loan Document.
(b)Except as expressly amended hereby, each and every term, condition, obligation, covenant and agreement in the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Neither any Loan Party nor the Parent Guarantor has any knowledge of any challenge to the Administrative Agent’s or any Lender’s claims arising under the Loan Documents or the effectiveness of the Loan Documents. Nothing in this Amendment is intended (or shall be construed) to constitute (i) the consent of the Administrative Agent or any Lender to any other provision or transaction other than as expressly set forth herein or (ii) a waiver by Administrative Agent or any Lender of any Default or Event of Default. The Lenders’ agreement to the terms of this Amendment or any other amendment of the Credit Agreement or any other Loan Document shall not be deemed to establish or create a custom or course of dealing between the Borrowers, any other Loan Party, the Parent Guarantor, the Lenders, or any of them.
(c)Upon the First Amendment Effective Date, each reference in the Credit Agreement or the other Loan Documents to “this Amendment”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement or the other Loan Documents amended, modified or supplemented hereby, in each case, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement and shall refer to the other Loan Documents as amended, modified or supplemented hereby. This Amendment shall constitute a Loan Document.
[***]
8.Further Assurances. Each Loan Party agrees to take all further actions and execute such other documents and instruments as the Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Amendment, the Loan Documents and all other agreements executed and delivered in connection herewith.
9.Counterparts; Headings. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all counterparts, taken together, shall constitute but one and the same document. Delivery of an executed counterpart to this Amendment by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof. Headings and captions used in this Amendment are included for convenience of reference only and shall not be given any substantive effect.
10.Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
11.Governing Law. This Amendment shall be construed in accordance with and be governed by the Law (without giving effect to the conflict of law principles thereof) of the State of New York.
12.Amendments and Waivers. No amendment or waiver of any provision of this Amendment, and no consent to any departure by the Loan Parties therefrom, shall be effective unless in writing signed by each of the parties hereto, and each such waiver, amendment or consent shall be effective only in the specific instance and for the specific purpose for which given.
13.Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

OCTAVE PARTNERS LLC

By:	/s/ David Trick
Name:	David Trick
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

CIRRATA V LLC

By:	/s/ David Trick
Name:	David Trick
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

CIRRATA V UK LIMITED

By:	/s/ David Trick
Name:	David Trick
Title:	Director

CIRRATA VI LLC

By:	OCTAVE PARTNERS LLC, its
Managing Member

By:	/s/ David Trick
Name:	David Trick
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

ARMADACORP CAPITAL, LLC

By:	/s/ Ed Walker
Name:	Ed Walker
Title:	President

ARMADACARE, LLC

By:	/s/ Ed Walker
Name:	Ed Walker
Title:	President

ARMADA ADMINISTRATORS LLC

By:	/s/ Ed Walker
Name:	Ed Walker
Title:	President

GUARANTORS

CIRRATA IV, LLC

By:	OCTAVE PARTNERS LLC, its Sole Member

By:	/s/ David Trick
Name:	David Trick
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

CIRRATA PARTNERS INSURANCE AGENCY LLC

By:	/s/ David Trick
Name:	David Trick
Title:	President, Chief Financial Officer
and Treasurer

PARENT GUARANTOR

OCTAVE SPECIALTY GROUP, INC.

By:	/s/ David Trick
Name:	David Trick
Title:	Executive Vice President, Chief Financial
Officer and Treasurer

ADMINISTRATIVE AGENT
AND LENDERS:    TRUIST BANK,
    as the Administrative Agent, the Issuing Bank,
the Swingline Lender, an Existing Lender and an Upsizing Lender

By:	/s/ David Fournier
Name:	David Fournier
Title:	Managing Director

Schedule 1
(a)Upsize Commitment:

Upsizing Lender	Upsize Commitment	UK DTTP number
Truist Bank	$40,000,000.00	13/T/357522/DTTP USA
Total:	$40,000,000.00
(b)Outstanding Term Loans before funding the Upsize Loan:

Term Lender	Outstanding Term Loans	Pro Rata Share	UK DTTP number
Truist Bank	$99,375,000.00	100.00%	13/T/357522/DTTP USA
Total:	$99,375,000.00	100.00%
(c)Outstanding Term Loans after funding the Upsize Loan (which shall constitute a part of the Term Loans):

Term Lender	Outstanding Term Loans	Pro Rata Share	UK DTTP number
Truist Bank	$139,375,000	100.00%	13/T/357522/DTTP USA
Total:	$139,375,000	100.00%
(d)Revolving Commitments (both immediately before and after the funding of the Upsize Loan, which shall have no effect on the Revolving Commitments):

Lender	Revolving Commitment	UK DTTP number
Truist Bank	$20,000,000	13/T/357522/DTTP USA
Total:	$20,000,000

Annex A
Amended Credit Agreement
See attached.

Annex B
Amended Schedules to Credit Agreement
See attached.

Annex C
Amended Parent Guaranty Agreement
See attached.

Annex D
Amended Schedules to Parent Guaranty Agreement
See attached.

Annex E
Amended Schedules to Guaranty and Security Agreement
See attached.

Annex F
Amended Perfection Certificate
See attached.

Execution Version

ANNEX A
**Conformed through the First Amendment to Credit Agreement and Other Loan Documents dated April 1,
2026

CREDIT AGREEMENT

dated as of October 31, 2025 among
~~CIRRATA GROUP~~OCTAVE PARTNERS LLC,
as the Borrower Representative and a Borrower,

THE OTHER BORROWERS FROM TIME TO TIME PARTY HERETO, THE LENDERS FROM TIME TO TIME PARTY HERETO
TRUIST BANK,
as Administrative Agent

TRUIST SECURITIES, INC.,
as Lead Arranger and Bookrunner

Page
ARTICLE I
DEFINITIONS; CONSTRUCTION    1
Section 1.1. Definitions    1
Section 1.2. Classifications of Loans and Borrowings    ~~48~~49 Section 1.3. Accounting Terms and Determination    ~~48~~49 Section 1.4. Terms Generally    ~~48~~50
Section 1.5. Divisions    ~~49~~50
Section 1.6. Rates    ~~49~~51 Section 1.7. Times of Day    ~~50~~51 Section 1.8. Letter of Credit Amounts    ~~50~~51
ARTICLE II
AMOUNT AND TERMS OF THE COMMITMENTS    ~~50~~51
Section 2.1. General Description of Facilities    ~~50~~51 Section 2.2. Revolving Loans    ~~50~~52 Section 2.3. Procedure for Revolving Borrowings    ~~50~~52 Section 2.4. Swingline Commitment    ~~51~~52 Section 2.5. Term Loan Commitments    ~~52~~54 Section 2.6. Funding of Borrowings    ~~52~~54 Section 2.7. Interest Elections    ~~53~~55 Section 2.8. Optional Reduction and Termination of Commitments    ~~54~~56 Section 2.9. Repayment of Loans    ~~54~~56 Section 2.10. Evidence of Indebtedness    ~~55~~57 Section 2.11. Optional Prepayments    ~~55~~57 Section 2.12. Mandatory Prepayments    ~~56~~58 Section 2.13. Interest on Loans    ~~57~~59

Section 2.14. Fees    ~~58~~60 Section 2.15. Computation of Interest and Fees    ~~58~~61 Section 2.16. Inability to Determine Interest Rates; Benchmark Replacement
Setting    ~~59~~61
Section 2.17. Illegality    ~~61~~63 Section 2.18. Increased Costs    ~~61~~63 Section 2.19. Funding Indemnity    ~~62~~64 Section 2.20. Taxes    ~~62~~65 Section 2.21. Payments Generally; Pro Rata Treatment; Sharing of Set-offs    ~~68~~71 Section 2.22. Letters of Credit    ~~70~~72 Section 2.23. Increase of Commitments; Additional Lenders    ~~76~~78 Section 2.24. Mitigation of Obligations    ~~80~~82 Section 2.25. Replacement of Lenders    ~~80~~82 Section 2.26. Defaulting Lenders    ~~80~~83
ARTICLE III
CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT    ~~83~~86
Section 3.1.    Conditions to Effectiveness    ~~84~~86

i
LEGAL/51003324v9

Page

Section 3.2.    Conditions to Each Credit Event    ~~88~~91 Section 3.3.    Delivery of Documents    ~~89~~91
ARTICLE IV
REPRESENTATIONS AND WARRANTIES    ~~89~~91
Section 4.1. Existence; Power    ~~89~~91 Section 4.2. Organizational Power; Authorization; Enforceability    ~~89~~92 Section 4.3. Governmental Approvals; No Conflicts    ~~89~~92 Section 4.4. Financial Statements    ~~90~~92 Section 4.5. Litigation and Environmental Matters    ~~90~~93 Section 4.6. Compliance with Laws and Agreements    ~~91~~93 Section 4.7. Investment Company Act.    ~~91~~93 Section 4.8. Taxes    ~~91~~93 Section 4.9. Margin Regulations    ~~91~~93 Section 4.10. Pension    ~~91~~93 Section 4.11. Ownership of Property; Insurance    ~~92~~95 Section 4.12. Disclosure    ~~93~~95 Section 4.13. Labor Relations    ~~93~~96 Section 4.14. Subsidiaries    ~~93~~96
Section 4.15. Solvency    ~~94~~96
Section 4.16. Deposit and Disbursement Accounts    ~~94~~96 Section 4.17. Collateral Documents    ~~94~~96 Section 4.18. Subordination of Specified Put Obligations    ~~95~~98 Section 4.19. Material Agreements    ~~96~~98

2

Section 4.20. Sanctions and Anti-Corruption Laws    ~~96~~98 Section 4.21. Affected Financial Institutions    ~~96~~98 Section 4.22. Outbound Investment Rules    ~~96~~98 Section 4.23. Intellectual Property    ~~96~~99 Section 4.24. Centre of Main Interests and Establishments    ~~96~~99
ARTICLE V
AFFIRMATIVE COVENANTS    ~~97~~99
Section 5.1. Financial Statements and Other Information            ~~97~~99 Section 5.2. Notices of Material Events        ~~99~~102 Section 5.3. Existence; Conduct of Business    ~~101~~103 Section 5.4. Compliance with Laws.    ~~101~~103 Section 5.5. Payment of Obligations    ~~101~~103 Section 5.6. Books and Records    ~~101~~104 Section 5.7. Visitation and Inspection.    ~~101~~104 Section 5.8. Maintenance of Properties; Insurance    ~~101~~104 Section 5.9. Use of Proceeds; Margin Regulations    ~~102~~104 Section 5.10. Casualty and Condemnation    ~~102~~105 Section 5.11. Cash Management    ~~102~~105 Section 5.12. Additional Loan Parties and Collateral    ~~103~~105 Section 5.13. Additional Real Estate    ~~104~~106 Section 5.14. Further Assurances    ~~104~~106 Section 5.15. Less than Wholly-Owned Subsidiary Distributions    ~~104~~107

3

Page

Section 5.16. Intellectual Property    ~~104~~107
Section 5.17. Additional Beneficial Ownership Certifications; Know Your
Customer    ~~104~~107 Section 5.18. Certain Post-Closing Obligations    ~~105~~108 Section 5.19. People with Significant Control Regime    ~~105~~108 Section 5.20. UK Pension    ~~105~~108 Section 5.21. Centre of Main Interest    ~~106~~109
ARTICLE VI
FINANCIAL COVENANTS    ~~106~~109
Section 6.1.    Consolidated Total Net Leverage Ratio    ~~106~~109 Section 6.2.    Consolidated Fixed Charge Coverage Ratio    ~~106~~109
ARTICLE VII
NEGATIVE COVENANTS    ~~106~~109
Section 7.1. Indebtedness and Preferred Capital Stock.    ~~106~~109 Section 7.2. Liens; Negative Pledge    ~~108~~111 Section 7.3. Fundamental Changes    ~~109~~112 Section 7.4. Investments, Loans.    ~~110~~113 Section 7.5. Restricted Payments    ~~111~~114 Section 7.6. Sale of Assets    ~~113~~115 Section 7.7. Transactions with Affiliates    ~~114~~117 Section 7.8. Restrictive Agreements    ~~114~~117 Section 7.9. Sale and Leaseback Transactions    ~~115~~117 Section 7.10. Hedging Transactions    ~~115~~118 Section 7.11. Amendment to Material Documents    ~~115~~118

4

Section 7.12. [Reserved]    ~~115~~118 Section 7.13. Accounting Changes    ~~115~~118 Section 7.14. Sanctions and Anti-Corruption Laws    ~~115~~118 Section 7.15. Outbound Investment Rules    ~~116~~119
ARTICLE VIII
EVENTS OF DEFAULT    ~~116~~119
Section 8.1.    Events of Default    ~~116~~119 Section 8.2.    Application of Proceeds from Collateral    ~~119~~122
ARTICLE IX
THE ADMINISTRATIVE AGENT    ~~120~~124
Section 9.1. Appointment of the Administrative Agent    ~~120~~124 Section 9.2. Nature of Duties of the Administrative Agent    ~~121~~124 Section 9.3. Lack of Reliance on the Administrative Agent    ~~122~~125 Section 9.4. Certain Rights of the Administrative Agent    ~~123~~126 Section 9.5. Reliance by the Administrative Agent    ~~123~~126

5

Page

Section 9.6. The Administrative Agent in its Individual Capacity    ~~123~~126 Section 9.7. Successor Administrative Agent    ~~123~~126 Section 9.8. Withholding Tax    ~~124~~127 Section 9.9. The Administrative Agent May File Proofs of Claim    ~~124~~128 Section 9.10. Authorization to Execute Other Loan Documents    ~~125~~128 Section 9.11. Collateral and Guaranty Matters    ~~125~~129 Section 9.12. [Reserved]    ~~126~~129 Section 9.13. Right to Realize on Collateral and Enforce Guarantee    ~~126~~129 Section 9.14. Secured Bank Product Obligations and Hedging Obligations    ~~126~~130 Section 9.15. Erroneous Payments    ~~126~~130
ARTICLE X
MISCELLANEOUS    ~~130~~134
Section 10.1. Notices     ~~130~~134 Section 10.2. Waiver; Amendments     ~~133~~136 Section 10.3. Expenses; Indemnification     ~~135~~139 Section 10.4. Successors and Assigns     ~~136~~140 Section 10.5. Governing Law; Jurisdiction; Consent to Service of Process     ~~140~~144 Section 10.6. WAIVER OF JURY TRIAL    ~~141~~145
Section 10.7. Right of Set-off    ~~141~~145 Section 10.8. Counterparts; Integration    ~~142~~146 Section 10.9. Survival    ~~142~~146
Section 10.10. Severability    ~~142~~146

6

Section 10.11. Confidentiality    ~~143~~146 Section 10.12. Interest Rate Limitation    ~~143~~147 Section 10.13. Waiver of Effect of Corporate Seal    ~~144~~147 Section 10.14. Patriot Act and Beneficial Ownership Regulation    ~~144~~148 Section 10.15. No Advisory or Fiduciary Responsibility    ~~144~~148 Section 10.16. Electronic Signatures    ~~144~~148 Section 10.17. Acknowledgment and Consent to Bail-In of Affected Financial
Institutions    ~~145~~149 Section 10.18. Certain ERISA Matters    ~~145~~149 Section 10.19. Acknowledgment Regarding any Supported QFCs    ~~146~~150 Section 10.20. Joint and Several Obligations    ~~147~~151 Section 10.21. Wire Transfer Disbursements    ~~148~~152

7

Schedules
Schedule I    -     Applicable Margin and Applicable Percentage Schedule II    -    Commitment and Loan Amounts
Schedule III    -    Excluded Subsidiaries
Schedule IV    -    Specified Existing Put Obligations
Schedule 4.4    -    Litigation
Schedule 4.5    -    Environmental Matters
Schedule 4.6    -    Compliance with Laws and Agreements Schedule 4.8    -    Taxes
Schedule 4.14    -    Subsidiaries
Schedule 4.16    -    Deposit and Disbursement Accounts Schedule 4.19    -    Material Agreements
Schedule 5.18    -    Post-Closing Obligations Schedule 7.1    -    Existing Indebtedness
Schedule 7.2    -    Existing Liens
Schedule 7.4    -    Existing Investments Schedule 10.1    -    Address for Notices
Exhibits
Exhibit A    -    Form of Assignment and Acceptance
Exhibit B    -    Form of Compliance Certificate
Exhibit C    -    Form of Notice of Revolving Borrowing
Exhibit D    -     Form of Notice of Swingline Borrowing Exhibit E    -     Form of Notice of Conversion/Continuation Exhibits F-1 – F-4    -    Form of Tax Certificates
Exhibit G    -    Form of Specified Put Obligation Subordination Agreement

i

CREDIT AGREEMENT
This CREDIT AGREEMENT (this “Agreement”) is made and entered into as of October 31, 2025 as amended by the First Amendment, dated as of April 1, 2026, by and among ~~CIRRATA GROUP~~OCTAVE PARTNERS LLC (f/k/a Cirrata Group LLC), a Delaware limited liability company (the “Borrower Representative”), CIRRATA V LLC, a Delaware limited liability company (“Cirrata V”), CIRRATA V UK LIMITED, a private limited company incorporated in England and Wales with company number 15854655 (“Cirrata UK”), CIRRATA VI, LLC, a Delaware limited liability company (“Cirrata VI”; together with the Borrower Representative, Cirrata V and Cirrata UK, collectively, jointly and severally, the “Initial Borrower”), ARMADACORP CAPITAL, LLC, a Maryland limited liability company (“ArmadaCorp”), ARMADACARE, LLC, a Maryland limited liability company (“ArmadaCare”), ARMADA ADMINISTRATORS LLC, a Maryland limited liability company (“Armada Administrators”; together ArmadaCorp and ArmadaCare, collectively, jointly and severally, the “Target”; and, upon consummation of the Closing Date Acquisition, the Target, together with the Initial Borrower, each, a “Borrower” and collectively, jointly and severally, the “Borrowers”), the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), and TRUIST BANK, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as the Issuing Bank and as the Swingline Lender.
W I T N E S S E T H:
WHEREAS, the Borrowers have requested that the Lenders and the Issuing Bank extend credit to the Borrowers, in the form of a revolving credit facility (including letter of credit and swingline subfacilities) and a term loan; ~~and~~
WHEREAS, pursuant to the First Amendment, the Upsizing Lenders have agreed to fund the Upsize Loan in an aggregate principal amount equal to $40,000,000 on the First Amendment Effective Date, which shall cause the total aggregate principal amount of the outstanding Term Loans (immediately after the funding of the Upsize Loan) to be $139,375,000 (it being understood and agreed that the Closing Date Term Loan funded on the Closing Date and the Upsize Loan funded on the First Amendment Effective Date shall be fungible and constitute one Class of Loan immediately and automatically upon the funding of the Upsize Loan); and
WHEREAS, as of the First Amendment Effective Date, subject to the terms and conditions of the First Amendment and this Agreement, the Lenders, the Issuing Bank and the Swingline Lender, to the extent of their respective Commitments as defined herein, are willing ~~severally to establish~~

~~the requested~~to continue to provide the revolving credit facility, letter of credit subfacility and swingline subfacility in favor of, and severally to make ~~a term loan~~the Upsize Loans to, the Borrowers.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrowers, the Lenders, the Administrative Agent, the Issuing Bank and the Swingline Lender hereby agree as follows:
ARTICLE I DEFINITIONS; CONSTRUCTION

Section 1.1.    Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified:

1

“Acquisition” shall mean (a) any Investment by any Borrower or any of its Subsidiaries in any other Person, pursuant to which such Person shall become a Subsidiary of such Borrower or any of its Subsidiaries or shall be merged with such Borrower or any of its Subsidiaries or (b) any acquisition by any Borrower or any of its Subsidiaries of the assets of any Person (other than a Subsidiary of any Borrower) that constitute all or substantially all of the assets of such Person or a division or business unit of such Person, whether through purchase, exercise of an option to purchase, merger or other business combination or transaction. With respect to a determination of the amount of an Acquisition, such amount shall include all consideration (including any deferred payments or other contingent consideration) set forth in the applicable agreements governing such Acquisition as well as the assumption of any Indebtedness in connection therewith.
“Additional Lender” shall have the meaning set forth in Section 2.23.
“Administrative Agent” shall mean Truist Bank, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by or otherwise acceptable to the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the specified Person. For the purposes of this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by control or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. On the Closing Date, the Aggregate Revolving Commitment Amount is $20,000,000.
“Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding.
“Agreement” shall have the meaning set forth in the introductory paragraph hereof. “Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Borrowers and/or their Subsidiaries concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.
“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower Representative as the office by which its Loans of such Type are to be made and maintained.
“Applicable Margin” shall mean, as of any date, (a) with respect to all Loans (including all Term Loans and all Revolving Loans) outstanding on such date, the percentage per annum determined

2

by reference to the applicable Consolidated Total Net Leverage Ratio in effect on such date as set forth on Schedule I; provided that a change in the Applicable Margin resulting from a change in the Consolidated Total Net Leverage Ratio shall be effective on the second Business Day after which the Borrower Representative delivers each of the financial statements required by Sections 5.1(a) and 5.1(b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time the Borrower Representative shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level I as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Closing Date until the date by which the financial statements and Compliance Certificate are required to be delivered for the Fiscal Quarter in which the Closing Date occurs shall be at Level I as set forth on Schedule I. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower Representative shall immediately deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the pricing grid set forth on Schedule I for such period and
(iii) the Borrowers shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest and fees owing as a result of such Accurate Applicable Margin for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.
“Applicable Percentage” shall mean, as of any date, with respect to the Commitment Fee as of such date, the percentage per annum determined by reference to the Consolidated Total Net Leverage Ratio in effect on such date as set forth on Schedule I; provided that a change in the Applicable Percentage resulting from a change in the Consolidated Total Net Leverage Ratio shall be effective on the second Business Day after which the Borrower Representative delivers each of the financial statements required by Sections 5.1(a) and 5.1(b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time the Borrower Representative shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Percentage shall be at Level I as set forth on Schedule I until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage for the Commitment Fee from the Closing Date until the date by which the financial statements and Compliance Certificate are required to be delivered for the Fiscal Quarter in which the Closing Date occurs shall be at Level I as set forth on Schedule I. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage based upon the pricing grid set forth on Schedule I (the “Accurate Applicable Percentage”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower Representative shall immediately deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Percentage shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Percentage shall be reset to the Accurate Applicable Percentage based upon the pricing grid set forth on Schedule I for such period and (iii) the Borrowers shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional Commitment Fee owing as a result of such Accurate Applicable Percentage for such

3

period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.
“Approved Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Armada Administrators” shall have the meaning set forth in the introductory paragraph

4

hereof.

bookrunner.

“ArmadaCare” shall have the meaning set forth in the introductory paragraph hereof. “ArmadaCorp” shall have the meaning set forth in the introductory paragraph hereof. “Arranger” shall mean Truist Securities, Inc., in its capacity as sole lead arranger and
“Asset Sale” shall mean any Disposition by any Borrower or any of its Subsidiaries of
property pursuant to Section 7.6(a), 7.6(b), 7.6(k) or 7.6(q).
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.
“Availability Period” shall mean the period from (and including) the Closing Date to (but excluding) the Revolving Commitment Termination Date.
“Available Incremental Amount” shall have the meaning set forth in Section 2.23(a)(i). “Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such
Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.16(e).
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound

5

or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products.
“Bank Product Provider” shall mean any Person that, at the time it provides any Bank Product to any Loan Party, (i) is a Lender or an Affiliate of a Lender and (ii) except when the Bank Product Provider is Truist Bank and its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged by the Borrower Representative of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time. In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider. No Bank Product Amount may be established at any time that a Default or Event of Default exists.
“Bank Products” shall mean any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.
“Base Rate” shall mean for any day, the highest of (i) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time (the “Prime Rate”), (ii) the Federal Funds Rate, as in effect from time to time, plus 0.50% per annum, (iii) Term SOFR for a one (1) month tenor in effect on such day, plus 1.00% and (iv) zero percent (0%). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or Term SOFR will be effective as of the date of such change in the Prime Rate, the Federal Funds Rate, or Term SOFR, respectively. The Administrative Agent, the Lenders and the Issuing Bank may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate.
“Base Rate Borrowing” shall mean a Borrowing that bears interest at a rate based on the

6

Base Rate.

“Base Rate Loan” shall mean a Loan that bears interest at a rate based on the Base Rate. “Base Rate Term SOFR Determination Day” shall have the meaning set forth the definition of “Term SOFR”.
~~“Beat Capital” shall mean Beat Capital Partners Limited, a private limited company incorporated in England and Wales with company number 10198821 and having its registered office~~

7

~~address at The Hallmark Building, 2nd Floor, 52-56 Leadenhall Street, London, England, EC3A 2BJ. As of the Closing Date, Beat Capital is a less than wholly-owned Subsidiary of Cirrata UK.~~
“Beat Subsidiary” shall mean each Subsidiary of ~~Beat Capital~~Octave Specialty. “Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a
Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.16(b).
“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)Daily Simple SOFR; and
(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earlier to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

8

(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

9

“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or
(c)any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” and “Borrowers” shall have the meaning set forth in the introductory paragraph hereof.
“Borrower Representative” shall have the meaning set forth in the introductory paragraph hereof.
“Borrowing” shall mean a borrowing of Revolving Loans, Swingline Loans or the Term Loan, as the context may require.
“Business Day” shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York or London, United Kingdom are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a SOFR Loan, a determination of Term SOFR or a notice with respect to any of the foregoing, any day that is also a U.S. Government Securities Business Day.
“Capital Expenditures” shall mean, for any period, without duplication, (i) the additions to property, plant and equipment and other capital expenditures of the Borrowers and their Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrowers for such period prepared in accordance with GAAP and (ii) Capital Lease Obligations incurred by the Borrowers and their Subsidiaries during such period, excluding any expenditure to the extent such expenditure is part of the aggregate amounts payable in connection with, or other consideration for, any Permitted Acquisition consummated during or prior to such period.
“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as a Capitalized Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (subject to the provisions of Section 1.3).
“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of

10

the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).
“Capitalized Lease” shall mean, for any Person, each lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (subject to the provisions of Section 1.3).
“Cash Collateralize” shall mean, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank or Swingline Lender (as applicable) and the Lenders, as collateral for LC Exposure, Obligations in respect of Swingline Loans, or obligations of

11

Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Bank or Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Bank or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“CFC Holdco” shall mean a Subsidiary that has no material assets other than (i) the Capital Stock and Indebtedness, if any, of one or more Subsidiaries that are CFCs or (ii) the Capital Stock and Indebtedness, if any, of one or more Subsidiaries that hold no material assets other than the assets described in the immediately preceding clause (i).
“Change in Control” shall mean the occurrence of one or more of the following events:
(i)the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the Closing Date) of (A) 35% or more of the outstanding shares of the voting Capital Stock of the Parent Guarantor or (B) the power (whether or not exercised) to elect a majority of the members of the board of directors of the Parent Guarantor;
(ii)the Parent Guarantor ceases to own and control 100% of the Capital Stock of the Borrower Representative;
(iii)(A) the Borrower Representative ceases to own and control 100% of the Capital Stock of Cirrata V and Cirrata VI; (B) Cirrata V ceases to own and control 100% of the Capital Stock of Cirrata UK; (C) the Borrower Representative and Cirrata VI ~~ceases~~collectively cease to own and control 100% of the Capital Stock of ArmadaCorp; and (D) ArmadaCorp ceases to own and control 100% of the Capital Stock of ArmadaCare and Armada Administrators;
(iv)the Borrowers cease to own, directly or indirectly, and control 100% of the Capital Stock of the Subsidiary Loan Parties;
(v)the Borrowers cease to own, directly or indirectly, and control at least 51% of the Capital Stock of the less than-wholly owned Subsidiaries; or
(vi)during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent Guarantor ceases to be composed of individuals who are Continuing Directors.
“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty, or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer

12

Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or Basel IV, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.
“Cirrata UK” shall have the meaning set forth in the introductory paragraph hereof. “Cirrata V” shall have the meaning set forth in the introductory paragraph hereof. “Cirrata VI” shall have the meaning set forth in the introductory paragraph hereof. “Cirrata Partners” shall mean Cirrata Partners Insurance Agency LLC, a Delaware limited liability company. As of the Closing Date, Cirrata Partners ~~is~~was a wholly-owned Subsidiary of the Borrower Representative, and as of the First Amendment Effective Date, Cirrata Partners remains a wholly-owned Subsidiary of the Borrower Representative.
“Class”, when used in reference to any Loan or Borrowing, shall mean whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, an Incremental Term Loan or the Term Loan and when used in reference to any Commitment, shall mean whether such Commitment is a Revolving Commitment, a Swingline Commitment, an Incremental Commitment ~~or~~, a Closing Date Term Loan Commitment or an Upsize Commitment. Incremental Term Loans that have different terms and conditions from those of other Classes (together with the Incremental Commitments in respect thereof) shall be construed to be in different Classes.
“Closing Date” shall mean ~~the date on which the conditions precedent set forth in Sections 3.1 and 3.2 have been satisfied or waived in accordance with Section 10.2~~October 31, 2025.
“Closing Date Acquisition” shall mean the purchase by Cirrata VI of 100% of the Capital Stock of the Target from the Seller pursuant to the terms of the Closing Date Acquisition Agreement.
“Closing Date Acquisition Agreement” shall mean that certain Membership Interest Purchase Agreement, dated as of September 29, 2025, by and among Cirrata VI, the Parent Guarantor, the Seller and the Seller Parent.
“Closing Date Acquisition Documents” shall mean, collectively, the Closing Date Acquisition Agreement, the Transaction Agreements (as defined in the Closing Date Acquisition Agreement), and each other document, instrument, certificate and agreement executed and delivered in connection therewith.
“Closing Date Acquisition Indemnity Payment” shall mean any cash received by any Borrower or any of their Subsidiaries in respect of indemnity payments received in connection with the Closing Date Acquisition Agreement.
“Closing Date Equity Contribution” shall mean, prior to or substantially contemporaneously with the closing of the Closing Date Acquisition on the Closing Date, (i) the

13

contribution by the Parent Guarantor in cash representing at least 52% of the total purchase price of the Closing Date Acquisition to the Borrower Representative for common Capital Stock of the Borrower Representative, and (ii) the further contribution of all such Net Cash Proceeds by the Borrower Representative to Cirrata VI, which shall be applied toward the purchase price of the Closing Date Acquisition.
“Closing Date Equity Documents” shall mean, collectively, (i) that certain Contribution Agreement, dated as of October 30, 2025, by and among the Parent Guarantor, the Borrower

14

Representative, and Cirrata VI, and (ii) all other material documents relating to the Closing Date Equity Contribution.
“Closing Date Fee Letter” shall mean that certain Fee Letter, dated as of September 29, 2025 executed by Truist Securities, Inc. and Truist Bank and accepted by the Initial Borrower.
“Closing Date R&W Insurance Policy” means each of (i) the representations and warranties insurance policy number RTR25RW637973 to be issued through Ryan Transactional Risk to Cirrata VI and the other additional insureds named therein in connection with the Closing Date Acquisition and (ii) the representations and warranties insurance policy number PMA5708225AA to be issued through Mosaic America Insurance Services LLC to Cirrata VI and the other additional insureds named therein in connection with the Closing Date Acquisition.
“Closing Date Term Loan” shall mean the term loans made by a Lender to the Borrowers pursuant to Section 2.5(a) and funded on the Closing Date.
“Closing Date Term Loan Commitments” shall mean, with respect to each Lender, as of the Closing Date, the principal amount set forth with respect to such Lender on Schedule II, which such Lender funded as a Closing Date Term Loan as of the Closing Date. For the avoidance of doubt, no Closing Date Term Loan Commitments remain in effect as of the First Amendment Effective Date.
“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.
“Collateral” shall mean all property and assets    of any Loan Party, now owned or
hereafter acquired, upon which a Lien in favor of the Administrative Agent is created or purported to be created pursuant to the Collateral Documents.
“Collateral Assignment of Closing Date R&W Insurance Policy” shall mean, collectively, (i) the agreement executed by Mosaic Americas Insurance Services LLC, as the underwriting representative, Cirrata VI and the Administrative Agent and (ii) the agreement executed by Ryan Transactional Risk, as claim representative, Cirrata VI and the Administrative Agent, in each case, under and pursuant to which Cirrata VI collaterally assigns in favor of the Administrative Agent all of its rights and remedies with respect to the applicable Closing Date R&W Insurance Policy and all proceeds thereof.
“Collateral Documents” shall mean, collectively, the Guaranty and Security Agreement, the Parent Guaranty Agreement, the UK Security Documents, any Mortgages, the Control Account Agreements, the Collateral Assignment of Closing Date R&W Insurance Policy, the Perfection Certificate, all Copyright Security Agreements, all Patent Security Agreements, all Trademark Security Agreements and all other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing

15

statements, fixture filings and stock powers, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party or Parent Guarantor to the Administrative Agent and the Lenders in connection with the foregoing.
“Commitment” shall mean a Revolving Commitment, a Swingline Commitment ~~or~~, a Term Loan Commitment, an Upsize Commitment, an Incremental Commitment or any combination thereof (as the context shall permit or require).
“Commitment Fee” shall have the meaning set forth in Section 2.14(b).

16

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended and in effect from time to time, and any successor statute.
“Compliance Certificate” shall mean a certificate from the chief executive officer or the chief financial officer of the Borrower Representative and the chief financial officer of the Parent Guarantor in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit B.
“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.19 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” shall mean, for the Borrowers and their Subsidiaries for any period, an amount equal to the sum of:
(i)Consolidated Net Income for such period; plus
(ii)to the extent deducted in determining Consolidated Net Income for such period (other than with respect to clauses (F) and (H) below) and to the extent not excluded from Consolidated Net Income pursuant to the definition thereof, and without duplication, amounts for:
(A)Consolidated Interest Expense;
(B)income tax expense determined on a consolidated basis in accordance with
GAAP;
(C)depreciation and amortization determined on a consolidated basis in accordance with GAAP;
(D)unrealized losses in respect of currency exchange and all other non-cash charges expenses, losses, or other items determined on a consolidated basis in accordance with GAAP (other than (x) any write downs of accounts receivable and (y)

17

that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future

18

period), in each case reasonably acceptable to the Administrative Agent and determined on a consolidated basis in accordance with GAAP for such period;
(E)(1) transaction costs and expenses arising in connection with any Permitted Acquisition or other permitted Investment, asset disposition, issuance of Capital Stock, or incurrence of permitted Indebtedness after the Closing Date; provided that the amount of such transaction costs and expenses for any Permitted Acquisitions or other permitted Investments, asset dispositions, issuances of Capital Stock, or incurrences of permitted indebtedness which are not consummated shall not exceed $2,000,000 during any four consecutive Fiscal Quarter period;
(2) [reserved]; and (3) fees, costs and expenses related to this Agreement and the other Loan Documents (including in connection with any Incremental Commitments and including for the avoidance of doubt, any Up-Front Fees in connection with the Incremental Revolving Loans and the Incremental Term Loan) and any amendments, restatements, supplements or modifications thereof and paid or reimbursed to Administrative Agent, any of the Lenders or any third parties paid or engaged by Administrative Agent or any of the Lenders or paid or reimbursed to third parties that are paid or engaged by any of the Loan Parties to the extent disclosed to and approved by the Administrative Agent;
(F)“run-rate” cost savings, synergies (but, for the avoidance of doubt, excluding revenue synergies) and operating expense reductions projected by the Borrowers in good faith to result from actions taken by the Borrowers (calculated on a pro forma basis as though such cost savings, synergies and operating expense reductions had begun being realized on the first day of such period), which are (i) reasonably identifiable and attributable to the actions specified, (ii) reasonably expected to be realized within twelve (12) months after the last day of such period and (iii) set forth in reasonable detail on a certificate of a Responsible Officer of the Borrower Representative, net of the amount of benefits actually realized during such period from such actions; provided, that the aggregate amount of cost savings, synergies and operating expense reductions added-back pursuant to this clause (F), together with the aggregate amount of any add-backs pursuant to clause (G) below, shall not exceed 20% of Consolidated EBITDA in the aggregate for any trailing twelve month period (calculated before giving effect to any adjustment pursuant to this clause (F) and clause (G) below);
(G)unusual, one-time or non-recurring losses, charges, costs and expenses, including initial start-up costs and expenses for managing general agent entities, in each case not otherwise added back to Consolidated EBITDA, in each case, incurred during such period; provided, that the aggregate amount of unusual, one-time or non-recurring losses, charges and expenses added pursuant to this clause (G), together with the aggregate amount of any add-backs pursuant to clause (F) above, shall not exceed 20% of Consolidated EBITDA in the aggregate for any trailing twelve month period (calculated before giving effect to any adjustment pursuant to this clause (G) and clause (F) above);
(H)proceeds of business interruption insurance;
(I)non-cash equity compensation; and

19

(J)adjustments acceptable to the Administrative Agent in its sole discretion;
less
(iii)to the extent included in determining Consolidated Net Income for such period, and without duplication, amounts for:
(A)unusual and non-recurring gains; and
(B)non-cash gains, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash items in any prior period (other than any such accruals or cash reserves that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition);
provided that, Consolidated EBITDA (including all adjustments, as applicable) shall not include the portion of net income or adjustments attributable to any Non-Controlling Interest Holders;
provided further, that, for purposes of calculating compliance with the financial covenants set forth in Article VI, to the extent that during such period any Loan Party shall have consummated a Permitted Acquisition or other Acquisition approved in writing by the Required Lenders, or any sale, transfer or other disposition of any Person, business, property or assets, Consolidated EBITDA shall be calculated on a Pro Forma Basis with respect to such Person, business, property or assets so acquired or disposed of.
Notwithstanding the foregoing, Consolidated EBITDA for the Borrowers and their Subsidiaries shall be deemed to be the amounts set forth in the Closing Date Officer’s Certificate delivered pursuant to Section 3.1(b)(iv) for the Fiscal Quarters ended September 30, 2024, December 31, 2024, March 31, 2025 and
June 30, 2025, respectively.
“Consolidated Fixed Charge Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) (i) Consolidated Gross EBITDA, minus (ii) Permitted Tax Distributions and taxes paid in cash to persons other than the Loan Parties determined on a consolidated basis in accordance with GAAP minus (iii) Unfinanced Capital Expenditures minus (iv) Restricted Payments consisting of the portion of pro rata distributions (other than Specified Put Obligations) made to unaffiliated third party equity owners of less than wholly-owned subsidiaries (such equity owners, “Non-Controlling Interest Holders”) (provided that, after the exercise of any Specified Put Obligation that reduces the ownership of any Non-Controlling Interest Holder, the amount of any such historical distribution to such Non-Controlling Interest Holder for purposes of this clause (iv)(A) shall be deemed to be reduced on a retroactive basis to reflect the updated pro forma ownership of any such Non-Controlling Interest Holder as if the reduced percentage of ownership had applied at the time each such historical distribution was made) to (b) Consolidated Fixed Charges, in each case measured for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement.
“Consolidated Fixed Charges” shall mean, for the Borrowers and their Subsidiaries for any period, the sum (without duplication) of (i) Consolidated Interest Expense to the extent paid in cash; plus (ii) scheduled principal payments paid in cash on Consolidated Total Indebtedness during such period (without giving effect to any reduction to or elimination of any scheduled principal payment resulting from prepayments); plus (iii) payments of Specified Put Obligations to the extent paid in cash (but excluding payments in respect of Specified Put Obligations to the extent financed with the proceeds of a substantially contemporaneous permitted debt or equity issuance); provided that notwithstanding

20

anything to the contrary set forth herein, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio for each period ending prior to the first anniversary of the Closing Date, the amounts described in clauses (i) and (ii) of this definition shall be measured from the Closing Date through the last day of such period, divided by the number of days in such period, and multiplied by 365.
“Consolidated Gross EBITDA” shall mean the calculation of “Consolidated EBITDA” as set forth in the definition thereof, but recalculated in order to cause the net income and adjustments to not

21

be reduced by the shares attributable to Non-Controlling Interest Holders (i.e., thus eliminating the proviso immediately below clause (iii)(B) in the definition of “Consolidated EBITDA”).
Notwithstanding the foregoing, Consolidated Gross EBITDA for the Borrowers and their Subsidiaries shall be deemed to be the amounts set forth in the Closing Date Officer’s Certificate delivered pursuant to Section 3.1(b)(iv) for the Fiscal Quarters ended September 30, 2024, December 31, 2024, March 31,
2025 and June 30, 2025, respectively.
“Consolidated Interest Expense” shall mean, for the Borrowers and their Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including the interest component of any payments in respect of Capital Lease Obligations, capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) with respect to Hedging Transactions during such period (whether or not actually paid or received during such period).
“Consolidated Net Income” shall mean, for the Borrowers and their Subsidiaries for any period, the net income (or loss) of the Borrowers and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses (in each case, as determined by reference to GAAP immediately prior to giving effect to FASB’s Accounting Standards Update No. 2015-01), (ii) any gains attributable to write-ups of assets or the sale of assets (other than the sale of inventory in the ordinary course of business), (iii) any Capital Stock of the Borrowers or any Subsidiary of the Borrowers in the unremitted earnings of any Person that is not a Subsidiary and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with a Borrower or any Subsidiary or the date that such Person’s assets are acquired by a Borrower or any Subsidiary.
“Consolidated Total Assets” shall mean the consolidated total assets of the Borrowers and their Subsidiaries determined in accordance with GAAP as of the date of the financial statements most recently delivered pursuant to Section 5.1.
“Consolidated Total Indebtedness” shall mean, as of any date of determination, for the Borrowers and their Subsidiaries measured on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, purchase agreements, loan agreements or other similar instruments that are classified as liabilities in accordance with GAAP;
(b) all purchase money and capital lease indebtedness; (c) any amounts drawn (and, as of the date of determination, unreimbursed) under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (d) Deferred Purchase Price Obligations (provided that contingent earnout obligations shall only constitute Consolidated Total Indebtedness to the extent such obligations are due and payable and not paid for one (1) Business Day);
(e) all attributable indebtedness; (f) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Disqualified Capital Stock or any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; provided, that, notwithstanding the foregoing, solely for purposes of Consolidated Total Indebtedness, Specified Put Obligations shall only be included to the extent the applicable put is exercised and not paid within five (5) Business Days of the due date under the applicable agreement with respect to each Specified Put Obligation; and (g) without duplication, all Guarantees with respect to outstanding indebtedness of the types specified in clauses (a) through (f) above of Persons other than the Loan Parties.

22

“Consolidated Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Total Indebtedness as of such date minus (ii) Unrestricted Cash as of such date in an aggregate amount not to exceed $10,000,000 to (b) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement.
“Continuing Director” shall mean, with respect to any period, any individuals (A) who were members of the board of directors or other equivalent governing body of the Parent Guarantor on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound or to which its properties is subject, including the Loan Documents and the Closing Date Acquisition Documents.
“Contribution Notice” means a contribution notice issued by the Pensions Regulator under Section 38 or Section 47 of the Pensions Act 2004 (UK).
“Control Account Agreement” shall mean any tri-party agreement by and among a Loan Party, the Administrative Agent and a Permitted Third Party Bank, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
“Controlled Account” shall mean all deposit accounts, disbursement accounts, investment accounts and lockbox accounts (other than Excluded Accounts) maintained by the Loan Parties.
“Copyright” shall have the meaning assigned to such term in the Guaranty and Security
Agreement.
“Copyright Security Agreement” shall mean any Copyright Security Agreement executed by a Loan Party owning registered Copyrights in favor of the Administrative Agent, for the benefit of the Secured Parties.
“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, each of the Insolvency Act 1986 (UK), and the Companies Act 2006 (UK), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or England and Wales or other applicable jurisdictions from time to time in effect.

23

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Default Interest” shall have the meaning set forth in Section 2.13(c).
“Defaulting Lender” shall mean, subject to Section 2.26(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower Representative, the Administrative Agent or the Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Borrower Representative or, to the extent the Issuing Bank has LC Exposure at such time, the Issuing Bank, to confirm in writing to the Administrative Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Issuing Bank or the Borrower Representative), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.26(b)) upon delivery of written notice of such determination to the Borrower Representative, the Issuing Bank, the Swingline Lender and each Lender.
“Deferred Purchase Price Obligations” shall mean all deferred purchase price obligations (whether fixed, contingent or otherwise, including all seller notes, earnouts and other amounts owing in respect of any purchase agreement) incurred by any Loan Party or any Subsidiary of a Loan Party. For the avoidance of doubt, the amount of any Deferred Purchase Price Obligation required to be included under clause (iii) of the definition of “Indebtedness” as of any date shall be the aggregate amount properly required to be reflected as a liability on the balance sheet in accordance with GAAP as of such date.
“Disposition” shall have the meaning set forth in Section 7.6.

24

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to Payment in Full under the Loan Documents), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock and other than as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to Payment in Full under the Loan Documents, in whole or in part), (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the latest Maturity Date at the time of issuance of such Capital Stock.
“Dollar(s)” and the sign “$” shall mean the lawful money of the United States. “Domestic Subsidiary” shall mean each Subsidiary of a Borrower that is organized under the laws of the United States or any state or district thereof.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 10.4 (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).
“Environmental Indemnity” shall mean each environmental indemnity made by each Loan Party with Material Real Estate required to be pledged as Collateral, in each case in form and substance reasonably satisfactory to the Administrative Agent.
“Environmental Laws” shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters concerning exposure to Hazardous Materials.
“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrowers or any of their Subsidiaries directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of

25

any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with the Borrower Representative or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“ERISA Event” shall mean (i) any “reportable event” as defined in Section 4043(c) of ERISA with respect to a Pension Plan (other than an event as to which the PBGC has waived under Part 4043 of the PBGC Regulations the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance on any assets of a Loan Party, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 302 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (iii) any incurrence by the Borrower Representative, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by the Borrower Representative, any of its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan, or the receipt by the Borrower Representative, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by the Borrower Representative, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from the Borrower Representative, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (viii) any filing of a notice of intent to terminate any Pension Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Pension Plan, or the termination of any Plan under Section 4041(c) of ERISA.
“Erroneous Payment” shall have the meaning set forth in Section 9.15(a).
“Erroneous Payment Deficiency Assignment” shall have the meaning set forth in
Section 9.15(d).

26

“Erroneous Payment Impacted Class” shall have the meaning set forth in Section 9.15(d).
“Erroneous Payment Return Deficiency” shall have the meaning set forth in Section 9.15(d)
“Erroneous Payment Subrogation Rights” shall have the meaning set forth in Section 9.15(d)
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EU Regulation” shall have the meaning set forth in Section 4.24.
“Event of Default” shall have the meaning set forth in Section 8.1.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.
“Excluded Accounts” shall mean (a) each account for which all of the deposits consist of amounts utilized to fund payroll, employee benefit or tax obligations of the Borrowers and their Subsidiaries, (b) escrow, pre-funding, trust and fiduciary accounts, in each case, solely holding amounts held for the benefit of third parties in the ordinary course of business (including, without limitation, escrow accounts in respect of Investments permitted under this Agreement), (c) “zero balance” accounts and (d) other accounts so long as the aggregate daily maximum balance for all such bank accounts excluded pursuant to this clause (d) on any day shall not exceed $250,000, provided that clause (c) and clause (d) hereof shall not apply to any accounts maintained by the Borrower Representative.
“Excluded Property” shall mean:
(a)any fee-owned real property that is not Material Real Estate and all leasehold (including ground lease) interests in real property;
(b)(i) any equipment, property or other asset subject to a security interest securing any purchase money Lien, Capitalized Lease or similar arrangement, in each case not prohibited under the Loan Documents, to the extent that, and for so long as, a grant of a security interest therein would be prohibited thereby or invalidate such purchase money Lien, Capitalized Lease or similar arrangement or require the consent of a third party (other than a Loan Party or its Subsidiaries) (unless such consent has been received) or create a right of termination in favor of any party thereto (other than a Loan Party or its Subsidiaries) and (ii) any lease, license, permit or other agreement or any property subject to such agreement, to the extent that, and for so long as, a grant of a security interest therein would require the consent of a third party (other than a Loan Party or its Subsidiaries) (unless such consent has been received) or violate or invalidate such lease, license, permit or agreement or create a right of termination in favor of any other party thereto (other a Loan Party or any of its Subsidiaries), in each case, after giving effect to the applicable anti-assignment provisions of applicable law (including the UCC), rule or regulation, other than proceeds and receivables thereof, to the extent the assignment thereof is expressly deemed effective under applicable law (including the UCC) notwithstanding such prohibition;
(c)any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section

27

1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration”
pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act and any other Intellectual Property in any jurisdiction where such pledge or security interest would impair the validity or enforceability or otherwise cause the invalidation or abandonment of such Intellectual Property;
(d)Letter-of-Credit Rights (as such term is defined in the UCC as in effect on the Closing Date) in an amount less than $500,000;
(e)Commercial Tort Claims (as such term is defined in the UCC as in effect on the Closing Date) seeking damages less than $500,000;
(f)margin stock (as defined in Regulation U of the Board of Governors);
(g)any governmental licenses, permits, franchises, charters, authorizations and other regulated assets, to the extent that a grant of a security interest therein (i) is prohibited or restricted thereby, (ii) requires prior notice to any Governmental Authority which has not been made (or any required waiting period associated therewith has not expired) or (iii) requires the consent, approval, license or authorization of any Governmental Authority which has not been received, in each case, after giving effect to the applicable anti-assignment provisions of applicable law (including the UCC), rule or regulation other than proceeds and receivables thereof, to the extent the assignment thereof is expressly deemed effective under applicable law (including the UCC) notwithstanding such prohibition;
(h)all motor vehicles and other assets subject to certificates of title or ownership (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement);
(i)Excluded Accounts (other than Excluded Accounts described in clause (d) of the definition of such term);
(j)pledges and security interests (i) prohibited or restricted by applicable law (including any requirement to obtain the consent of any Governmental Authority or third party), rule or regulation except to the extent such prohibition is expressly deemed ineffective under applicable law (including the UCC) or (ii) if such pledge and security interest would result in material adverse tax consequences as reasonably determined by the Borrower Representative in good faith in consultation with the Administrative Agent;
(k)any asset of any Loan Party that (i) is prohibited by any permitted Contractual Obligation binding on such asset that is existing on the Closing Date (or, if later, the date it becomes a Loan Party so long as, in either such case, such prohibition was not entered into in contemplation of avoiding the collateral requirements under this Agreement) and disclosed in writing to the Administrative Agent, from pledging such assets to secure the Secured Obligations (as such term is defined in the Guaranty and Security Agreement) or which would require governmental (including regulatory)

28

consent, approval, license or authorization has been received, and with respect to Contractual Obligations, in each case, so long as, such contractual restrictions have not been entered into in contemplation of such acquisition or designation and except to the extent that such prohibition is expressly deemed ineffective under applicable law (including the UCC) or (ii) would result in material adverse tax consequences as reasonably determined by the Borrower Representative in good faith in consultation with the Administrative Agent;
(l)the Capital Stock of any joint venture solely to the extent that such joint venture’s organizational documents or other agreements with respect to such Capital Stock with other holders of such Capital Stock, in each case, existing on the Closing Date (or date of any acquisition), prohibits or restricts the pledge of such Capital Stock thereunder (unless such prohibition or restriction was effected to circumvent the Collateral requirements set forth in the Loan Documents or in contemplation of any acquisition);
(m)any voting equity interests in any Subsidiary that is a CFC or CFC Holdco in each case, in excess of 65% of the voting equity interests of such CFC or such CFC Holdco and any equity interests in, or assets of, any direct or indirect Subsidiary of any CFC or CFC Holdco, in each case if the 100% pledge of the voting stock issued by such first-tier Subsidiary would result in material adverse tax consequences for the Borrowers or any of their Affiliates (as reasonably determined by Borrower Representative in good faith and in consultation with the Administrative Agent); and
(n)all property with respect to which the Administrative Agent and Borrower Representative reasonably agree in writing that the costs of obtaining security interests therein are excessive in relation to the value of the security to be afforded thereby;
provided that “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).
“Excluded Subsidiary” shall mean (a) any Subsidiary that is a less than a wholly-owned Subsidiary, (b) any Subsidiary that is prohibited or restricted by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date (or, if later, the date it becomes a Subsidiary) from guaranteeing the Obligations (so long as such prohibition is not created in contemplation of such transaction) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received and for only so long as such restriction is outstanding, (c) any Immaterial Subsidiary, (d) any Subsidiary of a non-Domestic Subsidiary that is a CFC or CFC Holdco so long as a guarantee by such CFC or CFC Holdco could result in adverse tax consequences that, taken as a whole, are not de minimis,
(e) any Subsidiary that is a direct or indirect Subsidiary of an entity described in the immediately preceding clause (d), (f) any non-profit Subsidiaries, if any, (g) joint ventures, if any, (h) special purpose entities (so long as such special purpose entity is not created in contemplation of circumventing guarantee obligations), if any and (i) any other Subsidiary where the burden or cost of obtaining a guarantee outweighs the benefit of such guarantee to the Secured Parties, as determined in the reasonable discretion of the Administrative Agent and the Borrower Representative. For the avoidance of doubt, the Excluded Subsidiaries as of the Closing Date are listed on Schedule III together with a list of the owners of the

29

Capital Stock of such Excluded Subsidiary and a classification of the qualification for such Subsidiary as an Excluded Subsidiary.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the

30

Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case,
(i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower Representative under Section 2.25) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(g), (d) any U.S. federal withholding Taxes imposed under FATCA and (e) in the case of a Loan to a UK Loan Party, any Tax which is, or imposed by way of, a UK Tax Deduction, if on the date the payment falls due: (i) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority; or (ii) the relevant Lender is a UK Qualifying Lender solely by virtue of item (b) of the definition of “UK Qualifying Lender” and: (A) an officer of UK HMRC has given (and not revoked) a direction (a “Direction”) under section 931 of the UK ITA 2007 which relates to the payment and that Lender has received from the UK Loan Party or the Borrower Representative a certified copy of that Direction; and
(B) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or (iii) the relevant Lender is a UK Qualifying Lender solely by virtue of item (b) of the definition of “UK Qualifying Lender” and: (A) the relevant Lender has not given a UK Tax Confirmation to the UK Loan Party; and (B) the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the UK Loan Party, on the basis that the UK Tax Confirmation would have enabled the UK Loan Party to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK ITA 2007;
(iv) the relevant Lender is a UK Treaty Lender and the UK Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 2.20(g)(iii), or (v) the UK Tax Deduction arises as a result of circumstances existing at the date where the Loan or Commitment to a UK Loan Party was assigned or transferred to a new Lender or a participation was sold to any Person or where a Lender changed its lending office, except to the extent such UK Tax Deduction would have been payable if the assignment, transfer, sale or change had not occurred (in each case other than any UK Tax Deduction falling under paragraph (e)(i) to (iv) (inclusive) above following such assignment, transfer, sale or change).
“Existing Agent” shall have the meaning assigned to such term in the definition of “Existing Credit Agreement”.

31

“Existing Credit Agreement” shall mean that certain Credit Agreement, dated as of August 1, 2024, by and among the Borrower Representative, Cirrata V and Cirrata UK, as borrowers, the Parent Guarantor as the parent, the lenders from time to time party thereto, UBS Securities LLC as the lead arranger, and UBS AG, Stamford Branch as the administrative agent (the “Existing Agent”), as amended or modified from time to time prior to the Closing Date.
“Existing Lenders” shall mean all lenders party to the Existing Credit Agreement on the
Closing Date.
“FATCA” shall mean (a) Sections 1471 through 1474 of the Code, as of the Closing
Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the Code and (c) any applicable treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an applicable intergovernmental agreement between the U.S. and such other jurisdiction which (in either case) facilitates the implementation of the preceding clauses (a) through (b).
“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. For purposes of this Agreement the Federal Funds Rate shall not be less than zero percent (0%).
“Fee ~~Letter~~Letters” shall mean ~~that certain Fee Letter, dated as of September 29, 2025 executed by Truist Securities, Inc. and Truist Bank and accepted by the Initial Borrower~~, collectively, (i) the Closing Date Fee Letter and (ii) the First Amendment Fee Letter.
“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under Section 43 of the Pensions Act 2004 (UK).
“First Amendment” means that certain First Amendment to Credit Agreement and other Loan Documents, dated as of the First Amendment Effective Date, by and among the Borrowers, the other Loan Parties party thereto, the Parent Guarantor, the Lenders party thereto, including the Upsizing Lenders, and Administrative Agent.
“First Amendment Effective Date” means April 1, 2026.
“First Amendment Effective Date Distribution” shall have the meaning set forth in the First Amendment.

32

“First Amendment Fee Letter” means that certain First Amendment Fee Letter, dated as of First Amendment Effective Date, executed by Truist Securities, Inc. and Truist Bank and accepted by the Borrowers.
“Fiscal Quarter” shall mean any fiscal quarter of the Borrower Representative, the Parent Guarantor, or their Subsidiaries, as the context requires.

33

“Fiscal Year” shall mean any fiscal year of the Borrower Representative, the Parent Guarantor, or their Subsidiaries, as the context requires.
“Fixed Incremental Amount” shall have the meaning set forth in Section 2.23(a)(i)(A). “Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance
Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the
Flood Disaster Protection Act of 1973), as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004, as now or hereafter in effect or any successor statute thereto and (iii) the Biggert –Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto.
“Floor” shall mean a rate of interest equal to 0.00%.
“Foreign Lender” shall mean a Lender that is not a U.S. Person. “Foreign Person” shall mean any Person that is not a U.S. Person.
“Funds Certain Provisions” shall have the meaning set forth in Section 3.1.
“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.
“Governmental Authority” shall mean the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, for the avoidance of doubt, the European Central Bank, the Council of Ministers of the European Union, the Financial Conduct Authority (acting in accordance with Part 6 of the Financial Services and Markets Act 2000 (UK)), the Prudential Regulatory Authority and any supra-national bodies such as the European Union.
“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

34

“Guarantor” shall mean each of the Subsidiary Loan Parties; provided that, for the avoidance of doubt, the Parent Guarantor is not a Guarantor.
“Guaranty and Security Agreement” shall mean the Guaranty and Security Agreement, dated as of the Closing Date, made by the Loan Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended by the First Amendment.
“Guaranty and Security Agreement Joinder” shall mean each joinder substantially in the form of Exhibit B to the Guaranty and Security Agreement, executed and delivered by a Subsidiary Loan Party pursuant to Section 5.12.
“Guaranty and Security Agreement Supplement” shall mean each supplement substantially in the form of Exhibit C to the Guaranty and Security Agreement, executed and delivered by a Loan Party pursuant to Section 5.12.
“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Termination Value” shall mean, in respect of any one or more Hedging Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Transactions, (a) for any date on or after the date such Hedging Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and
(b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Hedging Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Transactions (which may include a Lender or any Affiliate of a Lender).
“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.
“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

35

“Historical Financial Statements” shall have the meaning set forth in Section 4.4.
“Immaterial Subsidiary” shall mean, as of any date of determination, any Subsidiary of the Borrowers that has been identified in writing to the Administrative Agent which does not (i) generate Consolidated EBITDA (together with its Subsidiaries) in excess of 2.50% of the aggregate Consolidated EBITDA of the Borrowers and their Subsidiaries as of such date, calculated as of the last day of the Fiscal Quarter most recently ended and for which financial statements are required to have been delivered to the Administrative Agent pursuant to Section 5.1(b), (ii) have total assets (including Capital Stock in other Subsidiaries and excluding investments that are eliminated in consolidation) in excess of 2.50% of Consolidated Total Assets, calculated as of the last day of the Fiscal Quarter most recently ended and for which financial statements are required to have been delivered to the Administrative Agent pursuant to Section 5.1(b), and (iii) own or exclusively license any Material Intellectual Property. For the avoidance of doubt, the Subsidiaries constituting Immaterial Subsidiaries as of the Closing Date are listed on Schedule III.
“Increased Cost Lender” shall have the meaning set forth in Section 2.25. “Increasing Lender” shall have the meaning set forth in Section 2.23. “Incremental Commitments” shall have the meaning set forth in Section 2.23. “Incremental Increase” shall have the meaning set forth in Section 2.23.
“Incremental Revolving Commitment” shall have the meaning set forth in Section 2.23. “Incremental Revolving Loans” shall have the meaning set forth in Section 2.23. “Incremental Term Commitment” shall have the meaning set forth in Section 2.23. “Incremental Term Loan” shall have the meaning set forth in Section 2.23.
“Incurrence-Based Incremental Amount” shall have the meaning set forth in Section
2.23(a)(i)(B).
“Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such
Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided that, for purposes of Section 8.1(g), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), including, for the avoidance of doubt, Deferred Purchase Price Obligations, (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person under or in respect of (x) letters of credit, bankers’ acceptances, demand guarantees and similar independent undertakings or (y) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (x) all obligations of such Person in respect of Disqualified Capital Stock (including obligations, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person), (xi) all Off-Balance Sheet Liabilities and (xii) all net Hedging Obligations. For all purposes hereof, the Indebtedness

36

of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or the foreign equivalent thereof) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedging Transaction on any date shall be deemed to be the Hedge Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (viii) above that is expressly made nonrecourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Initial Borrower” shall have the meaning set forth in the introductory paragraph hereof. “Intellectual Property” shall have the meaning given to such term as set forth in the
Guaranty and Security Agreement.
“Interest Period” shall mean with respect to any SOFR Borrowing, a period of one (1), three (3) or six (6) months (in each case, subject to the availability thereof); provided that:
(i)the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
(ii)if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the immediately preceding Business Day;
(iii)any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month;
(iv)each principal installment of the Term Loan shall have an Interest Period ending on each installment payment date and the remaining principal balance (if any) of the Term Loan shall have an Interest Period determined as set forth above;
(v)no Interest Period may extend beyond the Revolving Commitment Termination Date (in the case of any Revolving Loans) and no Interest Period may extend beyond the Maturity Date (in the case of the Term Loan); and
(vi)no tenor that has been removed from this definition pursuant to Section 2.16(e) shall be available for specification in such Notice of Borrowing or Notice of Conversion/Continuation.

37

“Investments” shall have the meaning set forth in Section 7.4. “IRS” shall mean the United States Internal Revenue Service.
“ISP” shall have the meaning set forth in Section 2.22(j).
“Issuing Bank” shall mean Truist Bank in its capacity as the issuer of Letters of Credit pursuant to Section 2.22. The Issuing Bank may, with the consent of the Borrower Representative (not to be unreasonably withheld, conditioned or delayed), arrange for one or more Letters of Credit to be issued by branches or Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate.
“LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrowers for the issuance of Letters of Credit in an aggregate face amount not to exceed $5,000,000.
“LC Disbursement” shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Documents” shall mean, as to any Letter of Credit, each application therefor and any other document, agreement and instrument entered into by the Borrowers or a Subsidiary with or in favor of the Issuing Bank and relating to such Letter of Credit.
“LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, determined without regard to whether any conditions to drawing could be met at that time, plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule
3.14 of the ISP or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Legal Reservations” means (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Act 1980 (UK) and the Foreign Limitation Periods Act 1984 (UK), the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; (c) similar principles, rights and defences under the laws of any relevant jurisdiction; and (d) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered to the Administrative Agent in accordance with this Agreement.
“Lender-Related Hedge Provider” shall mean any Person that, (a) at the time it enters into a Hedging Transaction with any Loan Party, is a Lender or an Affiliate of a Lender and (b) except when the Lender-Related Hedge Provider is Truist Bank or any of its Affiliates, such Person has provided prior written notice to the Administrative Agent, which has been acknowledged by the Borrower Representative, setting forth (x) the existence of such Hedging Transaction and (y) the

38

methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time. In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such

39

Lender-Related Hedge Provider. In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent.
“Lenders” shall have the meaning set forth in the introductory paragraph hereof and shall include, where appropriate, the Swingline Lender, each Increasing Lender and each Person that joins this Agreement as an Additional Lender pursuant to Section 2.23 or Section 10.4, as applicable, but does not include the Administrative Agent or the Issuing Bank in their respective capacities as the Administrative Agent or as the Issuing Bank.
“Letter of Credit” shall mean any stand-by or documentary letter of credit issued pursuant to Section 2.22 by the Issuing Bank for the account of the Borrowers or a Subsidiary pursuant to the LC Commitment. Letters of Credit shall be available by sight payment and not by deferred payment, acceptance or negotiation. For the avoidance of doubt, the term Letter of Credit shall not include any letter of credit, demand guarantee or other undertaking issued by any Person (including any branch or Affiliate of the Issuing Bank) that is supported by a Letter of Credit issued by the Issuing Bank hereunder pursuant to a back-stop or counter-standby structure.
“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).
“Liquidity” shall mean, at any date of determination, the sum of (1) (A) the Aggregate Revolving Commitment Amount minus (B) the aggregate principal amount of all Revolving Credit Exposure, plus (2) Unrestricted Cash of the Loan Parties.
“Loan Documents” shall mean, collectively, this Agreement, the First Amendment, the Collateral Documents, the LC Documents, the Fee ~~Letter~~Letters, all Notices of Revolving Borrowing, all Notices of Swingline Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, the Closing Date Officer’s Certificate, all Specified Put Obligation Subordination Agreements, any promissory notes issued hereunder and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing, except that the term “Loan Documents” shall not include any Letters of Credit issued pursuant to this Agreement.
“Loan Parties” shall mean the Borrowers and the Guarantors; provided that, for the avoidance of doubt, the Parent Guarantor is not a Loan Party.
“Loans” shall mean all Revolving Loans, all Swingline Loans, the Closing Date Term Loan, the Upsize Loan, and the Term Loan in the aggregate or any of them, as the context shall require, and shall include, where appropriate, any loan made pursuant to Section 2.23.
“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets or liabilities of the Borrowers and their Subsidiaries taken as a whole, (ii) the

40

ability of the Parent Guarantor or the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent, the Issuing Bank, the

41

Swingline Lender or the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.
“Material Agreements” shall mean (i) all agreements, indentures or notes governing the terms of any Material Indebtedness, (ii) the Related Transaction Documents, (iii) the Specified Put Obligation Documents and (iv) the MGA Capacity Agreements.
“Material Indebtedness” shall mean any Indebtedness (other than the Commitments, the Loans and the Letters of Credit) of the Borrowers or any of their Subsidiaries (excluding intercompany Indebtedness owed by any Beat Subsidiary to ~~Beat Capital~~Octave Specialty) individually or in an aggregate committed or outstanding principal amount exceeding the Threshold Amount. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.
“Material Intellectual Property” shall mean all Intellectual Property, whether now owned or licensed or hereafter acquired, licensed or developed, that are material to the ability of the Loan Parties, taken as a whole, to generate revenue or that are material to the conduct of business of the Loan Parties, taken as a whole.
“Material Real Estate” shall mean all fee owned Real Estate of any Loan Party with a fair market value in excess of $2,000,000.
“Maturity Date” shall mean, with respect to the Term Loan, the earlier of (i) October 31, 2030 and (ii) the date on which the principal amount of the outstanding Term Loan has been declared or automatically has become due and payable (whether by acceleration or otherwise).
“MGA Capacity Agreements” shall mean, collectively, (i) that certain Amended and Restated Managing General Underwriter Agreement, by and between ArmadaCare and SiriusPoint America Insurance Company, dated as of the Closing Date and (ii) that certain Amended and Restated Managing General Underwriter and General Agent Agreement, by and between ArmadaCare and Transamerica Life Insurance Company, dated as of January 1, 2016 (as amended, restated, amended and restated, extended, supplemented, or otherwise modified from time to time prior to the Closing Date).
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgaged Property” shall mean, collectively, the Material Real Estate subject to the Mortgages, including, but not limited to, any Material Real Estate for which a Mortgage is required to be delivered after the Closing Date pursuant to Section 5.13.
“Mortgages” shall mean, collectively, each mortgage, deed of trust, trust deed, security deed, debenture, deed of immovable hypothec, deed to secure debt or other real estate security documents covering Material Real Estate, all in form and substance satisfactory to the Administrative Agent, as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.
“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) any Borrower, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which any Borrower, any of its Subsidiaries or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

42

“Negative Pledge” shall mean, with respect to any Real Estate, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits, conditions or purports to prohibit or condition the creation or assumption of any Lien on such Real Estate, as applicable, as security for Indebtedness of the Person owning such asset or any other Person.
“Net Cash Proceeds” shall mean (a) in connection with any Asset Sale, Recovery Event or Closing Date Acquisition Indemnity Payment, the proceeds thereof actually received in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (i) reasonable and documented attorneys’ fees, accountants’ fees and investment banking fees, in each case, directly attributable to such transactions, actually paid in connection therewith to Persons who are not Affiliates of the Borrowers, (ii) amounts required to be applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event and (iii) Taxes paid and the Borrowers’ reasonable and good faith estimate of income, franchise, sales, and other applicable Taxes payable by any Borrower or any Subsidiary in connection with such Asset Sale, Recovery Event or Closing Date Acquisition Indemnity Payment; provided, that if such estimated amounts exceed the amount of actual Taxes required to be paid in respect of such Asset Sale, Recovery Event or Closing Date Acquisition Indemnity Payment, the amount of such excess shall constitute Net Cash Proceeds and (b) in connection with any incurrence or issuance of Indebtedness, the cash proceeds received from any such issuance or incurrence, net of reasonable and documented attorneys’ fees, investment banking fees and accountants’ fees, in each case, directly attributable to such transactions, and actually paid in connection therewith to Persons who are not Affiliates of the Borrowers, and any taxes paid or reasonably estimated to be actually paid in connection therewith; provided, that if such estimated amounts exceed the amount of actual taxes required to be paid in respect of such incurrence or issuance of Indebtedness, the amount of such excess shall constitute Net Cash Proceeds.
“Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).
“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.2(b) and (ii) has been approved by the Required Lenders.
“Non-Controlling Interest Holders” shall have the meaning assigned to such term in the definition of “Consolidated Fixed Charge Coverage Ratio”.
“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting
Lender.
“Non-U.S. Plan” shall mean any plan, fund (including any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by any Borrower or one or more of its Subsidiaries primarily for the benefit of employees of such Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement

43

income, a deferral of income in contemplation of retirement, or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Notice of Borrowing” shall mean a Notice of Revolving Borrowing or a Notice of Swingline Borrowing (or, solely as of the (x) Closing Date, the Notice of Borrowing for the Closing Date Term Loans or (y) First Amendment Effective Date, the Notice of Borrowing for the Upsize Loan), as the context may require.
“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.7(b). “Notice of Revolving Borrowing” shall have the meaning set forth in Section 2.3. “Notice of Swingline Borrowing” shall have the meaning set forth in Section 2.4. “Obligations” shall mean (a) all amounts and obligations owing by the Loan Parties and/or the Parent Guarantor to the Administrative Agent, the Issuing Bank, any Lender (including the
Swingline Lender) or the Arranger pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Commitment, Loan or Letter of Credit including all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, obligations pursuant to the Administrative Agent’s Erroneous Payment Subrogation Rights, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent, the Issuing Bank and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided that with respect to any Guarantor, the Obligations shall not include any Excluded Swap Obligations.
“Octave Specialty” shall mean Octave Specialty Limited, a private limited company incorporated in England and Wales with company number 10198821 and having its registered office address at The Hallmark Building, 2nd Floor, 52-56 Leadenhall Street, London, England, EC3A 2BJ. As of the Closing Date, Octave Specialty was a less than wholly-owned Subsidiary of Cirrata UK, and as of the First Amendment Effective Date, Octave Specialty remains a less than wholly-owned Subsidiary of Cirrata UK.

44

Control.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.
“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

45

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.25).
“Outbound Investment Rules” shall mean the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Paid in Full” or “Payment in Full” shall mean (i) the indefeasible payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon,
(ii) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or such Letters of Credit shall have been Cash Collateralized or backstopped pursuant to arrangements satisfactory to the Issuing Bank), (iii) the termination of all Hedging Obligations constituting Obligations and payments of all amounts owing thereunder (or other arrangements satisfactory to the applicable Lender-Related Hedge Provider shall have been made), (iv) the indefeasible payment in full in cash of all other Secured Obligations (as such term is defined in the Guaranty and Security Agreement) (other than contingent indemnification obligations for which no claim has been made and other obligations expressly stated to survive the payment and termination of this Agreement) and (v) the termination of all Commitments.
“Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Parent Guarantor” shall mean Octave Specialty Group, Inc. (f/k/a Ambac Financial Group Inc.), a Delaware corporation. For the avoidance of doubt, the Parent Guarantor is not a Loan Party.
“Parent Guarantor Liquidity Covenant” shall have the meaning given to such term in the Parent Guaranty Agreement.
“Parent Guaranty Agreement” shall mean the Parent Guaranty and Pledge Agreement, dated as of the Closing Date, made by the Parent Guarantor in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended by the First Amendment.
“Participant” shall have the meaning set forth in Section 10.4(d). “Participant Register” shall have the meaning set forth in Section 10.4(d).

46

Agreement.
“Patent” shall have the meaning assigned to such term in the Guaranty and Security
“Patent Security Agreement” shall mean any Patent Security Agreement executed by a Loan Party owning Patents or licenses of Patents in favor of the Administrative Agent, for the benefit of the Secured Parties.
“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and in effect from time to time.
“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower Representative, the Lenders and the Issuing Bank.
“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.
“Pension Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004 (UK).
“Perfection Certificate” means that certain Perfection Certificate and Diligence Questionnaire, dated as of the Closing Date, by the Borrower Representative, Cirrata VI, Cirrata V and Cirrata UK in favor of the Administrative Agent, as amended by the First Amendment.
“Perfection Requirements” means the making or the procuring of the appropriate registrations, recordings, filings, endorsements, notarisation, stamping and/or notifications of the Loan Documents and/or the Liens created under them.
“Periodic Term SOFR Determination Day” shall have the meaning assigned to such term in the definition of “Term SOFR”.
“Permitted Acquisition” shall mean any Acquisition by a Loan Party that occurs when the following conditions have been satisfied:
(i)immediately before and after giving effect to such Acquisition, no Default or Event of Default has occurred and is continuing or would result therefrom, and all representations and warranties of each Loan Party set forth in the Loan Documents shall be and remain true and correct in all material respects;

47

(ii)immediately before and after giving effect to such Acquisition, on a Pro Forma Basis, the Borrowers are in compliance with each of the financial covenants set forth in Article VI, measuring Consolidated Total Indebtedness for purposes of Section 6.1 and 6.2 as of the date of such Acquisition and otherwise recomputing the financial covenants set forth in Article VI as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or 5.1(b) as if such Acquisition had occurred, and any Indebtedness incurred in connection therewith was incurred, on the first day of the relevant period for testing compliance, and the Borrower Representative shall have delivered to the Administrative Agent a pro forma Compliance Certificate signed by a Responsible Officer certifying to the foregoing at least 5 days prior to the date of the consummation of such Acquisition; provided that for purposes of determining compliance with the covenant set forth in Section 6.1, the Consolidated Total Net Leverage Ratio shall be set at 3.50:1.00;
(iii)at least 5 days prior to the date of the consummation of such Acquisition, the Borrower Representative shall have delivered to the Administrative Agent notice of such Acquisition, together with historical financial information and analysis with respect to the Person whose stock or assets are being acquired and copies of the acquisition agreement and related documents (including financial information and analysis, environmental assessments and reports, opinions, certificates and lien searches) and information reasonably requested by the Administrative Agent; provided that with respect to any Acquisition for which the aggregate consideration payable (including cash, equity and Indebtedness or liabilities incurred or assumed and all transaction costs) exceeds $75,000,000, the Borrower Representative shall have delivered a quality of earnings report from a firm of nationally recognized standing or otherwise reasonably acceptable to the Administrative Agent;
(iv)such Acquisition is consensual and approved by the board of directors (or the equivalent thereof) of the Person whose stock or assets are being acquired;
(v)the Person or assets being acquired is in the same type of business conducted by the Borrowers and their Subsidiaries on the Closing Date or any business reasonably related thereto;
(vi)such Acquisition is consummated in compliance with all Requirements of Law, and all consents and approvals from any Governmental Authority or other Person required in connection with such Acquisition have been obtained;
(vii)the Person or assets being acquired shall have positive EBITDA (calculated in a manner substantially similar to “Consolidated EBITDA” to the extent provisions of such definition are relevant) for the 12-month period ending on the date of such Acquisition, as determined based upon financial statements for the most recently completed fiscal year and the most recent interim financial period completed within 45 days prior to the date of consummation of such Acquisition;
(viii)before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith, each Loan Party is Solvent; and

48

(ix)subject to the timing requirements in Section 5.12, Borrowers shall execute and deliver, or cause their Subsidiaries to execute and deliver, all requisite guarantees, Collateral Documents and other related documents (including, without limitation, under the Guaranty and Security Agreement and the UK Security Documents), as applicable, and such Person and substantially all of the assets that are the target of the Acquisition shall be eligible to constitute a Loan Party and/or Collateral (as applicable).
“Permitted Encumbrances” shall mean:

49

(i)Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP or UK GAAP;
(ii)statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP or UK GAAP;
(iii)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(iv)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(v)judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
(vi)customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the UCC or common law of banks or other financial institutions where the Borrowers or any of their Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business; and
(vii)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrowers and their Subsidiaries taken as a whole;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness. “Permitted Investments” shall mean:
(i)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(ii)commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody’s and in either case maturing within six months from the date of acquisition thereof;
(iii)certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any

50

commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and
(iv)mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.
“Permitted Liens” shall mean Liens permitted by Section 7.2.
“Permitted Tax Distributions” shall mean, with respect to any taxable period (or portion thereof) ending after the Closing Date with respect to which a Loan Party is a partnership or disregarded entity for U.S. federal income tax purposes or is otherwise included as part of an affiliated, consolidated, combined, unitary or similar income Tax group of which Parent Guarantor and/or any of its Subsidiaries is the common parent, cash distributions from the Loan Parties to Parent Guarantor or such Subsidiary in order that Parent Guarantor or such Subsidiary may pay the federal, state and local income taxes (including minimum, gross receipts, franchise or similar taxes imposed in lieu of such income taxes) that are attributable to the taxable income of such Loan Parties for such taxable period (or portion thereof); provided that for each taxable period (or portion thereof) the amount of such payments made with respect of such taxable period (whether made prior to or following the Closing Date) shall not, in the aggregate, exceed the lesser of (a) the amount such Loan Parties would have been required to pay considering only their items of income, gain, loss, deduction and credit (determined, solely for this purpose, as if the Loan Parties were taxable entities), and (b) the net amount of the relevant tax that Parent Guarantor actually is required to remit to the applicable taxing authorities for such taxable period (or portion thereof).
“Permitted Third Party Bank” shall mean any bank or other financial institution with whom any Loan Party maintains a Controlled Account and with whom a Control Account Agreement has been executed.
“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Pivix Specialty” shall mean Pivix Specialty Insurance Services Inc., an Arizona corporation. As of the Closing Date, Pivix Specialty ~~is~~was a less than wholly-owned Subsidiary of the Borrower Representative, and as of the First Amendment Effective Date, Pivix Specialty remains a less than wholly-owned Subsidiary of the Borrower Representative.
“Plan” shall mean any Pension Plan or any other “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) that is maintained or contributed to by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate has or may have an obligation to contribute.
“Platform” shall mean Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Pledged Certificated Stock” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

51

“Pledged Entity” shall mean, collectively, as of the Closing Date, or as later added pursuant to the terms of Section 5.12 and the Collateral Documents, (x) each of the Borrowers, (y) the Subsidiary Guarantors, and (z) the less than wholly-owned Subsidiaries of the Loan Parties, in each case,

52

in which all of the Capital Stock held by the Parent Guarantor or any Loan Party of the foregoing has been pledged to the Secured Parties as Collateral for the Obligations.
“Pro Forma Basis” shall mean, (i) with respect to any Person, business, property or asset acquired in a Permitted Acquisition or other Acquisition approved in writing by the Required Lenders, the inclusion as “Consolidated EBITDA” and/or “Consolidated Gross EBITDA” (as applicable) of the EBITDA (i.e. net income before interest, taxes, depreciation and amortization) for such Person, business, property or asset as if such Acquisition had been consummated on the first day of the applicable period, based on historical results accounted for in accordance with GAAP, and (ii) with respect to any Person, business, property or asset sold, transferred or otherwise disposed of, the exclusion from “Consolidated EBITDA” and/or “Consolidated Gross EBITDA” (as applicable) of the EBITDA (i.e. net income before interest, taxes, depreciation and amortization) for such Person, business, property or asset so disposed of during such period as if such disposition had been consummated on the first day of the applicable period, in accordance with GAAP.
“Pro Rata Share” shall mean (i) with respect to any Class of Commitment or Loan of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment of such Class (or if such Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure or Term Loan, as applicable), and the denominator of which shall be the sum of all Commitments of such Class of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure or the Term Loan, as applicable, of all Lenders) and (ii) with respect to all Classes of Commitments and Loans of any Lender at any time, the numerator of which shall be the sum of such Lender’s Revolving Commitment (or if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure) and Term Loan and the denominator of which shall be the sum of all Lenders’ Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments) and Term Loan.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Qualified Capital Stock” shall mean, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock.
“Real Estate” shall mean all real property owned by the Borrowers and their
Subsidiaries.
“Real Estate Documents” shall mean, collectively, (i) Mortgages covering all Material
Real Estate (other than Excluded Property), duly executed by each applicable Loan Party, (ii) title insurance policies, current as-built ALTA/ACSM Land Title surveys certified to the Administrative Agent, zoning letters, building permits and certificates of occupancy, in each case relating to such Material Real Estate and satisfactory in form and substance to the Administrative Agent, (iii) (x) “Life of Loan” Federal Emergency Management Agency Standard Flood Hazard determinations, (y) notices, in the form required under the Flood Insurance Laws, about special flood hazard area status and flood disaster assistance duly executed by each applicable Loan Party, and (z) if any improved real property encumbered by any Mortgage is located in a special flood hazard area, a policy of flood insurance that is on terms satisfactory to the Administrative Agent, (iv) evidence that counterparts of such Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, to create a valid and enforceable first priority Lien (subject, in the case of priority only, to Permitted Liens which are prior as a matter of law) on such Material Real Estate in favor of the

53

Administrative Agent, for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law), (v) an opinion of counsel in each state in which such Material Real Estate is located in form and substance and from counsel satisfactory to the Administrative Agent, (vi) a duly executed Environmental Indemnity with respect thereto, (vii) Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-05, and applicable state requirements, on all of the Material Real Estate, dated no more than six (6) months prior to the Closing Date (or date of the applicable Mortgage if provided post-closing), prepared by environmental engineers satisfactory to the Administrative Agent, all in form and substance satisfactory to the Administrative Agent, and such environmental review and audit reports, including Phase II reports, with respect to the Material Real Estate as the Administrative Agent shall have requested, in each case together with letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to the Administrative Agent, authorizing the Administrative Agent and the Lenders to rely on such reports, and the Administrative Agent shall be satisfied with the contents of all such environmental reports and (viii) such other reports, documents, instruments and agreements as the Administrative Agent shall request, each in form and substance satisfactory to Administrative Agent.
“Recipient” shall mean, as applicable, (a) the Administrative Agent, (b) any Lender and
(c) the Issuing Bank.
“Recovery Event” shall mean any settlement of, award or payment in respect of any property or casualty insurance (excluding business interruption insurance) claim or any condemnation, eminent domain or similar proceeding relating to any asset of any Borrower or any of its Subsidiaries.
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the managers, administrators, trustees, partners, directors, officers, employees, agents, advisors or other representatives of such Person and such Person’s Affiliates.
“Related Transaction Documents” shall mean the Loan Documents, the Closing Date Equity Documents, the Closing Date Acquisition Documents and all other agreements or instruments executed in connection with the Related Transactions.
“Related Transactions” shall mean, collectively, the making of the initial Loans on the Closing Date, the Closing Date Equity Contribution, the consummation of the Closing Date Acquisition, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all Related Transaction Documents.

54

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments and Term Loan at such time or, if the Lenders have no Commitments outstanding, then Lenders holding more than 50% of the aggregate outstanding Revolving Credit Exposure and Term Loan of the Lenders at such time; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments, Revolving Credit Exposure and Term Loan shall be excluded for purposes of determining Required Lenders; and provided, further, at any time that there are two or more unaffiliated Non-Defaulting Lenders, Required Lenders shall consist of at least two such unaffiliated Non-Defaulting Lenders.
“Required Revolving Lenders” shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding Revolving Commitments at such time or, if the Lenders have no Revolving Commitments outstanding, then Lenders holding more than 50% of the aggregate Revolving Credit Exposure; provided that to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments and Revolving Credit Exposure shall be excluded for purposes of determining Required Revolving Lenders; and provided, further, at any time that there are two or more unaffiliated Non-Defaulting Lenders holding Revolving Commitments, Required Revolving Lenders shall consist of at least two such unaffiliated Non-Defaulting Lenders.
“Requirement of Law” for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” shall mean (x) with respect to certifying compliance with the financial covenants set forth in Article VI, the chief financial officer or the treasurer of the Borrower Representative and the chief financial officer or the treasurer of the Parent Guarantor, (y) with respect to all other provisions, any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the applicable Loan Party or Parent Guarantor or such other representative of the applicable Loan Party or Parent Guarantor as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent and (z) with respect to any Notice of Borrowing, Notice of Conversion/Continuation or any other wire transfer disbursement request, the officers or directors of the Loan Parties specified on the incumbency portion of the certificate delivered pursuant to Section 3.1(b)(ii) (as may be amended, modified, superseded, revoked or rescinded from time to time upon prior notice to the Administrative Agent).
“Restricted Payment” shall mean, for any Person:

55

(i)any dividend or distribution on any class of its Capital Stock (including, for the avoidance of doubt, Disqualified Capital Stock and any other preferred Capital Stock),
(ii)any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its Capital Stock (including, for the avoidance of doubt, Disqualified Capital Stock) or any options, warrants or other rights to purchase such Capital Stock, whether now or hereafter outstanding;
(iii)any payment made in respect of Deferred Purchase Price Obligations;
(iv)any payment on account of Indebtedness that is (x) secured by Liens with a priority junior to Liens securing the Obligations or (y) subordinated to the Obligations, including, for the avoidance of doubt, any Specified Future Put Obligations; and
(v)any payment of management or similar fees.
“Revolving Commitment” shall mean, with respect to each Lender on any date, the commitment of such Lender on such date to make Revolving Loans to the Borrowers and to acquire participations in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule II, as such schedule may be amended pursuant to Section 2.23, or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof. The aggregate principal amount of all Revolving Lenders’ Revolving Commitments as of the Closing Date is
$20,000,000.00.
“Revolving Commitment Termination Date” shall mean the earliest of (i) October 31, 2030, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure.
“Revolving Lender” shall mean any Lender with a Revolving Commitment.
“Revolving Loan” shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrowers under its Revolving Commitment.
“S&P” shall mean S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Sanctioned Country” shall mean, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions (which as of the Closing Date includes the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

56

“Sanctioned Person” shall mean, at any time, (a) any Person that is the subject or target of any Sanctions, (b) any Person located, organized, operating or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state, the United Kingdom or His Majesty’s Treasury of the United Kingdom or (c) any other relevant sanctions authority.
“Secured Parties” shall have the meaning assigned to such term in the Guaranty and Security Agreement.
“Seller” shall mean Sirius Acquisitions Holding Company, a Delaware corporation. “Seller Parent” shall mean Sirius Re Holdings, Inc., a Delaware corporation.
“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” shall mean a Borrowing that bears interest at a rate based on Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.
“SOFR Loan” shall mean a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.
“Solvent” shall mean, with respect to any Person on a particular date, that on such date
(a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.
“Specified Acquisition Agreement Representations” shall mean such of the representations and warranties made by or with respect to the Target in the Closing Date Acquisition Agreement (giving effect to materiality qualifiers contained in the Closing Date Acquisition Agreement) as are material to the interests of the Administrative Agent and the Lenders, but only to the extent the Borrower Representative (or the applicable Subsidiary) has the right (taking into account any applicable cure provisions) to terminate the Borrower Representative’s (or the applicable Subsidiary’s) obligations under the Closing Date Acquisition Agreement, or to decline to consummate such Acquisition (in each case, in accordance with the terms thereof), as a result of the breach of such representations and warranties.

57

“Specified Existing Put Obligations” shall mean the obligation of any Loan Party or any Subsidiary to honor any put right option requiring such Loan Party or Subsidiary to purchase a Non-Controlling Interest Holder’s equity interest in any less than wholly-owned Subsidiary, in each case incurred (i) prior to the Closing Date, (ii) in connection with the Closing Date Acquisition (including, for the avoidance of doubt, any put right options with respect to any incentive equity interests awarded to any management employees or Non-Controlling Interest Holders that are contemplated by any Loan Party as of the Closing Date in connection with the Closing Date Acquisition) or (iii) in connection with any reissuance of equity interests in respect of a Specified Existing Put Obligation described under clauses (i) or (ii) in favor of any successor manager or Non-Controlling Interest Holder on terms that are substantially similar to the existing Specified Existing Put Obligation that will cease to exist upon such reissuance. The Specified Existing Put Obligations as of the Closing Date are set forth on Schedule IV.
“Specified Future Put Obligations” shall mean the obligation of any Loan Party or any Subsidiary to honor any put right option requiring such Loan Party or Subsidiary to purchase a Non-Controlling Interest Holder’s equity interest in any less than wholly-owned Subsidiary, in each case incurred after the Closing Date (subject to the terms and conditions set forth herein); provided that, for avoidance of doubt, reissuances of the Specified Existing Put Obligations described in clause (iii) of the definition of “Specified Existing Put Obligations” shall not constitute Specified Future Put Obligations.
“Specified MGAs” shall mean, collectively, (i) the Borrower Representative, (ii) Xchange Benefits, (iii) Octave Specialty, (iv) All Trans Risk Solutions, LLC, a New Jersey limited liability company, (v) Capacity Marine Corporation, a New Jersey corporation, (vi) Riverton Insurance Agency, Corp., a New Jersey corporation, (vii) Tara Hill, (viii) ArmadaCare, and (ix) any managing general agent subsequently acquired, created or otherwise owned by the Borrower Representative and its Subsidiaries.
“Specified Put Obligation Documents” shall mean, collectively, all agreements, contracts, instruments, or other documents governing or evidencing any Specified Existing Put Obligations and any Specified Future Put Obligations.
“Specified Put Obligations” shall mean, collectively, all Specified Existing Put Obligations and all Specified Future Put Obligations.
“Specified Put Obligation Subordination Agreement” shall mean, collectively, each Specified Put Obligation Subordination Agreement entered into by and among the Administrative Agent, the respective Loan Party, the respective Non-Controlling Interest Holder and acknowledged by the respective less than wholly-owned Subsidiary with respect to any Specified Future Put Obligations, in form and substance reasonably satisfactory to the Administrative Agent and substantially in the form attached hereto as Exhibit G.
“Specified Representations” shall mean the representations and warranties set forth in Sections 4.1(a) (with respect to Loan Parties), 4.1(b) (with respect to execution, delivery and performance by the Loan Parties of the Loan Documents only), 4.2, 4.3 (with respect to execution, delivery and performance by the Loan Parties of the Loan Documents not conflicting with organizational

58

documents, any material Requirement of Law applicable to the Borrowers or any of their Subsidiaries or any material judgment, order or ruling of any Governmental Authority only), 4.7, 4.9, 4.15, 4.17 and 4.20.
[***].

59

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrowers.
“Subsidiary Loan Party” shall mean any Subsidiary (other than an Excluded Subsidiary) of the Borrowers existing on the Closing Date and any other Subsidiary that is required to execute or become party to the Guaranty and Security Agreement or the UK Security Documents, as applicable, pursuant to Section 5.12(a).
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swingline Commitment” shall mean, on any date, the commitment of the Swingline Lender on such date to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $2,500,000.
“Swingline Exposure” shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.4, which shall equal such Lender’s Pro Rata Share of all outstanding Swingline Loans.
“Swingline Lender” shall mean Truist Bank, in its capacity as such, or any successor swingline lender.
“Swingline Loan” shall mean a loan made to the Borrowers by the Swingline Lender under the Swingline Commitment.
“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.
“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.
“Tara Hill” shall mean Tara Hill Services, LLC, a Delaware limited liability company. As of the Closing Date, Tara Hill ~~is~~was a less than wholly-owned Subsidiary of Cirrata Partners, and as of the First Amendment Effective Date, Tara Hill remains a less than wholly-owned Subsidiary of Cirrata Partners.

60

“Target” shall have the meaning set forth in the introductory paragraph hereof.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” shall mean ~~a~~the term ~~loan~~loans made by a Lender to the Borrowers pursuant to Section 2.5 or 2.23~~.~~
, including (i) the Closing Date ~~“~~Term Loan ~~Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make a Term Loan hereunder~~funded on the Closing Date~~, in a principal amount not exceeding the amount set forth with respect to such Lender on Schedule II. The aggregate principal amount of all Lenders’ Term Loan Commitments as~~ and (ii) the Upsize Loan funded on the First Amendment Effective Date. For the avoidance of doubt, upon the Borrowing of the Upsize Loan on the First Amendment Effective Date pursuant to the First Amendment, the Upsize Loan shall be deemed to be an increase to the amount of the Closing Date ~~is $100,000,000.~~Term Loans for all purposes hereunder, and the Upsize Loan and the Closing Date Term Loan shall be fungible with (other than as to the principal amount thereof and use of proceeds thereof), and part of the same Class as, and shall be treated in all respects as, Term Loans.
“Term Loan Commitments” shall mean (i) the Closing Date Term Loan Commitments and (ii) the Upsize Commitments.
“Term SOFR” shall mean,
(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S.

61

Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

62

provided, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” shall mean the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.

63

Agreement.

“Threshold Amount” shall mean $10,000,000.
“Trademark” shall have the meaning assigned to such term in the Guaranty and Security

“Trademark Security Agreement” shall mean any Trademark Security Agreement executed by a Loan Party owning registered Trademarks or applications for Trademarks in favor of the Administrative Agent, for the benefit of the Secured Parties.
“Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Base Rate.
“UCC” shall have the meaning assigned to such term in the Guaranty and Security
Agreement.
“UCP” shall have the meaning set forth in Section 2.22(j).
“UK” and “United Kingdom” each mean the United Kingdom of Great Britain and
Northern Ireland.
“UK Borrower DTTP Filing” means a UK HMRC Form DTTP2 duly completed and filed by the relevant Borrower that is a UK Loan Party, which (a) contains the scheme reference number and jurisdiction of tax residence stated by the relevant UK Treaty Lender (i) opposite that Lender’s name in Schedule II (Commitment Amounts), where that UK Treaty Lender is a party to this Agreement as a Lender as at the date of this Agreement, or (ii) in the documentation which it executes on becoming a party to this Agreement as a Lender, where that UK Treaty Lender that is not a party to this Agreement as a Lender as at the date of this Agreement; and (b) is filed with UK HMRC within 30 days of the date on which that UK Loan Party becomes a party as Borrower under this Agreement or (if later) within 30 days of the date on which such UK Treaty Lender becomes a party as Lender under this Agreement.
“UK CTA 2009” means the UK Corporation Tax Act 2009.
“UK Debenture” shall have the meaning assigned to such term in the definition of “UK Security Documents”.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain

64

credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK GAAP” shall mean generally accepted accounting principles in the United Kingdom applied on a consistent basis and subject to the terms of Section 1.3.
“UK HMRC” means His Majesty’s Revenue & Customs (of the UK). “UK ITA 2007” means the UK Income Tax Act 2007.
“UK Loan Party” shall mean any Loan Party incorporated under the laws of England and
Wales.
“UK Non-Bank Lender” means a Lender which has given a UK Tax Confirmation to the relevant UK Loan Party at or prior to the time it becomes a Lender (or, if later, the time the UK Loan Party becomes a Borrower).
“UK Qualifying Lender” means, in respect of a Loan to a UK Loan Party, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is: (a) a Lender: (i) which is a bank (as defined for the purpose of section 879 of the UK ITA 2007) making an advance under a Loan Document and is within the charge to UK corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA 2009; or (ii) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the UK ITA 2007) at the time that that advance was made and within the charge to UK corporation tax as respects any payments of interest made in respect of that advance; or (b) a Lender which is: (i) a company resident in the UK for UK tax purposes; (ii) a partnership each member of which is: (A) a company so resident in the UK; or (B) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009; or (iii) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company; or (c) a UK Treaty Lender.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Security Documents” shall mean any of: (a) the English law governed debenture entered into between Cirrata UK and the Administrative Agent dated 31 October 2025 (the “UK Debenture”); and (b) the English law governed share charge entered into between Cirrata ~~Vand~~V and the Administrative Agent dated 31 October 2025 in respect of the shares in the capital of Cirrata UK (the “UK Share Charge”), and all other security agreements, pledge agreements, intellectual property security agreements, guarantees and other similar agreements governed by English law and, in each case, all amendments, restatements, modifications or supplements thereof of thereto, by or between any one or more of any Loan Party pledging or granting a Lien or Collateral.
“UK Share Charge” shall have the meaning assigned to such term in the definition of “UK Security Documents”.

65

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either: (a) a company resident in the UK for UK tax purposes; (b) a partnership each member of which is: (i) a company so resident in the UK; or (ii) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009); or (c) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company, and in each case: where such Lender is a party on the date of this Agreement, identified as a UK Non-Bank Lender on Schedule F or where the Lender is not a party at the date of this Agreement, makes such confirmation in an Assignment and Assumption or otherwise by notification to the Administrative Agent and each UK Loan Party.
“UK Tax Deduction” means a deduction or withholding for or on account of Tax imposed by the UK from a payment under a Loan Document, other than a deduction or withholding from a payment under a Loan Document required by FATCA.
“UK Treaty” shall have the meaning assigned to such term in the definition of “UK
Treaty Lender”.
“UK Treaty Lender” means a Lender which (i) is treated as resident of a UK Treaty State for the purposes of the UK Treaty; (ii) does not carry on a business in the UK through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and (iii) meets all other conditions in the UK Treaty for full exemption from United Kingdom taxation on interest (other than completion of procedural formalities), and for these purposes a “UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the UK which is in force and which makes provision for full exemption from tax imposed by the UK on interest.
“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Unfinanced Capital Expenditures” shall mean, for any period, the amount of Capital Expenditures made by the Borrowers and their Subsidiaries during such period in cash, but excluding any such Capital Expenditures financed with Indebtedness permitted under Section 7.1(c) or that constitute reinvestment of proceeds as permitted under Section 2.12(a).
“Unfunded Pension Liability” of any Pension Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Pension Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Pension Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).
“United States” or “U.S.” shall mean the United States of America.
“Unrestricted Cash” shall mean, as of any date of determination, the aggregate amount of cash (excluding, for purposes of clarity, any amounts available to be drawn or funded under lines of credit or other debt facilities, including, without, limitation, revolving loans), cash equivalents and other Permitted Investments owned by the Borrowers and the other Loan Parties, in each case, on such date of determination; provided, that amounts calculated under this definition shall (i) be included only to the

66

extent such amounts are not subject to any Lien or other restriction or encumbrance of any kind (other than (x) Liens in favor of the Administrative Agent and (y) Liens arising solely by virtue of any statutory, contractual or common law provision relating to banker’s liens, rights of set-off or similar rights so long as such liens and rights are not being enforced or otherwise exercised on the date of determination), (ii) be included only to the extent such amounts are held in Controlled Accounts at Truist Bank or subject to Control Account Agreements or (in respect of a UK Loan Party) perfected by service of a notice of charge to the relevant account bank under the terms of the applicable UK Security Document; and (iii) exclude any amounts held by the Borrowers and their Subsidiaries in escrow, trust or other fiduciary capacity for or on behalf of a client, customer or similar Person of the Borrowers or any Subsidiary.
“Upsize Loan” shall mean the Term Loan made by a Lender to the Borrowers pursuant to Section 2.5(b) on the First Amendment Effective Date.
“Upsize Commitments” shall mean, with respect to each Upsizing Lender, the obligation of such Lender to make an Upsize Loan on the First Amendment Effective Date, in a principal amount not to exceed the amount set forth with respect to such Lender on Schedule 1(a) to the First Amendment under the column “Upsize Commitment”. The aggregate principal amount of all Upsizing Lenders’ Upsize Commitments in effect immediately prior to the closing of the First Amendment on the First Amendment Effective Date is $40,000,000.
“Upsizing Lender” shall mean each Lender with an Upsize Commitment as of the First Amendment Effective Date.
“U.S. Borrower” shall mean any Borrower that is a U.S. Person.
“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Loan Parties” shall mean the Borrower Representative, Cirrata V, Cirrata VI, the Target, and each wholly-owned Domestic Subsidiary.
“U.S. Person” shall mean (i) for purposes of Sections 4.22 and 7.15, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any Person in the United States and (ii) otherwise, any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

67

2.20(g)(ii).

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section

“VAT” means (a) any value added Tax imposed by the Value Added Tax Act 1994
(United Kingdom), (b) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (c) any other Tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in clauses (a) or (b) above, or imposed elsewhere.

68

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” shall mean the Borrower Representative, any other Loan Party or the Administrative Agent, as applicable.
“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Xchange Benefits” shall mean Xchange Benefits, LLC, a Delaware limited liability company. As of the Closing Date, Xchange Benefits ~~is~~was a less than wholly-owned Subsidiary of the Borrower Representative, and as of the First Amendment Effective Date, Xchange Benefits remains a less than wholly-owned Subsidiary of the Borrower Representative.
Section 1.2. Classifications of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. “Revolving Loan” or “Term Loan”) or by Type (e.g. “SOFR Loan” or “Base Rate Loan”). Borrowings also may be classified and referred to by Class (e.g. “Revolving Borrowing”) or by Type (e.g. “SOFR Borrowing”).
Section 1.3.    Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Parent Guarantor or the Borrower Representative and its Subsidiaries, in each case delivered pursuant to Section 5.1(a) (or, if no such financial statements have been delivered, on a basis consistent with the audited consolidated financial statements of the Parent Guarantor or the Borrower Representative and its Subsidiaries last delivered to the Administrative Agent in connection with this Agreement); provided that if the Borrower Representative notifies the Administrative Agent that the Borrower Representative wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders wish to amend Article VI for such purpose), then the Parent Guarantors’ and the Borrower Representatives’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower Representative and the Required Lenders. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein

69

and (b) any lease that is characterized as an operating lease in accordance with GAAP after the Parent Guarantor’s or the Borrower Representative’s adoption of Accounting Standards Codification Section

70

842 (regardless of the date on which such lease has been entered into) shall not be a capital or finance lease, and any such lease shall be, for all purposes of this Agreement, treated as though it were reflected on the Parent Guarantor’s or the Borrower Representative’s consolidated financial statements in the same manner as an operating lease would have been reflected prior to the Parent Guarantor’s or the Borrower Representative’s adoption of Accounting Standards Codification Section 842.
Section 1.4. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. The word “or” is not exclusive. The word “year” shall refer (i) in the case of a leap year, to a year of 366 days, and (ii) otherwise, to a year of 365 days. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement, (v) any definition of or reference to any law shall include all statutory and regulatory provisions consolidating, amending, or interpreting any such law and any reference to or definition of any law or regulation, unless otherwise specified, shall refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vii) the words “renew”, “renewal” and variations thereof as used herein with respect to a Letter of Credit means to extend the term of such Letter of Credit or to reinstate an amount drawn under such Letter of Credit or both.
Section 1.5. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
Section 1.6. Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term

71

SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.7. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.8. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
ARTICLE II
AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1. General Description of Facilities. Subject to and upon the terms and conditions herein set forth, (i) the Lenders hereby establish in favor of the Borrowers a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender’s Revolving Commitment) to make Revolving Loans to the Borrowers in accordance with Section 2.2; (ii) the Issuing Bank may issue Letters of Credit in accordance with Section 2.22; (iii) the Swingline Lender may make Swingline Loans in accordance with Section 2.4; (iv) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and outstanding LC Exposure exceed the Aggregate Revolving Commitment Amount in effect from time to time; ~~and~~ (v) each Lender ~~severally~~made a Closing Date Term Loan to the Borrowers on the Closing Date in a principal amount not exceeding such Lender’s Closing Date Term Loan Commitment on the Closing Date in accordance with Section 2.5(a); and (vi) each Upsizing Lender agrees to make ~~a Term~~an Upsize Loan to the Borrowers in a principal amount not exceeding such Lender’s ~~Term Loan~~Upsize Commitment on the ~~Closing~~First Amendment Effective Date in accordance with Section 2.5(b).
Section 2.2.    Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans, ratably in proportion to its Pro Rata Share of the Aggregate Revolving Commitments, to the Borrowers, from time to time during the Availability Period,

72

in an aggregate principal amount outstanding at any time that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitment Amount. During the Availability Period, the Borrowers shall be entitled to borrow, prepay and reborrow

73

Revolving Loans in accordance with the terms and conditions of this Agreement; provided that the Borrowers may not borrow or reborrow should a Default or Event of Default exist.
Section 2.3. Procedure for Revolving Borrowings. A Responsible Officer of the Borrower Representative shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing, substantially in the form of Exhibit C (a “Notice of Revolving Borrowing”) (it being agreed that the Administrative Agent may rely on the authority of the Person making any such request without receipt of any other confirmation), (x) prior to 11:00 a.m. one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) U.S. Government Securities Business Days prior to the requested date of each SOFR Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day),
(iii) the Type of such Revolving Loan comprising such Borrowing, (iv) in the case of a SOFR Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period) and (v) the location and number of the applicable Borrower’s account to which proceeds of such Revolving Borrowing are to be disbursed. Each Revolving Borrowing shall consist entirely of Base Rate Loans or SOFR Loans, as the Borrower Representative may request. The aggregate principal amount of each SOFR Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $100,000 or a larger multiple of $100,000; provided that Base Rate Loans made pursuant to Section 2.4 or 2.22(d) may be made in lesser amounts as provided therein. Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.
Section 2.4.    Swingline Commitment.
(a)Subject to the terms and conditions set forth herein, the Swingline Lender may, in its sole discretion, make Swingline Loans to the Borrowers, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Aggregate Revolving Commitment Amount and the aggregate Revolving Credit Exposures of all Lenders; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrowers shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.
(b)A Responsible Officer of the Borrower Representative shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing, substantially in the form of Exhibit D (a “Notice of Swingline Borrowing”) (it being agreed that the Administrative Agent may rely on the authority of the Person making any such request without receipt of any other confirmation), prior to 10:00 a.m. on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify (i) the principal amount of such Swingline Borrowing, (ii) the date of such Swingline Borrowing (which shall be a Business Day) and (iii) the account of the applicable Borrower to which the proceeds of such Swingline Borrowing should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. The aggregate principal amount of each Swingline Loan shall not be less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower Representative. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrowers in Dollars in immediately available

74

funds at the applicable account specified by the Borrower Representative in the Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Borrowing. The Swingline Lender, at any time and from time to time in its sole discretion, may, but in no event no less frequently than once each calendar week shall, on behalf of the Borrower Representative (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, which will be used solely for the repayment of such Swingline Loan.
(c)If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender.
(d)Each Lender’s obligation to make a Base Rate Loan pursuant to paragraph (c) of this Section or to purchase participating interests pursuant to paragraph (d) of this Section shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrowers or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender’s Revolving Commitment,
(iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by any Loan Party, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder to the Swingline Lender to fund the amount of such Lender’s participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.
Section 2.5.    Term Loan Commitments.

75

(a)Closing Date Term Loans. The parties hereto acknowledge and agree that the Lenders funded the Closing Date Term Loan in accordance with their respective Closing Date Term Loan Commitments on the Closing Date in an original principal amount equal to $100,000,000, and that, on the First Amendment Effective Date, immediately before giving effect to the Upsize Loan, the aggregate outstanding principal balance of the Term Loan is $99,375,000.
(b)Upsize Loans. Subject to the terms and conditions set forth ~~herein~~in the First Amendment, each Upsizing Lender severally agrees to ~~make a single term loan~~fund the Upsize Loan to the Borrowers on the ~~Closing~~First Amendment Effective Date in a principal amount equal to the ~~Term Loan~~Upsize Commitment of such Lender~~.~~  as set forth in the First Amendment.
(c)Amounts borrowed under this Section 2.5 (and any Incremental Term Loans made pursuant to Section 2.23) and repaid or prepaid may not be reborrowed. The Term Loan may be, from time to time, a Base Rate Loan or SOFR Loan or a combination thereof; provided that ~~on the Closing Date the Term Loan shall be a~~it is understood and agreed that, as of the First Amendment Effective Date, the Term Loan (including both the outstanding Closing Date Term Loan and the Upsize Loan funded on such date) shall constitute a single Term Loan and SOFR Loan with an Interest Period of three (3) months~~. The execution and delivery of this Agreement by the Borrowers and the satisfaction of all conditions precedent~~ commencing on the First Amendment Effective Date and payable pursuant to Section ~~3.1 shall be deemed to constitute the Borrowers’ request to borrow the Term Loan on the Closing Date~~2.13(d).
Section 2.6.    Funding of Borrowings.

76

(a)Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office; provided that the Swingline Loans will be made as set forth in Section 2.4. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrowers with the Administrative Agent or, at the Borrower Representative’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower Representative to the Administrative Agent.
(b)Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrowers on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower Representative, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this paragraph shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.
(c)All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.
Section 2.7.    Interest Elections.
(a)Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing. Thereafter, the Borrower Representative may elect to convert such Borrowing into a different Type or to continue such Borrowing, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. At no time shall the total number of SOFR Borrowings (whether Revolving Borrowings or Term Borrowings) outstanding at any time exceed four (4).
(b)To make an election pursuant to this Section, a Responsible Officer of the Borrower Representative shall give the Administrative Agent written notice (or telephonic notice

77

promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit E (a “Notice of Conversion/Continuation”) (it being agreed that the Administrative Agent may rely on the authority of the Person making any such request without receipt of any other confirmation), (x) prior to 10:00 a.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) U.S. Government Securities Business Days prior to a continuation of or conversion into a SOFR Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing, and (iv) if the resulting Borrowing is to be a SOFR Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a SOFR Borrowing but does not specify an Interest Period, the Borrower Representative shall be deemed to have selected an Interest Period of one (1) month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for SOFR Borrowings and Base Rate Borrowings set forth in Section 2.3.
(c)If, on the expiration of any Interest Period in respect of any SOFR Borrowing, the Borrower Representative shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower Representative shall be deemed to have elected to continue such Borrowing with the same Interest Period. No Borrowing may be converted into, or continued as, a SOFR Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any SOFR Loan shall be permitted except on the last day of the Interest Period in respect thereof.
(d)Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
Section 2.8.    Optional Reduction and Termination of Commitments.
(a)Unless    previously    terminated,    all    Revolving    Commitments,    Swingline Commitments and LC Commitments shall terminate on the Revolving Commitment Termination Date. The Closing Date Term Loan Commitments ~~shall terminate~~terminated on the Closing Date upon the making of the Term Loan pursuant to Section 2.5.(a). The Upsize Commitments shall terminate on the First Amendment Effective Date upon the making of the Upsize Loan pursuant to Section 2.5(b).
(b)Upon at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice may be

78

conditioned on the consummation of a transaction but shall otherwise be irrevocable), the Borrowers may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section shall be in an amount of at least $1,000,000 and any larger multiple of $500,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders. Any such reduction in the Aggregate Revolving Commitment Amount below the principal amount of the Swingline Commitment and the LC Commitment shall result in a dollar-for-dollar reduction in the Swingline Commitment and the LC Commitment.
(c)With the written approval of the Administrative Agent, the Borrowers may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.26 will apply to all amounts thereafter paid by the Borrowers for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim that the Borrowers, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender.
Section 2.9.    Repayment of Loans.
(a)The Borrowers unconditionally promise to pay to the Administrative Agent, for the account of each Lender, the aggregate principal amount of all Revolving Loans and Swingline Loans (together with accrued and unpaid interest thereon) of such Lender outstanding on the Revolving Commitment Termination Date.
(b)The Borrowers unconditionally promise to pay to the Administrative Agent, for the account of each Lender, the then aggregate outstanding principal amount of the Term Loan of such Lender in installments (together with accrued and unpaid interest thereon) ~~on the last day of each Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 2026~~payable on the dates set forth below, with each such installment being in the aggregate principal amount for all Lenders ~~equal to $625,000 (~~set forth opposite such date below (and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement).:

79

Installment Date	Aggregate Principal Amount
March 31, 2026	$625,000
June 30, 2026 and each Fiscal Quarter thereafter	$875,000
Maturity Date of the Term Loan	Remaining Outstanding Principal Balance of the Term Loan, together with any unpaid accrued interest and fees with respect thereto

~~To~~; provided that, to the extent not previously paid, the Borrowers unconditionally promise to pay to the Administrative, Agent for the account of each Lender, the aggregate principal balance of the Term Loan (together with accrued and unpaid interest thereon) of such Lender outstanding on the Maturity Date.
Section 2.10.    Evidence of Indebtedness.
(a)Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment ~~and~~, the Closing Date Term Loan Commitment and Upsize Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and, in the case of each SOFR Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.7, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrowers in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.
(b)This Agreement evidences the obligation of the Borrowers to repay the Loans and is being executed as a “noteless” credit agreement. However, at the request of any Lender (including the Swingline Lender) at any time, the Borrowers agree that they will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one

80

or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.11. Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) no later than (i) in the case of any prepayment of any SOFR Borrowing, 11:00 a.m. not less than three (3) U.S. Government Securities Business Days prior to the date of such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one (1) Business Day prior to the date of such prepayment, and
(iii) in the case of any prepayment of any Swingline Borrowing, prior to 11:00 a.m. on the date of such prepayment. Each such notice may be conditioned on the consummation of a transaction but shall otherwise be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given (and such transaction is consummated, if applicable), the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.13(d); provided that if a SOFR Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrowers shall also pay all amounts required pursuant to Section 2.19. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or, in the case of a Swingline Loan, pursuant to Section 2.4. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing and, in the case of a prepayment of a Term Loan Borrowing, to principal installments as directed by the Borrower Representative (and to principal installments in the inverse order of maturity if no direction by the Borrower is provided).

81

Section 2.12.    Mandatory Prepayments.
(a)No later than five (5) Business Days following the date of receipt by any Loan Party of any Net Cash Proceeds from any Asset Sale or Recovery Event, the Borrowers shall prepay the Obligations in an amount equal to 100% of such Net Cash Proceeds in excess of $1,000,000. Notwithstanding the foregoing and so long as no Default or Event of Default has occurred and is continuing, in lieu of prepaying the Obligations with such Net Cash Proceeds, the applicable Loan Party, at its election (which election may be made by provision of written notice to the Administrative Agent of its intent to reinvest Net Cash Proceeds prior to the Business Day following receipt of same), may reinvest all or any portion of such Net Cash Proceeds within (i) one hundred eighty (180) days following receipt of such Net Cash Proceeds or (ii) if such Loan Party enters into a legally binding commitment or letter of intent to so reinvest such Net Cash Proceeds within one hundred eighty (180) days following receipt thereof, within the later of (A) one hundred eighty (180) days following receipt thereof and (B) ninety (90) days following the date of such legally binding commitment or letter of intent; provided that, until such time as such Net Cash Proceeds have been reinvested or prepaid, as the case may be, such Net Cash Proceeds shall be held in Controlled Accounts subject to Control Account Agreements until reinvested.    Any such prepayment (including any portion of such Net Cash Proceeds not actually reinvested in accordance with the foregoing) shall be applied in accordance with paragraph (e) of this Section.
(b)No later than one (1) Business Day following the date of receipt by any Borrower or any of their Subsidiaries of any Net Cash Proceeds from any issuance of Indebtedness, the Borrowers shall prepay the Obligations in an amount equal to 100% of such Net Cash Proceeds; provided that the Borrowers shall not be required to prepay the Obligations with respect to proceeds of Indebtedness permitted under Section 7.1. Any such prepayment shall be applied in accordance with paragraph (e) of this Section.
(c)No later than two (2) Business Days following the date of receipt by any Borrower or any of their Subsidiaries of any Net Cash Proceeds from any Closing Date Acquisition Indemnity Payment, the Borrowers shall prepay the Obligations in an amount equal to 100% of such Net Cash Proceeds. Any such prepayment shall be applied in accordance with paragraph (e) of this Section.
(d)~~[Reserved].~~ [***]
(e)Any prepayments made by the Borrowers pursuant to Section 2.12(a), 2.12(b) ~~and~~, 2.12(c) [***] shall be applied as follows: first, to the principal balance of the Term Loan, until the same shall have been paid in full, pro rata to the Lenders based on their Pro Rata Shares of the Term Loan, and applied to installments of the Term Loan on a pro rata basis (including the final payment due on the Maturity Date); second, to the principal balance of the Swingline Loans, until the same shall have been paid in full, to the Swingline Lender; third, to

82

the principal balance of the Revolving Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Revolving Commitments; fourth, to the Administrative Agent’s fees, interest and reimbursable expenses then due and payable pursuant to any of the Loan Documents; and fifth, to Cash Collateralize the Letters of Credit in an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid fees thereon. The Revolving Commitments of the Lenders shall not be permanently reduced by the amount of any prepayments made pursuant to the second, third and fifth clauses above, unless an Event of Default has occurred and is continuing and the Required Revolving Lenders so request.
(f)If at any time the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.8 or otherwise, the Borrowers shall immediately repay the Swingline Loans and the Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.19. Each such prepayment shall be applied as follows: first, to the Swingline Loans to the full extent thereof; second, to the Base Rate Loans to the full extent thereof; and third, to the SOFR Loans to the full extent thereof. If, after giving effect to prepayment of all Swingline Loans and Revolving Loans, the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, the Borrowers shall Cash Collateralize its reimbursement obligations with respect to all Letters of Credit in an amount equal to such excess plus any accrued and unpaid fees thereon.
Section 2.13.    Interest on Loans.
(a)The Borrowers shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time and (ii) each SOFR Loan at Term SOFR for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time.
(b)The Borrowers shall pay interest on each Swingline Loan at the Base Rate plus the Applicable Margin in effect from time to time.
(c)Notwithstanding paragraphs (a) and (b) of this Section, at the option of the Required Lenders if an Event of Default has occurred and is continuing, and automatically after acceleration or with respect to any past due amount hereunder, the Borrowers shall pay interest (“Default Interest”) with respect to all SOFR Loans at the rate 2.00% per annum above the otherwise applicable interest rate for such SOFR Loans for the then-current Interest Period until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the rate 2.00% per annum above the otherwise applicable interest rate for Base Rate Loans.

83

(d)Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans and Swingline Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Commitment Termination Date or the Maturity Date, as the case may be. Interest on all outstanding SOFR Loans shall be payable on the last day of each ~~Interest Period applicable thereto, and, in the case of any SOFR Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Revolving Commitment Termination Date or the Maturity Date, as the case may be~~Fiscal Quarter; provided that it is understood and agreed that (i) all accrued interest on the Closing Date Term Loan shall be payable on the First Amendment Effective Date, (ii) the then-existing Interest Period shall be terminated early (without any breakage or other charges), (iii) upon the funding of the Upsize Loan on the First Amendment Effective Date, the Upsize Loan and the outstanding Closing Date Term Loan shall become a single Term Loan and SOFR Loan with an Interest Period of three (3) months and interest on such Term Loan shall be payable on the last day of each Fiscal Quarter commencing on June 30, 2026. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.
(e)The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower Representative and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.
(f)In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower Representative and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.14.    Fees.

84

(a)The Borrowers shall pay to the Administrative Agent, for its own account, fees in the amounts and at the times previously agreed upon in writing by the Borrowers and the Administrative Agent (including, for the avoidance of doubt, all fees owing to the Administrative Agent pursuant to the Fee ~~Letter~~Letters).
(b)The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (the “Commitment Fee”), which shall accrue at the Applicable Percentage per annum (determined daily in accordance with Schedule I) on the daily amount of the unused Revolving Commitment of such Lender during the Availability Period. For purposes of computing the Commitment Fee, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Lender.
(c)The Borrowers agree to pay (i) to the Administrative Agent, for the account of each Revolving Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for SOFR Loans then in effect on the average daily amount of such Revolving Lender’s LC Exposure attributable to such Letter of Credit during the period from and including the Closing Date to and including the later of the Revolving Commitment Termination Date and the date on which such Revolving Lender ceases to have any LC Exposure (including any LC Exposure that remains outstanding after the Revolving Commitment Termination Date) and (ii) to the Issuing Bank for its own account a facing fee as set forth in the Closing Date Fee Letter during the period from the Closing Date to and including the later of the Revolving Commitment Termination Date and the date on which the Issuing Bank ceases to have any obligations (contingent or otherwise) to make any LC Disbursement in respect of any Letter of Credit, as well as the Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding the foregoing, if the Required Lenders elect to increase the interest rate on the Loans to the rate for Default Interest pursuant to Section 2.13(c), the rate per annum used to calculate the letter of credit fee pursuant to clause (i) above shall automatically be increased by 200 basis points.
(d)The Borrowers shall pay on the Closing Date (i) to the Administrative Agent and its affiliates, all fees in the Closing Date Fee Letter that are due and payable on the Closing Date and (ii) to the Lenders, all upfront fees previously agreed in writing.
(e)The Borrowers shall pay on the First Amendment Effective Date (i) to the Administrative Agent and its affiliates, all fees in the First Amendment Fee Letter that are due and payable on the First Amendment Effective Date and (ii) to the Lenders, all upfront fees previously agreed in writing.

85

(f)~~(e)~~ Accrued fees under paragraphs (b) and (c) of this Section shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on December 31, 2025, and on the Revolving Commitment Termination Date (and, if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand.
Section 2.15. Computation of Interest and Fees. Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.
Section 2.16.    Inability to Determine Interest Rates; Benchmark Replacement
Setting.
(a)Inability to Determine SOFR. Subject to paragraphs (b) through (f) below, if, prior to the commencement of any Interest Period for any SOFR Borrowing:
(i)the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or
(ii)the Administrative Agent shall have received notice from the Required Lenders that Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their SOFR Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower Representative and to the Lenders as soon as practicable thereafter.
Upon notice thereof by the Administrative Agent to the Borrower Representative, any obligation of the Lenders to make SOFR Loans, and any right of the Borrowers to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower Representative may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower Representative will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower Representative shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.19. Subject to paragraphs (b) through (f) below, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

86

(b)Benchmark Replacement.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and
(y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is based on Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(ii)No swap agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.16.
(c)Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower Representative of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.16(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.16.

87

(e)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
Section 2.17. Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to perform any of its obligations hereunder, to make, maintain or fund any SOFR Loan or to or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower Representative and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such suspension no longer exist, (i) the obligation of such Lender to make SOFR Loans, or to continue or convert outstanding Loans as or into SOFR Loans, shall be suspended and (ii) the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) thereof. In the case of the making of a SOFR Borrowing, such Lender’s Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and, if the affected SOFR Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such SOFR Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such SOFR Loan to such date (and in each instance the Base Rate shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (iii) thereof). Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, use reasonable efforts to designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion. Upon

88

any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.19.
Section 2.18.    Increased Costs.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Issuing Bank;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes,
(B) Excluded Taxes (other than the Taxes described in clause (a) of the definition of such term), and (C) Connection Income Taxes); or
(iii)impose on any Lender or the Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit;
and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a SOFR Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender or Issuing Bank may provide the Borrower Representative (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within five (5) Business Days after receipt of such notice and demand, the Borrowers shall pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate such Lender or Issuing Bank for any such increased costs incurred or reduction suffered.
(b)If any Lender or Issuing Bank shall have determined that any Change in Law regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital (or on the capital of the Parent Company of such Lender or Issuing Bank) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, Issuing Bank or Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies or the policies of such Parent Company with respect to capital adequacy and liquidity), then, from time to time, such Lender or Issuing Bank may provide the Borrower Representative (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within five (5) Business Days after receipt of such notice and demand the Borrowers shall pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate such Lender, Issuing Bank or Parent Company for any such reduction suffered.

89

(c)A certificate of such Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, Issuing Bank or the Parent Company of such Lender or Issuing Bank, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.
(d)Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation.
Section 2.19. Funding Indemnity. In the event of (a) the payment of any principal of a SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a SOFR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrowers to borrow, prepay, convert or continue any SOFR Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked, except in the case of prepayment notices conditioned on the consummation of a transaction), then, in any such event, the Borrowers shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a SOFR Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such SOFR Loan if such event had not occurred at Term SOFR applicable to such SOFR Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such SOFR Loan) over (B) the amount of interest that would accrue on the principal amount of such SOFR Loan for the same period if Term SOFR were set on the date such SOFR Loan was prepaid or converted or the date on which the Borrower Representative failed to borrow, convert or continue such SOFR Loan. A certificate as to any additional amount payable under this Section submitted to the Borrower Representative by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.
Section 2.20.    Taxes.
(a)Defined Terms. For purposes of this Section 2.20, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. The Borrower Representative shall promptly, upon becoming aware that a UK Loan Party must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction), notify the

90

Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent promptly upon becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall notify the Borrower Representative and such UK Loan Party.
(c)Payment of Other Taxes. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Borrowers. The Borrowers shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Evidence of Payments. As soon as reasonably practicable after any payment of Taxes by the Borrowers or any other Loan Party to a Governmental Authority pursuant to this Section 2.20, the Borrowers or other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times

91

reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.20(g)(ii)(A), 2.20(g)(ii)(B) and 2.20(g)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall deliver to the Borrower Representative and the Administrative Agent, to the extent it is legally entitled to do so, on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)an executed copy of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such

92

Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by an executed copy of IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax
Compliance Certificate substantially in the form of Exhibit F-2 or F-3, an executed IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed copy of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if a Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient, to the extent it is legally entitled to do so, shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower Representative and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this sub-paragraph (D), “FATCA” shall include any amendments made to FATCA after the Closing Date. Each Lender and other Recipient agrees that if any form or certification it previously delivered pursuant to this Section 2.20 expires or becomes obsolete or inaccurate in any respect, it shall update such

93

form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.
(iii)Without limiting the generality of the foregoing, in the event that any Borrower is a UK Loan Party:
(A)Subject to sub-paragraph (B) below, a UK Treaty Lender and each UK Loan Party which makes a payment to which that UK Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that UK Loan Party to obtain authorization to make that payment without a UK Tax Deduction.
(B)A UK Treaty Lender:
(1)which becomes a party to this Agreement on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme,    and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule II (Commitment Amounts); and
(2)which becomes a party to this Agreement after the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which    it executes on becoming a party to this Agreement as a Lender, and, having done so, that Lender shall be under no obligation pursuant to sub-paragraph (A) above.
(C)If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with sub-paragraph (B) above and: (i) a UK Loan Party making a payment to that Lender has not made a UK Borrower DTTP Filing in respect of that Lender; or (ii) a UK Loan Party making a payment to that Lender has made a UK Borrower DTTP Filing in respect of that Lender but: (1) that UK Borrower DTTP Filing has been rejected by UK HMRC; (2) UK HMRC has not given the UK Loan Party authority to make payments to that Lender without a UK Tax Deduction within 60 days of the date of the UK Borrower DTTP Filing; or (3) UK HMRC has given the UK Loan Party authority to make payments to that Lender without a UK Tax Deduction but such authority has subsequently been revoked or expired, and in each case, the UK Loan Party has notified that Lender in writing, that Lender and the UK Loan Party shall co-operate in completing any additional procedural formalities necessary for that UK Loan Party to obtain authorization to make that payment without a UK Tax Deduction.
(D)If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with sub-paragraph (B) above, no UK Loan Party shall make a UK Borrower DTTP Filing or file any other form relating to the UK HMRC DT Treaty Passport scheme in respect of that Lender’s

94

commitment or its participation in any Loan unless the Lender otherwise agrees.
(E)A UK Loan Party shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of that UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.
(F)A UK Non-Bank Lender shall promptly notify the Borrower Representative and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.
(G)Each Lender shall indicate in writing, in the documentation which it executes on becoming a party to this Agreement as a Lender, and for the benefit of the Administrative Agent and without liability to any Loan Party, which of the following categories it falls in: (i) not a UK Qualifying Lender; (ii) a UK Qualifying Lender (other than a UK Treaty Lender); or (iii) a UK Treaty Lender. If such a Lender fails to indicate its status in accordance with this sub-paragraph (G) then that Lender shall be treated for the purposes of this Agreement (including by each UK Loan Party) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Borrower Representative). For the avoidance of doubt, the documentation which a Lender executes on becoming a party as a Lender shall not be invalidated by any failure of a Lender to comply with this sub-paragraph (G).
(h)Value Added Tax.
(i)All amounts expressed to be payable under any Loan Document by any party to a Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to sub-paragraph (ii) below, if VAT is or becomes chargeable on any supply made by a Recipient to any party to any Loan Document and the Recipient is required to account to the relevant Governmental Authority for the VAT, such party must pay to the Recipient, in addition to and at the same time as paying any other consideration for such supply, an amount equal to the amount of the VAT (and the Recipient must promptly provide an appropriate VAT invoice to that party).
(ii)If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “Receiving Party”) under any Loan Document, and any party to any Loan Document other than the Receiving Party (the “Relevant Party”) is required by the terms of the Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Receiving Party in respect of that consideration):
(A)    if the Supplier is the Person required to account to the relevant Governmental Authority for the VAT, then the Relevant Party must also pay

95

to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Receiving Party must (where this sub-paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Receiving Party receives from the relevant Governmental Authority which such Receiving Party reasonably determines relates to the VAT chargeable on that supply; and
(B)    if the Receiving Party is the Person required to account to the relevant Governmental Authority for the VAT, then the Relevant Party must promptly, following demand from such Receiving Party, pay to the Receiving Party an amount equal to the VAT chargeable on that supply but only to the extent that such Receiving Party reasonably determines that it is not entitled to credit or repayment from the relevant Governmental Authority in respect of that VAT.
(iii)Where a Loan Document requires any party to reimburse or indemnify a Recipient for any cost or expense, that party shall reimburse or indemnify (as the case may be) the Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, except to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Governmental Authority.
(iv)Any reference in this paragraph (h) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the Party that is treated as making the supply or (as appropriate) receiving the supply under the applicable grouping rules (as provided for in the Value Added Tax Act 1994 (United Kingdom) or in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the EU or any other similar provision in any jurisdiction which is not a member state of the EU)) so that a reference to a party shall be construed as a reference to such party or the relevant group or unity (or fiscal unity) of which such party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).
(v)In relation to any supply made by a Recipient to any party under a Loan Document, if reasonably requested by the Recipient, such party must promptly provide the Recipient with details of such party’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.
(i)Status of Administrative Agent. On or before the date that Truist Bank (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower Representative a duly executed copy of either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY evidencing its agreement with the Borrowers to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account). The Administrative Agent agrees that if it becomes aware any form or certification it previously delivered has expired or become obsolete or inaccurate in

96

any respect, it shall update such form or certification or promptly notify the Borrower Representative in writing of its legal inability to do so.
(j)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (j) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (j), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (j) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(k)Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.21.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.18, 2.19 or 2.20, or otherwise) prior to 12:00 p.m. on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.18, 2.19, 2.20 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

97

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Bank then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Bank based on their respective pro rata shares of such fees and expenses; third, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to all principal of the Loans and unreimbursed LC Disbursements then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal and unreimbursed LC Disbursements.
(c)If any Lender or Issuing Bank shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans or other obligations hereunder that would result in such Lender or Issuing Bank receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure, Term Loan and accrued interest and fees thereon than the proportion received by any other Lender or Issuing Bank with respect to its Revolving Credit Exposure or Term Loan, as applicable, then the Lender or Issuing Bank receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure and/or Term Loan of other Lenders or Issuing Bank to the extent necessary so that the benefit of all such payments shall be shared by the Lenders and Issuing Bank, as applicable, ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure and/or Term Loan, as applicable; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure or Term Loan to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender or Issuing Bank acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender or Issuing Bank were a direct creditor of such Borrower in the amount of such participation.
(d)Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower Representative will not make such payment, the Administrative Agent may assume that the Borrower Representative has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrowers have not in fact made such

98

payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 2.22.    Letters of Credit.
(a)General.
(i)During the Availability Period, the Issuing Bank, in reliance (among other things) upon the agreements of the other Lenders pursuant to paragraphs (d) and (e) of this Section, may, in its sole discretion, issue, at the request of the Borrowers, Letters of Credit for the account of the Borrowers or, subject to Section 2.22(l), any Subsidiary (as specified by the Borrower Representative in the request for such Letter of Credit) on the terms and conditions hereinafter set forth; provided that (1) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, one year after the then current expiration date of such Letter of Credit) and (B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date; (2) each Letter of Credit shall be in a stated amount of at least an amount to be mutually agreed between the Borrower Representative and the Issuing Bank; and (3) the Borrower Representative may not request the issuance, extension, reinstatement or other amendment of any Letter of Credit if, after giving effect to such issuance, extension, reinstatement or other amendment (A) the LC Exposure of the Issuing Bank would exceed the LC Commitment, (B) the aggregate LC Exposure would exceed the LC Commitment or (C) the aggregate Revolving Credit Exposure of all Lenders would exceed the Aggregate Revolving Commitment Amount.
(ii)Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in each Letter of Credit issued by the Issuing Bank equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit on the date of issuance. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.
(iii)Additionally, the Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or request that the Issuing Bank refrain from, or any law applicable to the Issuing Bank shall prohibit the issuance of letters of credit generally or such Letter of Credit in particular, any such order, judgment or decree, or law shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which the

99

Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that the Issuing Bank in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; or
(C)the proceeds of such Letter of Credit would be made available to any Person (x) to fund any activity or business of or with any Sanctioned Person or in any Sanctioned Countries, that, at the time of such funding, is the subject of any Sanctions or
(y) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
The Issuing Bank shall be under no obligation to issue any amendment to any Letter of Credit if the Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof.
(b)Requests for Issuance, Extension, Reinstatement or Other Amendment. To request the issuance of a Letter of Credit (or the extension of its term, reinstatement of amounts paid, or other amendment of its terms and conditions), the Borrower Representative shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance, extension, reinstatement or other amendment specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended, reinstated or modified as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit shall be issued on the account of a Borrower or a Subsidiary, and such other information as shall be necessary to prepare, extend, reinstate or otherwise amend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower Representative and/or the applicable Subsidiary shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.
(c)Process for Issuance. At least two (2) Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice, and, if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent, on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit, directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in paragraph (a) of this Section or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions

100

hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank’s usual and customary business practices.
(d)Disbursement Procedures. The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower Representative and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrowers shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower Representative shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrowers intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower Representative shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.6. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.
(e)Reimbursements by Lenders. If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to paragraph (a) of this Section in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or any of their Subsidiaries, (iv) any breach of this Agreement by any Loan Party or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be,

101

will distribute to such Lender its Pro Rata Share of such payment; provided that if such payment is required to be returned for any reason to the Borrowers or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.
(f)Interim Interest. To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) or (e) of this Section on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Base Rate.
(g)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders demanding that its reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash equal to 105% of the aggregate LC Exposure of all Lenders as of such date plus any accrued and unpaid fees thereon; provided that such obligation to Cash Collateralize the reimbursement obligations of the Borrowers with respect to the Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 8.1(h) or 8.1(i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Borrowers agree to execute any documents and/or certificates to effectuate the intent of this paragraph. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrowers under this Agreement and the other Loan Documents. If the Borrowers are required to Cash Collateralize their reimbursement obligations with respect to the Letters of Credit as a result of the occurrence of an Event of Default, such cash collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after all Events of Default have been cured or waived.
(h)Letter of Credit Reports. Upon the request of any Lender, but no more frequently than quarterly, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower Representative a report describing the aggregate Letters of Credit

102

issued by the Issuing Bank that are then outstanding. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit issued by the Issuing Bank then outstanding.
(i)Obligations Absolute. The Borrowers’ obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:
(i)any lack of validity or enforceability of any Letter of Credit or this
Agreement;
(ii)the existence of any claim, set-off, defense or other right which the
Borrowers or any Subsidiary or Affiliate of any Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
(iii)any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
(iv)payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;
(v)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrowers’ obligations hereunder; or
(vi)the existence of a Default or an Event of Default.
None of the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, document, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally

103

determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination, and that:the Issuing Bank may replace a purportedly lost, stolen, or destroyed original Letter of Credit or amendment thereto with a replacement marked as such or waive a requirement for its presentation;
(i)the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms and conditions of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms and conditions of such Letter of Credit (even if not in strict compliance with the terms and conditions of such Letter of Credit) and without regard to any non-documentary condition in such Letter of Credit;
(ii)the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms and conditions of such Letter of Credit; and
(iii)this Section 2.22(i) shall establish the standard of care to be exercised by the Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care stricter than the foregoing).
Without limiting the foregoing, none of the Administrative Agent, the Lenders, the Issuing Bank, or any of their respective Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) the Issuing Bank declining to take up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) the Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the Issuing Bank.
The Issuing Bank shall have all of the benefits and immunities (but not the obligations) (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and LC Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank.
(j)ISP/UCP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower Representative when a Letter of Credit is issued by the Issuing Bank and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued) (the “ISP”), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) (the “UCP”) and (iii) the Borrower Representative shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit. Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the

104

Borrowers for, and the Issuing Bank’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the laws or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules.
(k)Resignation of Issuing Bank. The Issuing Bank may resign as an “Issuing Bank” hereunder upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower Representative; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Borrower Representative willing to accept its appointment as successor Issuing Bank, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the resigning Issuing Bank. In the event of any such resignation as Issuing Bank, the Borrower Representative shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder; provided that no failure by the Borrower Representative to appoint any such successor shall affect the resignation of the resigning Issuing Bank except as expressly provided above. The Borrower Representative may terminate the appointment of the Issuing Bank as the “Issuing Bank” hereunder by providing a written notice thereof to the Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) the Issuing Bank acknowledging receipt of such notice and (ii) the third Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by the Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such resignation or termination shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the resigning or terminated Issuing Bank pursuant to Section 2.14(c). Notwithstanding the effectiveness of any such resignation or termination, the resigning or terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or termination, but shall not be required to issue any additional Letters of Credit or to extend, reinstate, or otherwise amend any then-existing Letter of Credit.
(l)Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall each be obligated as primary obligors to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit and irrevocably waives any defenses that might otherwise be available to such Borrower as a guarantor or surety of obligations of such Subsidiary. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries. To the extent that any Letter of Credit is issued for the account of any Subsidiary of a Borrower, such Borrower agrees that (i) such Subsidiary shall have no rights against the Issuing Bank, the Administrative Agent or any Lender, (ii) the Borrowers shall be responsible for the obligations in respect of such Letter of Credit under this Agreement and any application or reimbursement

105

agreement, (iii) the Borrowers shall have sole right to give instructions and make agreements with respect to this Agreement and the Letter of Credit, and the disposition of documents related thereto, and (iv) the Borrowers shall have all powers and rights in respect of any security arising in connection with the Letter of Credit and the transaction related thereto. The Borrowers shall, at the request of the Issuing Bank, cause such Subsidiary to execute and deliver an agreement confirming the terms specified in the immediately preceding sentence and acknowledging that it is bound thereby.
Section 2.23.    Increase of Commitments; Additional Lenders.
(a)From time to time after the Closing Date and in accordance with this Section, the Borrowers and one or more Increasing Lenders or Additional Lenders (each as defined below) may enter into an agreement to increase the aggregate Revolving Commitments (each, an “Incremental Revolving Commitment” and the loans made pursuant thereto, “Incremental Revolving Loans”), to increase (each, an “Incremental Increase”) the Term Loan Commitments hereunder or to establish commitments in respect of a separate tranche of term loans (each, an “Incremental Term Commitment” and the term loan made pursuant thereto, an “Incremental Term Loan”, and the Incremental Term Commitments, together with the Incremental Revolving Commitments “Incremental Commitments”) so long as the following conditions are satisfied:
(i)the aggregate principal amount of all such Incremental Commitments made pursuant to this Section shall not exceed the sum of (such sum, the “Available Incremental Amount”):
(A)after the First Amendment Effective Date, the greater of (x)
$40,000,000 and (y) 100% of Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under this Agreement (the “Fixed Incremental Amount”); plus
(B)an unlimited amount (the “Incurrence-Based Incremental Amount”) so long as the Consolidated Total Leverage Ratio is less than 3.50:1.00 at all times prior to the final maturity date for such Incurrence-Based Incremental Amount, calculated as of the last day of the most recently ended four consecutive Fiscal Quarters period for which financial statements are required to have been delivered under this Agreement on a pro forma basis immediately after giving effect to the incurrence of such Incurrence-Based Incremental Amount (assuming the aggregate amount of all such Incurrence-Based Incremental Amounts have been fully drawn and excluding the proceeds of any such Incurrence-Based Incremental Amount in the calculation of the Consolidated Total Leverage Ratio);
(ii)the Borrowers shall execute and deliver such documents and instruments and take such other actions as may be reasonably required by the Administrative Agent in connection with and at the time of any such proposed increase,

106

it being understood and agreed that all Incremental Revolving Loans and Incremental Term Loans shall be evidenced by this Agreement;
(iii)at the time of and immediately after giving effect to any such proposed increase, (A) no Default or Event of Default shall exist, (B) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects except to the extent any such representations and warranties (x) are expressly limited to an earlier date, in which case, on and as of the date of such increase and immediately after giving effect to any such proposed increase, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date or (y) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties shall be true and correct in all respects, and (C) since December 31, 2024 there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect;
(iv)(x) any Incremental Term Loan shall have a maturity date no earlier than the Maturity Date and shall have a Weighted Average Life to Maturity no shorter than that of the Term Loan made pursuant to Section 2.5 and shall rank pari passu in right of payment with the existing Loans hereunder and (y) any Incremental Revolving Commitments provided hereunder shall have terms that are identical to the existing Revolving Commitments (other than the amount thereof and any up-front fees related thereto) and the Revolving Loans;
(v)the Borrowers and their Subsidiaries shall be in pro forma compliance with each of the financial covenants set forth in Article VI as of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered, calculated as if such Incremental Term Loan had been made and all such Incremental Revolving Commitments had been established (and fully funded) as of the first day of the relevant period for testing compliance;
(vi)if the Initial Yield applicable to such Incremental Term Loan or any such Incremental Revolving Commitments exceeds by more than 0.50% per annum the sum of the Applicable Margin then in effect for SOFR Loans of such Class, plus one fourth of the Up-Front Fees paid in respect of the existing Term Loan or the existing Revolving Commitments, as applicable (the “Existing Yield”), then the Applicable Margin of the existing Term Loan or the existing Revolving Loans, as applicable, shall increase by an amount equal to the difference between the Initial Yield and the Existing Yield minus 0.50% per annum;
(vii)any new Lender shall be acceptable to the Administrative Agent in its discretion (such approval not to be unreasonably withheld);
(viii)any collateral securing any such Incremental Commitments shall also secure all other Obligations on a pari passu basis; and
(ix)except as specifically set forth herein, all terms of any Incremental Revolving Commitments and Incremental Term Loans shall be identical to the

107

Revolving Commitments and the Term Loans, respectively, except as otherwise agreed by the Required Lenders.
(b)The Borrower Representative shall provide at least 30 days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each Lender) of any proposal to establish an Incremental Commitment. The Borrower Representative may also, but is not required to, specify any fees offered to those Lenders that agree to provide Incremental Commitments (the “Increasing Lenders”), which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its Revolving Commitment and/or its Term Loan Commitment, as applicable. Each Increasing Lender shall as soon as practicable, and in any case within 15 days following receipt of such notice, specify in a written notice to the Borrower Representative and the Administrative Agent the amount of such proposed Incremental Commitment that it is willing to provide. No Lender (or any successor thereto) shall have any obligation, express or implied, to provide an Incremental Commitment, and any decision by a Lender to provide an Incremental Commitment shall be made in its sole discretion independently from any other Lender. Notwithstanding anything set forth in Section 10.2 to the contrary, only the consent of each Increasing Lender shall be required to establish an Incremental Commitment. No Lender which declines to provide an Incremental Commitment may be replaced with respect to its existing Revolving Commitment and/or its Term Loan, as applicable, as a result thereof without such Lender’s consent. If any Lender shall fail to notify the Borrower Representative and the Administrative Agent in writing about whether it will provide an Incremental Commitment within 15 days after receipt of such notice, such Lender shall be deemed to have declined to provide such Incremental Commitment. The Borrowers may accept some or all of the offered amounts or designate new lenders that are acceptable to the Administrative Agent (such approval not to be unreasonably withheld) as additional Lenders hereunder in accordance with this Section (the “Additional Lenders”), which Additional Lenders may assume all or a portion of such Incremental Commitment. The Borrowers and the Administrative Agent shall have discretion jointly to adjust the allocation of such Incremental Commitments among the Increasing Lenders and the Additional Lenders.
(c)Subject to paragraphs (a) and (b) of this Section, any increase requested by the Borrower Representative shall be effective upon delivery to the Administrative Agent of each of the following documents:
(i)an originally executed copy of an instrument of joinder, in form and substance reasonably acceptable to the Administrative Agent, executed by the Borrowers, by each Additional Lender and by each Increasing Lender, setting forth the Incremental Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all of the terms and provisions hereof;
(ii)such evidence of appropriate corporate authorization on the part of the Borrowers with respect to such Incremental Commitment and such opinions of counsel for the Borrowers with respect to such Incremental Commitment as the Administrative Agent may reasonably request;

108

(iii)a certificate of the Borrower Representative signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in paragraph (a) of this Section has been satisfied;
(iv)to the extent requested by any Additional Lender or any Increasing Lender, executed promissory notes evidencing such Incremental Commitments and/or such Incremental Term Loans, issued by the Borrowers in accordance with Section 2.10; and
(v)any other certificates or documents that the Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.
Upon the effectiveness of any such Incremental Commitment, the Commitments and Pro Rata Share of each Lender will be adjusted to give effect to the Incremental Revolving Commitments and/or the Incremental Term Loan, as applicable, and Schedule II shall automatically be deemed amended accordingly. The Administrative Agent shall have the right to direct the funding and reallocation of any outstanding Revolving Loans (and Revolving Credit Exposure) in order to cause all exposure of each Lender to be in accordance with its pro rata share of the Revolving Commitment after giving effect to such reallocation.
(d)Any Incremental Revolving Commitments shall (except for the amounts thereof and upfront fees payable in connection therewith) have terms that are identical to the Revolving Commitments. Without limiting the other terms herein, if any Incremental Term Loans are to have terms that are different from the Term Loans outstanding immediately prior to such incurrence (any such Incremental Term Loans, the “Non-Conforming Credit Extensions”), all such terms shall be as set forth in a separate assumption agreement among the Borrowers, the Lenders providing such Incremental Term Loans and the Administrative Agent, the execution and delivery of which agreement shall be a condition to the effectiveness of the Non-Conforming Credit Extensions. The scheduled principal payments on the Term Loans to be made pursuant to Section 2.9 shall be ratably increased after the making of any Incremental Term Loans (other than Term Loans that are Non-Conforming Credit Extensions) under this Section 2.23 by the aggregate principal amount of such Incremental Term Loans. After the incurrence of any Non-Conforming Credit Extensions, all optional prepayments of Term Loans shall be allocated ratably between the then-outstanding Term Loans and such Non-Conforming Credit Extensions. If the Borrowers incur Incremental Revolving Commitments under this Section 2.23, the Borrowers shall, after such time, repay and incur Revolving Loans ratably as between the Incremental Revolving Commitments and the Revolving Commitments outstanding immediately prior to such incurrence. Notwithstanding anything to the contrary in Section 10.2, the Administrative Agent is expressly permitted to amend the Loan Documents to the extent necessary to give effect to any increase pursuant to this Section 2.23 and mechanical changes necessary or advisable in connection therewith (including amendments to implement the requirements in the preceding two sentences, amendments to ensure pro rata allocations of SOFR Loans and Base Rate Loans between Loans incurred pursuant to this Section 2.23 and Loans outstanding immediately prior to any such incurrence and amendments to implement ratable participation in Letters of Credit between the Non-Conforming Credit Extensions

109

consisting of Incremental Revolving Commitments and the Revolving Commitments outstanding immediately prior to any such incurrence).
(e)Unless otherwise elected by the Borrower Representative, the Available Incremental Amount shall be deemed to be incurred under the Incurrence-Based Incremental Amount (to the extent there is capacity thereunder) prior to any such amounts being incurred under the Fixed Incremental Amount (it being understood and agreed that, with respect to the Available Incremental Amount, no reclassification between the Incurrence-Based Incremental Amount and Fixed Incremental Amount shall be permitted).
(f)For purposes of this Section, the following terms shall have the meanings specified below:
(i)“Initial Yield” shall mean, with respect to any Incremental Term Loan or Incremental Revolving Commitments, the amount (as determined by the Administrative Agent) equal to the sum of (A) the margin above Term SOFR on such Incremental Term Loan or such Incremental Revolving Loans, as applicable (including as margin the effect of any “floor” applicable on the date of the calculation), plus (B) (x) the amount of any Up-Front Fees on such Incremental Term Loan or such Incremental Revolving Commitments, as applicable (including any fee or discount received by the Lenders in connection with the initial extension thereof), divided by (y) the lesser of (1) the Weighted Average Life to Maturity of such Incremental Term Loan or such Incremental Revolving Commitments, as applicable, and (2) four.
(ii)“Up-Front Fees” shall mean the amount of any fees or discounts received by the applicable Lenders in connection with the making of Loans or extensions of credit, expressed as a percentage of such Loan or extension of credit. For the avoidance of doubt, “Up-Front Fees” shall not include any arrangement fee paid to any arranger.
(iii)“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.
Section 2.24. Mitigation of Obligations. If any Lender requests compensation under Section 2.18, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby

110

agree to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.
Section 2.25. Replacement of Lenders. If (i) any Lender requests compensation under Section 2.18, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20 (an “Increased Cost Lender”), (ii) any Lender is a Defaulting Lender, or (iii) any Lender is a Non-Consenting Lender, then the Borrower Representative may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender, as applicable, to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.18 or 2.20, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (i) the Borrower Representative shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrowers (in the case of all other amounts), (iii) in the case of any Increased Cost Lender, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of a Non-Consenting Lender, each Replacement Lender shall have provided its consent to such amendment, modification, waiver or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Notwithstanding anything in this Section to the contrary, (i) any Lender that acts as the Issuing Bank may not be replaced as the Issuing Bank hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a back-stop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to the Issuing Bank) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced under this Section.
Section 2.26.    Defaulting Lenders.
(a)Cash Collateral.
(i)At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.26(b)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than 105% of the Issuing Bank’s LC Exposure with respect to such Defaulting Lender.

111

(ii)The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (iii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the minimum amount required pursuant to clause (i) above, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(iii)Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.26(a) or 2.26(b) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit or LC Disbursements (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(iv)Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s LC Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.26(a) following (A) the elimination of the applicable LC Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Sections 2.26(b) through 2.26(d) the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated LC Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
(b)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and “Required Revolving Lenders” and in Section 10.2.
(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as

112

follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with Section 2.26(a); fourth, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.26(a); sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable facility without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.26(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)(A) No Defaulting Lender shall be entitled to receive any Commitment Fee pursuant to Section 2.14(b) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive letter of credit fees pursuant to Section 2.14(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to that portion of its LC Exposure for which it has provided Cash Collateral pursuant to Section 2.26(a).

113

(C)With respect to any Commitment Fee or letter of credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s LC Exposure or the Swingline Lender’s Swingline Exposure with respect to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares of the Revolving Commitments (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that
(x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any such Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 10.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Swingline Exposure with respect to such Defaulting Lender and (y) second, Cash Collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with the procedures set forth in Section 2.26(a).
(c)Defaulting Lender Cure. If the Borrower Representative, the Administrative Agent, the Swingline Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.26(b)(iv), whereupon such Lender will cease to be a Defaulting Lender); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver

114

or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(d)New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Swingline Exposure after giving effect to such Swingline Loan and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no LC Exposure after giving effect thereto.
ARTICLE III
CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

Section 3.1. Conditions to Effectiveness. The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Bank to issue any Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):
(a)The Administrative Agent shall have received payment of all fees, expenses and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all reasonable and documented out-of-pocket expenses of the Administrative Agent, the Arranger and their Affiliates (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrowers hereunder, under any other Loan Document and under any agreement with the Administrative Agent or the Arranger to the extent invoiced at least two (2) Business Days prior to the Closing Date.
(b)The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance satisfactory to the Administrative Agent: hereto;
(i)

115

a counterpart of this Agreement signed by or on behalf of each party

(ii)a certificate (x) with respect to the U.S. Loan Parties, of the Secretary or Assistant Secretary of each U.S. Loan Party, (A) attaching (1) certified copies of its articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents, (2) copies of its bylaws, or partnership agreement or limited liability company agreement or comparable organizational documents, (3) the resolutions of its board of directors or other equivalent governing body, or comparable authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and (4) certificates of good standing or existence, as may be available from the Secretary of State of its jurisdiction of organization (and each other jurisdiction where such Loan Party is required to be qualified to do business solely to the extent that the failure to be so qualified as a foreign corporation in such other jurisdiction could result in a Material Adverse Effect) and (B) certifying the name, title and true signature of each officer of such U.S. Loan Party executing the Loan Documents to which it is a party and (y) with respect to each UK Loan Party, of a Director of each UK Loan Party, (A) attaching (1) a copy of its certificate of incorporation, (2) a copy of its of articles of association, (3) the resolutions of its board of directors and its shareholder(s), authorizing the execution, delivery and performance of the Loan Documents to which it is a party and (4) a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006 (UK)) of that UK Loan Party, in each case, certified by a Director of that UK Loan Party, as being in full force and effect without being amended, modified, superseded, revoked or rescinded, and certifying (B) the names and true signatures of the officers or directors of such Loan Party authorized to sign the Loan Documents to which it is a party and the other documents to be delivered hereunder and (C) that entering into and performing its obligations under the Loan Documents to which it is a party would not cause any borrowing, guarantee, security or similar limit binding on the UK Loan Party to be exceeded, (D) that each original and each other copy document relating to such UK Loan Party and provided pursuant to this Agreement is correct, complete and in full force and effect and has not been amended or superseded, and (E) that (1) each Loan Party has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 (UK); and (ii) no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006 (UK)) has been issued in respect of those shares; or (2) a certificate of an authorized signatory of each UK Loan Party certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006 (UK);
(iii)a favorable written opinion of (x) Norton Rose Fulbright US LLP, counsel to the U.S. Loan Parties, addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, and covering such matters relating to the U.S. Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request, (y) Blank Rome LLP, Maryland counsel to the U.S. Loan Parties, addressed to the Administrative Agent, the Issuing Bank and each of the Lenders, and covering such Maryland law matters relating to the U.S. Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request and (z) Alston & Bird (City) LLP, special English counsel to the Administrative Agent, addressed to the Administrative Agent, the

116

Issuing Bank and each of the Lenders, and covering such English law matters relating to the UK Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request (in each case, such opinions shall expressly permit reliance by permitted successors and assigns of the Administrative Agent, the Issuing Bank and the Lenders and any other Person who becomes a Lender pursuant to Section 2.23); a certificate dated the Closing Date (the “Closing Date Officer’s Certificate”) and signed by a Responsible Officer, certifying that (1)(x) Consolidated EBITDA for the Borrowers and their Subsidiaries shall be deemed to be the amounts set forth therein for the Fiscal Quarters ended September 30, 2024, December 31, 2024, March 31, 2025 and June 30, 2025, respectively, (y) Consolidated Gross EBITDA for the Borrowers and their Subsidiaries shall be deemed to be the amounts set forth therein for the Fiscal Quarters ended September 30, 2024, December 31, 2024, March 31, 2025 and June 30, 2025, respectively, and (2) after giving pro forma effect to the funding of the Term Loan and any initial Revolving Borrowing to be made on the Closing Date and the consummation of the Related Transactions, (A) the attached calculations evidence the pro forma closing Consolidated Total Net Leverage Ratio (applying Consolidated EBITDA as of the Fiscal Quarter ended June 30, 2025) and (B) no “Company Material Adverse Effect” (as defined in the Closing Date Acquisition Agreement as in effect on September 29, 2025) shall have occurred and be continuing as of the Closing Date.
(iv)a duly executed Notice of Borrowing for the Borrowing to be made on the Closing Date, together with a report setting forth the sources and uses of the proceeds of the Loans made on the Closing Date and the Closing Date Equity Contribution;
(v)evidence that all material consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any Requirement of Law, or by any Contractual Obligation of any Loan Party, the Target or the Seller in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents, the Related Transaction Documents or any of the transactions contemplated hereby or thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and no investigation or inquiry by any Governmental Authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing;
(vi)copies of (A) the Historical Financial Statements and (B) financial projections on a quarterly basis for the Fiscal Year ending December 31, 2025 and annually thereafter through December 31, 2030;
(vii)(x) the Guaranty and Security Agreement, duly executed by each Loan Party, together with (A) UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Guaranty and Security Agreement, as requested by the Administrative Agent in order to perfect such Liens, (B) copies of UCC (or its equivalent in any jurisdiction), tax, judgment and fixture lien search reports in all necessary or

117

appropriate jurisdictions and under all legal and trade names of the Loan Parties, the Target, and their respective Subsidiaries, as requested by the Administrative Agent, (C) duly executed Patent Security Agreements, Trademark Security Agreements and Copyright Security Agreements (in each case, to the extent applicable), (D) subject to the Funds Certain Provisions (as defined below) and Section 5.18, original certificates evidencing all issued and outstanding shares of Pledged Certificated Stock and (E) subject to the Funds Certain Provisions and Section 5.18, stock or membership interest powers or other appropriate instruments of transfer executed in blank by the applicable Loan Party and (y) subject to the Funds Certain Provisions and Section 5.18, each of the UK Security Documents, in each case duly executed by each UK Loan Party and its Subsidiaries party thereto, together with (A) a copy of all notices/assignments required to be sent under the UK Security Documents and accompanying acknowledgements and duly acknowledged by the addressee (as required under the terms of the UK Security Documents) and (B) original share certificates in respect of shares in the UK Loan Parties and share transfer forms in respect of those shares executed in blank and wet-ink pursuant to the terms of the UK Security Documents;
(viii)the Parent Guaranty Agreement, duly executed by the Parent Guarantor, together with (A) UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of Liens granted in the “Collateral” under (and as defined in) the Parent Guaranty Agreement, as reasonably requested by the Administrative Agent in order to perfect such Liens and (B) copies of UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of Parent Guarantor by the Administrative Agent;
(ix)copies of (A) a duly executed payoff letter from the Existing Agent, in form and substance satisfactory to the Administrative Agent, together with prepared UCC-3 termination financing statements, in form and substance satisfactory to the Administrative Agent, releasing all liens of the Existing Agent and the Existing Lenders upon any of the personal property of the Loan Parties, their respective Subsidiaries and the Parent Guarantor, (B) a duly executed English law governed deed of release, in form and substance satisfactory to the Administrative Agent, releasing Cirrata V and Cirrata UK from all obligations and liabilities under the equitable charge over shares agreement, among Cirrata V, Cirrata UK and the Existing Agent and (C) any other releases, terminations or other documents reasonably required by the Administrative Agent to evidence the payoff of all Indebtedness owed to the Existing Agent or the Existing Lenders by the Loan Parties, their respective Subsidiaries and the Parent Guarantor;
(x)at least three (3) days prior to the Closing Date, all documentation and other information required by bank regulatory authorities or reasonably requested by the Administrative Agent or any Lender under or in respect of applicable “know your customer” and anti-money laundering legal requirements including the Patriot Act and, if any of the Borrowers qualify as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrowers;

118

(xi)a list of all Material Agreements and, to the extent requested by the Administrative Agent, certified copies of all Material Agreements;
(xii)certificates of insurance, in form and detail acceptable to the Administrative Agent, describing the types and amounts of insurance (property and liability) maintained by any of the Loan Parties, together with, subject to Section 5.18 (if applicable), endorsements naming the Administrative Agent as lenders loss payee or additional insured, as the case may be;
(xiii)(A) a copy of the Closing Date R&W Insurance Policy, in form and detail reasonably acceptable to the Administrative Agent, and (B) subject to Section 5.18 (if applicable), a duly executed Collateral Assignment of Closing Date R&W Insurance Policy; and
(xiv)a certificate of solvency in the form agreed between the Administrative Agent and the Borrowers.
(c)Subject to the Funds Certain Provisions and Section 5.18, the Loan Parties shall have taken all steps required under Section 6.2(c) of the Guaranty and Security Agreement for Administrative Agent to have “control” over the assets described in, and as and to the extent required by, such Section.
(d)The Closing Date Equity Contribution shall have occurred (or substantially concurrently with the funding of the initial Loans will occur) in accordance with the Closing Date Equity Documents, without alteration, amendment or other change, supplement or modification of the Closing Date Equity Documents except as approved in writing by the Administrative Agent. The Administrative Agent (or its counsel) shall have received certified copies of all Closing Date Equity Documents, each in form and substance satisfactory to the Administrative Agent. The Borrower Representative and Cirrata VI shall have received the Closing Date Equity Contribution (to the extent not otherwise applied to consummate the Related Transactions).
(e)All conditions precedent to the Closing Date Acquisition, other than the funding of the Loans, shall have been satisfied, and the Closing Date Acquisition shall be consummated simultaneously with the closing and funding of the Loans in accordance with the Closing Date Acquisition Agreement, without giving effect to any modifications, amendments, supplements, consents or waivers by the Parent Guarantor or Cirrata VI (or any of their affiliates) thereto that are adverse in any material respect to the interests of the Administrative Agent and the Lenders without the prior consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed; provided that it is understood and agreed that:
(i)any reduction in the purchase price of, or consideration for, the Closing Date Acquisition under the Closing Date Acquisition Agreement shall be deemed to be not materially adverse to the interests of the Administrative Agent and the Lenders so long as any such reduction (i) is not greater than 10% of the purchase price and (ii) shall reduce the size of the Term Loan on a dollar-for-dollar basis;

119

(ii)any increase in the purchase price of, or consideration for, the Closing Date Acquisition under the Closing Date Acquisition Agreement (other than any working capital purchase price adjustment that is expressly contemplated in the Closing Date Acquisition Agreement as in effect as of September 29, 2025) shall be deemed to be materially adverse to the Administrative Agent; and
(iii)any change to the definition of “Company Material Adverse Effect” contained in the Closing Date Acquisition Agreement as in effect as of September 29, 2025, or to the “Xerox” provisions contained in the Closing Date Acquisition Agreement as in effect as of September 29, 2025, shall be deemed to be materially adverse to the Administrative Agent.
The Administrative Agent (or its counsel) shall have received certified copies of the Closing Date Acquisition Agreement and each other material Closing Date Acquisition Document, in each case, which shall be in form and substance satisfactory to the Administrative Agent.
(f)The Specified Acquisition Agreement Representations shall be true and correct to the extent required by the Funds Certain Provisions and the Specified Representations shall be true and correct in all material respects on or as of the Closing Date (or any date prior thereto); provided that, to the extent any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, such Specified Representation shall be true and correct in all respects on or as of the Closing Date (or any date prior thereto) and shall be interpreted using the definition of “Company Material Adverse Effect” (as defined in the Closing Date Acquisition Agreement as in effect on September 29, 2025; provided, further, that any reference therein to “Acquired Companies” shall be deemed to be a reference to the Borrowers and their Subsidiaries or the Parent Guarantor, as applicable).Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Notwithstanding anything to the contrary contained herein, (A) (i) the only representations and warranties, the making and accuracy of which shall be a condition to the availability of the initial Loans on the Closing Date, shall be the Specified Acquisition Agreement Representations and the Specified Representations and (ii) the conditions set forth in Section 3.2 shall not be a condition precedent to the making of the initial Loans on the Closing Date and (B) to the extent a perfected security interest in the Collateral (other than to the extent a lien on such Collateral may be perfected by the filing of a financing statement under the UCC) is not or cannot be perfected on the Closing Date after the Borrowers’ use of commercially reasonable efforts to do so without undue burden or expense, the provision and/or perfection of security interests in such Collateral shall not constitute a condition precedent to the availability of the initial Loans on the Closing Date, but shall be required to be provided and/or perfected after the Closing Date within a time period to be agreed by the Borrower Representative and the Administrative Agent and in any event at least one (1) Business Day following the Closing Date). For the avoidance of doubt, the foregoing provisions of this paragraph are sometimes referred to as the “Funds Certain Provisions”.

120

Section 3.2. Conditions to Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to Section 2.26(d) and the satisfaction of the following conditions:
(a)at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing;
(b)at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party and the Parent Guarantor set forth in the Loan Documents shall be true and correct in all material respects on and as of such date and after giving effect thereto, as though made on and as of such date except to the extent any such representations and warranties (i) are expressly limited to an earlier date, in which case, on and as of such date, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date or (ii) are already qualified by materiality, Material Adverse Effect or a similar qualification, in which case, such representations and warranties shall be true and correct in all respects; and
(c)the Borrower Representative shall have delivered the required Notice of
Borrowing.
Each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
Section 3.3 Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

121

ARTICLE IV REPRESENTATIONS AND WARRANTIES

Each of the Borrowers represents and warrants, both before and after giving effect to the Related Transactions, to the Administrative Agent, each Lender and the Issuing Bank as follows:
Section 4.1. Existence; Power. Each Loan Party (a) is duly organized or incorporated, validly existing and in good standing as a corporation, partnership or limited liability company, as applicable, under the laws of the jurisdiction of its organization or incorporation, (b) has all requisite corporate, limited liability or other company power and authority to (i) carry on its business as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified to do business, and is in good standing (to the extent such concept exists in the relevant jurisdiction), in each jurisdiction where such qualification is required, except where a failure to be so qualified and in good standing could not reasonably be expected to result in a Material Adverse Effect.
Section 4.2. Organizational Power; Authorization; Enforceability. The execution, delivery and performance by each Loan Party of the Loan Documents and the other Related Transaction Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action. Each Loan Document and Related Transaction Document has been duly executed and delivered by each Loan Party party thereto and constitutes valid and binding obligations of such Loan Party, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, by general principles of equity and in respect of the UK Loan Parties, the Legal Reservations and Perfection Requirements.
Section 4.3. Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents and the other Related Transaction Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to any Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any Material Agreement or give rise to a right thereunder to require any payment to be made by any Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.
Section 4.4.    Financial Statements.
(a)The Borrower Representative has furnished to the Administrative Agent:
(i)the consolidated audited financial statements of the Parent Guarantor for the Fiscal Year ended December 31, 2024,
(ii)the consolidated unaudited financial statements for the Parent Guarantor for the Fiscal Quarters ended March 31, 2025 and June 30, 2025; and

122

(iii)the Financial Statements (as defined in the Closing Date Acquisition Agreement) for the Target; such items in clauses (a)(i), through (iii), collectively, the “Historical Financial Statements”).
The Historical Financial Statements fairly present the financial condition of the Parent Guarantor and the consolidated financial condition of the Target and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(b)Since December 31, 2024, there have been no changes which have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 4.5.    Litigation and Environmental Matters.
(a)Except for the matters set forth on Schedule 4.4, no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document or Related Transaction Document.
(b)Except for the matters set forth on Schedule 4.5, no Loan Party nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
Section 4.6. Compliance with Laws and Agreements. Except for the matters set forth on Schedule 4.6, each Borrower and each of its Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all Material Agreements and other indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 4.7. Investment Company Act. No Borrower nor any of their Subsidiaries is (a) an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith.
Section 4.8. Taxes. Except for the matters set forth on Schedule 4.8, each of the Borrowers and their Subsidiaries have timely filed or caused to be filed all tax returns that are required to be filed by them, and have paid all Taxes, whether or not shown to be due and payable on such tax returns or on any assessments made against it or its property, including all Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where (i) the same are

123

currently being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP or (ii) where the failure of which to be filed or paid would not reasonably be expected to have a Material Adverse Effect.
Section 4.9. Margin Regulations. None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. No Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.
Section 4.10.    Pension.
(a)Each Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations.
(b)Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification).
(c)No ERISA Event has occurred or is reasonably expected to occur.
(d)There exists no Unfunded Pension Liability with respect to any Plan.
(e)None of the Borrowers, any of their Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan. There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of any Borrower, any of its Subsidiaries or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in liability to any Borrower or any of its Subsidiaries.
(f)The Borrowers, each of their Subsidiaries and each ERISA Affiliate have made all contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan.

124

(g)No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA.
(h)None of the Borrowers, any of their Subsidiaries or any ERISA Affiliate have ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions.
(i)Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not reasonably be expected to result in liability to any Borrower or any of its Subsidiaries. All contributions required to be made with respect to a Non-U.S. Plan have been timely made. No Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of the Borrower Representative’s most recently ended Fiscal Year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities.
(j)Neither the UK Loan Party nor ~~Beat Capital~~Octave Specialty has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK) or its equivalent in any jurisdiction) operating or maintaining an “occupational pension scheme” which is not a “money purchase scheme” (both terms as defined in the Pensions Schemes Act 1993 (UK)) that would reasonably be expected to result in a material liability to the UK Loan Party or ~~Beat Capital~~Octave Specialty. To each Loan Party’s knowledge having made due and careful inquiry, it is not nor has it at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004 (UK)) such an employer, has been issued with a Financial Support Direction or Contribution Notice in respect of any pension scheme that would reasonably be expected to result in a material liability to the Loan Parties and their Subsidiaries (taken as a whole).
Section 4.11.    Ownership of Property; Insurance.
(a)Each of the Borrowers and their Subsidiaries have good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the most recent audited consolidated balance sheet of the Target referred to in Section 4.4 or purported to have been acquired by any Borrower or any of its Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of the Borrowers and their Subsidiaries are valid and subsisting and are in full force.
(b)The properties of the Borrowers and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrowers,

125

in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where any Borrower or any applicable Subsidiary operates.
(c)As of the Closing Date, no Borrower nor any of their Subsidiaries owns any Real Estate.
Section 4.12.    Disclosure.
(a)The Borrowers have disclosed to the Administrative Agent, the Lenders and the
Issuing Bank all agreements, instruments, and corporate or other restrictions to which the Borrowers or any of their Subsidiaries is subject, and all other matters known to any of them, that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports (including all reports that the Parent Guarantor or the Borrowers are required to file with the
Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of Parent Guarantor or the Borrowers to the Administrative Agent, any Lender or the Issuing Bank in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Parent Guarantor and the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time it being understood that (i) any such projected financial information is merely a prediction as to future events and its not to be viewed as fact, (ii) such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of Parent Guarantor, the Borrowers or any of their Subsidiaries and (iii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material.
(b)As of (i) the Closing Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 3.1(b)(xi) is true and correct in all respects and (ii) as of the date delivered, the information included in each Beneficial Ownership Certification delivered pursuant to Section 5.17 is true and correct in all respects.
Section 4.13.    Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Borrowers or any of their Subsidiaries, or, to the Borrowers’ knowledge, threatened against or affecting the Borrowers or any of their Subsidiaries, and no significant unfair labor practice charges or grievances are pending against any Borrower or any of their Subsidiaries, or, to the Borrowers’ knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrowers or any of their Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of any Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 4.14.    Subsidiaries. Schedule 4.14 sets forth:
(a)the name of, the ownership interest of the applicable Loan Party in, the jurisdiction of incorporation or organization of, and the type of each Subsidiary of each Borrower (including, for the avoidance of doubt, all less than wholly-owned Subsidiaries of the Borrowers) and the other Loan Parties; provided that solely in the case of the Beat Subsidiaries,

126

the representation set forth in this clause (a) shall be subject to the Loan Parties’ best knowledge and shall apply only as of the Closing Date.
(b)each Subsidiary that is a Subsidiary Loan Party, in each case as of the ~~Closing~~First Amendment Effective Date; and
(c)all Disqualified Capital Stock of the Borrowers and their Subsidiaries; provided that solely in the case of the Beat Subsidiaries, the representation set forth in this clause (c) shall be subject to the Loan Parties’ best knowledge and shall apply only as of the Closing Date. For the avoidance of doubt, neither the Consolidated Total Assets nor the Consolidated EBITDA of the Subsidiaries that are not Guarantors solely due to qualifying as an “Immaterial Subsidiary”, exceeds the threshold for Consolidated EBITDA or Consolidated Total Assets, either individually or in the aggregate, as set forth in the definition of “Immaterial Subsidiary” and in Section 5.12(b).
Section 4.15. Solvency. After giving effect to the execution and delivery of the Loan Documents, the other Related Transaction Documents, and the making of the Loans under this Agreement and the consummation of the Related Transactions, (a) each Loan Party is Solvent and (b) the Parent Guarantor, Loan Parties and their Subsidiaries, taken as a whole, are Solvent.
Section 4.16. Deposit and Disbursement Accounts. Schedule 4.16 lists all banks and other financial institutions at which any Loan Party maintains deposit accounts, lockbox accounts, disbursement accounts, investment accounts or other similar accounts as of the ~~Closing~~First Amendment Effective Date, and such Schedule correctly identifies the name of each financial institution, the name in which the account is held (if applicable), the type of the account, and the complete account number therefor.
Section 4.17.    Collateral Documents.
(a)The Guaranty and Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined therein), and when UCC financing statements in appropriate form are filed in the offices specified on Schedule 3 to the Guaranty and Security Agreement, the Liens created under the Guaranty and Security Agreement shall constitute a fully perfected Lien (to the extent that such Lien may be perfected by the filing of a UCC financing statement) on, and security interest in, all right, title and interest of the grantors thereunder in all Collateral, other than Collateral constituting Pledged Certificated Stock, prior and superior in right to any other Person, other than, in the case of priority, Permitted Liens which are prior as a matter of law or contract. When the certificates evidencing all Pledged Certificated Stock are delivered to the Administrative Agent, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, the Liens on, and security interest in, such Pledged Certificated Stock shall be fully perfected first priority security interests, subject, in the case of priority only, to Permitted Encumbrances described in clause (i) of the definition of such term which are prior as a matter of law.
(b)When the filings in paragraph (a) of this Section are made and when, if applicable, the Patent Security Agreements and the Trademark Security Agreements are filed in the United States Patent and Trademark Office and the Copyright Security Agreements are filed

127

in the United States Copyright Office, the Liens created under the Guaranty and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Patents, Trademarks and Copyrights, if any, in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, subject, in the case of priority only, to Permitted Liens which are prior as a matter of law or contract.
(c)Subject to the Perfection Requirements, (i) the UK Share Charge is effective to create a legal, valid and enforceable Lien on and security interest in the Capital Stock of Cirrata UK and
(ii) when certificates evidencing all Capital Stock pledged pursuant to the UK Share Charge are delivered to the Administrative Agent, together with appropriate stock transfer forms duly executed in blank, the Lien purported to be granted under the UK Share Charge on such Capital Stock shall be a fully perfected first priority security interest.
(d)Subject to the Perfection Requirements, (i) the UK Debenture is effective to create legal, valid and enforceable Liens in the assets of Cirrata UK; and (ii) the UK Debenture will upon registration of particulars at Companies House in England and Wales in accordance with Part 25 (Company Charges) of the Companies Act 2006 (UK) or any regulations relating to the registration of charges made under, or applying the provisions of, the Companies Act 2006 (UK) and the payment of associated fees, have first ranking priority under English law.
(e)Each Mortgage, when duly executed and delivered by the relevant Loan Party (other than a UK Loan Party), will be effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of such Loan Party’s right, title and interest in and to the Material Real Estate of such Loan Party covered thereby and the proceeds thereof, and when such Mortgage is filed in the real estate records where the respective Mortgaged Property is located, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of such Loan Party in such Material Real Estate and the proceeds thereof, in each case prior and superior in right to any other Person, other than, in the case of priority only, Permitted Liens which are prior as a matter of law or contract.
(f)No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, unless the applicable Loan Party maintains flood insurance with respect to such improved real property in compliance with the requirements of Section 5.8.
Section 4.18. Subordination of Specified Put Obligations. This Agreement, and all amendments, modifications, extensions, renewals, refinancings and refundings hereof, constitute the “Senior Credit Agreement” within the meaning of each Specified Put Obligation Subordination Agreement; this Agreement, together with each of the other Loan Documents and all amendments, modifications, extensions, renewals, refinancings and refundings hereof and thereof, constitute “Senior Loan Documents” within the meaning of each Specified Put Obligation Subordination Agreement; and

128

the Revolving Loans, the Term Loan and all other Obligations of the Borrowers to the Lenders and the Administrative Agent under this Agreement and all other Loan Documents, and all amendments, modifications, extensions, renewals, refinancings or refundings of any of the foregoing, constitute “Senior Indebtedness” of the Borrowers within the meaning of each Specified Put Obligation Subordination Agreement, and the holders thereof from time to time shall be entitled to all of the rights of a holder of “Senior Indebtedness” pursuant to each Specified Put Obligation Subordination Agreement.
Section 4.19. Material Agreements. As of the ~~Closing~~First Amendment Effective Date, all Material Agreements of the Borrowers and their Subsidiaries are described on Schedule 4.19, and each such Material Agreement is in full force and effect. No Borrower has any knowledge of any pending amendments or threatened termination of any of the Material Agreements. As of the ~~Closing~~First Amendment Effective Date, solely to the extent requested by the Administrative Agent, the Borrowers have delivered to the Administrative Agent a true, complete and correct copy of each Material Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith).
Section 4.20.    Sanctions and Anti-Corruption Laws.
(a)None of the Borrowers or any of their Subsidiaries or any of their respective directors, officers, employees, agents or affiliates is a Sanctioned Person.
(b)The Borrowers, their Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrowers, the agents of the Borrowers and their Subsidiaries, are in compliance with applicable Anti-Corruption Laws and applicable Sanctions. The Borrowers and their Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Sanctions and Anti-Corruption Laws.
Section 4.21.    Affected Financial Institutions. No Loan Party is an Affected Financial
Institution.
Section 4.22.    Outbound Investment Rules. No Borrower nor any of its Subsidiaries
is a “covered foreign person” as that term is used in the Outbound Investment Rules. No Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrowers were U.S. Persons or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
Section 4.23. Intellectual Property. The Borrowers and the Subsidiary Loan Parties own, or have the right to use, all Material Intellectual Property necessary to conduct their business as currently conducted. To the knowledge of any Loan Party, (a) the conduct and operations of the businesses of the Borrowers and their Subsidiaries does not infringe, misappropriate, dilute or violate any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or

129

interest of any Borrower or any of its Subsidiaries in, or relating to, any Intellectual Property, other than, in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 4.24. Centre of Main Interests and Establishments. For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “EU Regulation”), each Loan Party (to the extent such Loan Party is subject to the EU Regulation) has its centre of main interest situated in its jurisdiction of incorporation or organization and no Loan Party (to the extent such Loan Party is subject to the EU Regulation) has an “establishment” (as that term is used in Article 2(10) of the EU Regulation) in any other jurisdiction.
ARTICLE V AFFIRMATIVE COVENANTS

Until the Payment in Full, each Borrower covenants and agrees with the Administrative Agent, the Lenders and the Issuing Bank that:
Section 5.1.    Financial Statements and Other Information. The Borrowers will deliver to the Administrative Agent, each Lender and the Issuing Bank:
(a)Annual Reports.
(i)As soon as available and in any event within 120 days after the end of each Fiscal Year of the Parent Guarantor, a copy of the annual audited consolidated report for such Fiscal Year for the Parent Guarantor, containing a consolidated balance sheet of the Parent Guarantor as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Parent Guarantor for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by KPMG LLP or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation (other than as a result of, a current maturity in the final year of any Indebtedness permitted under Section 7.1) and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Parent Guarantor for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

130

(ii)As soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower Representative, (A) a copy of the annual unaudited internally prepared financial statements for such Fiscal Year for the Borrower Representative and its Subsidiaries, containing an unaudited consolidated ~~and consolidating~~ balance sheet of the Borrower Representative and its Subsidiaries as of the end of such Fiscal Year and the related unaudited consolidated and consolidating statements of income, consolidated stockholders’ equity and cash flows of the Borrower Representative and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year., and (B) a statement certified by a Responsible Officer of the Borrower Representative setting forth (x) the current cash balances of each Specified MGA as of the end of such Fiscal Year, (y) the aggregate amount of each Specified MGA’s distributions in such Fiscal Year, and separately setting forth each Specified MGA’s aggregate distributions to (I) the Parent Guarantor and (II) the Borrower Representative; and (z) the aggregate amount of all capital contributions to each Specified MGA in such Fiscal Year.
(iii)As soon as available and in any event within 120 days after the end of each Fiscal Year of Xchange Benefits, a copy of the annual audited report for such Fiscal Year for Xchange Benefits and its Subsidiaries, containing a consolidated balance sheet of Xchange Benefits and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of Xchange Benefits and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by Ansel & Slotopolsky, LLP or other independent public accountants that are reasonably satisfactory to the Administrative Agent (without a “going concern” or like qualification, exception or explanation (other than as a result of, a current maturity in the final year of any Indebtedness permitted under Section 7.1) and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and

131

the results of operations of Xchange Benefits and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.
(iv)As soon as available and in any event within 150 days after the end of each Fiscal Year of ~~Beat Capital~~Octave Specialty, a copy of the annual audited report for such Fiscal Year for ~~Beat Capital~~Octave Specialty and its Subsidiaries, containing a consolidated balance sheet of ~~Beat Capital~~Octave Specialty and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of ~~Beat Capital~~Octave Specialty and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by KPMG LLP or other independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation (other than as a result of, a current maturity in the final year of any Indebtedness permitted under Section 7.1) and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of ~~Beat Capital~~Octave Specialty and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with UK GAAP standards and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with such standards.
(b)Quarterly Reports.

132

(i)As soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Parent Guarantor, (A) an unaudited consolidated balance sheet of the Parent Guarantor as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of the Parent Guarantor for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the Parent Guarantor’s previous Fiscal Year., and (B) a statement certified by a Responsible Officer of the Borrower Representative setting forth (x) the current cash balances of each Specified MGA as of the end of such Fiscal Quarter, (y) the aggregate amount of each Specified MGA’s distributions in such Fiscal Quarter, and separately setting forth each Specified MGA’s aggregate distributions to (I) the Parent Guarantor and (II) the Borrower Representative; and (z) the aggregate amount of all capital contributions to each Specified MGA in such Fiscal Quarter.
(ii)As soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower Representative, an unaudited consolidated ~~and consolidating~~ balance sheet of the Borrower Representative and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated and consolidating statements of income and consolidated cash flows of the Borrower Representative and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the Borrower Representative’s previous Fiscal Year.
(c)concurrently with the delivery of the financial statements referred to in paragraphs (a) and (b) of this Section, a Compliance Certificate signed by a Responsible Officer of the Borrower Representative and the Parent Guarantor (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower Representative or the Parent Guarantor, as applicable, has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail, (x) calculations demonstrating the Borrowers’ compliance with the financial covenants set forth in Article VI, and (y) evidence of the Parent Guarantor’s compliance with the Parent Guarantor Liquidity Covenant, (iii) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to the Lenders on the Closing Date or as of the most recent

133

Fiscal Year or Fiscal Quarter, as the case may be, (iv) specifying any new application or change in application for the registration of any Intellectual Property of the Borrowers or their Subsidiaries, and (v) stating whether any change in GAAP (or UK GAAP) or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of the Parent Guarantor, Xchange Benefits and its Subsidiaries and ~~Beat Capital~~Octave Specialty and its Subsidiaries, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;
(d)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Parent Guarantor to its shareholders generally, as the case may be; and
(e)promptly following any request therefor, (i) such other information regarding the results of operations, business affairs and financial condition of the Parent Guarantor, the Borrowers or any of their Subsidiaries as the Administrative Agent, any Lender or the Issuing Bank may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent, any Lender or the Issuing Bank for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.
So long as the Parent Guarantor is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, the Borrower Representative ~~may satisfy~~shall be deemed to have satisfied its obligation to deliver the financial statements, periodic and other reports, proxy statements and other materials referred to in ~~paragraphs~~clauses (a)(i) ~~and~~, (b)(i) ~~above by delivering~~and (d) (solely to the extent relating to the Parent Guarantor) above upon the filing of such financial statements ~~by electronic mail to such email addresses as the Administrative Agent, the Lenders and the Issuing Bank shall have provided to the Borrower Representative from time to time.~~, reports, statements or materials with the Securities and Exchange Commission.
Section 5.2.    Notices of Material Events.
(a)The Borrower Representative will furnish to the Administrative Agent, each Lender and the Issuing Bank prompt and, in any event, not later than three (3) Business Days after a Responsible Officer becomes aware thereof (except with respect to paragraph (iv) below which shall not be later than within 15 days after a Responsible Officer or an ERISA Affiliate becomes aware thereof) written notice of the following:
(i)the occurrence of any Default or Event of Default;
(ii)the filing or commencement of, or any material development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority

134

against or, to the knowledge of any Borrower, affecting any Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(iii)the occurrence of any event or any other development by which any Borrower or any of its Subsidiaries (A) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) becomes subject to any Environmental Liability, (C) receives notice of any claim with respect to any Environmental Liability, or (D) becomes aware of any basis for any Environmental Liability, in each case which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(iv)(A) any ERISA Event has occurred, a certificate of the chief financial officer of the Borrower Representative describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by any Borrower, any Subsidiary or any ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, (B) there has been an increase in Unfunded Pension Liabilities (not taking into account Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (C) that there has been any Withdrawal Liability, (D) that there has been any adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by any Borrower, any of its Subsidiaries or any ERISA Affiliate, or (E) that there has been any adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of any Borrower, any of its Subsidiaries (or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of the Borrower Representative;
(v)the occurrence of any default or event of default, or the receipt by any Borrower or any of its Subsidiaries of any written notice of an alleged default or event of default, with respect to any Material Indebtedness of any Borrower or any of its Subsidiaries;
(vi)any material amendment or modification to any Material Agreement (together with a copy thereof), and prompt notice of any termination, expiration or loss of any Material Agreement that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
(vii)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and
(viii)any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in part (c) or
(d) of such certification.

135

(b)The Borrower Representative will furnish to the Administrative Agent, each Lender and the Issuing Bank the following:
(i)promptly and in any event at least five (5) Business Days prior thereto (or such shorter period as may be agreed to in writing by the Administrative Agent in its reasonable discretion), notice of any change (A) in any Loan Party’s legal name, (B) in any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (C) in any Loan Party’s identity or legal structure, (D) in any Loan Party’s federal taxpayer identification number or organizational number or (E) in any Loan Party’s jurisdiction of organization;
(ii)promptly and in any event at least 15 days prior thereto, documentation with respect to any proposed Specified Future Put Obligations or other issuance of any Disqualified Capital Stock; and
(iii)as soon as available and in any event within 30 days after receipt thereof, a copy of any environmental report or site assessment obtained by or for any Borrower or any of its Subsidiaries after the Closing Date on any Mortgaged Property.
Each notice or other document delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice or other document and any action taken or proposed to be taken with respect thereto.
Section 5.3. Existence; Conduct of Business. Each Borrower will, and will cause each of its Subsidiaries (excluding the Immaterial Subsidiaries) to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises and Intellectual Property material to the conduct of its business; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.
Section 5.4. Compliance with Laws. Each Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Borrower will, and will cause each of its Subsidiaries to, maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrowers, their Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.
Section 5.5. Payment of Obligations. Each Borrower will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity all of its obligations and liabilities (including all Taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or
(b)the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

136

Section 5.6. Books and Records. Each Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Borrowers in conformity with GAAP.
Section 5.7. Visitation and Inspection. Each Borrower will, and will cause each of their Subsidiaries to, permit any representative of the Administrative Agent, any Lender or the Issuing Bank to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent, any Lender or the Issuing Bank may reasonably request after reasonable prior notice to the Borrower Representative; provided that if an Event of Default has occurred and is continuing, no prior notice shall be required provided, further, that, unless an Event of Default shall have occurred and is continuing, the Administrative Agent, the Lenders and the Issuing Bank may collectively exercise their visitation and inspection rights under this Section 5.7 no more than twice per Fiscal Year.
Section 5.8. Maintenance of Properties; Insurance. Each Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies which are not Affiliates of the Borrowers (i) insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations (including, in any event, flood insurance as described in the definition of Real Estate Documents) and (ii) all insurance required to be maintained pursuant to the Collateral Documents, and will, upon request of the Administrative Agent, furnish to the Administrative Agent, each Lender and the Issuing Bank at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by the Borrowers and their Subsidiaries in accordance with this Section (and if requested by the Administrative Agent, any Lender or the Issuing Bank a copy of any policy referenced therein if not already delivered), and (c) at all times shall name the Administrative Agent as additional insured on all liability policies of the Borrowers and their Subsidiaries and as lenders’ loss payee (pursuant to a lenders’ loss payee endorsement approved by the Administrative Agent) on all casualty and property insurance policies of the Borrowers and their Subsidiaries.
Section 5.9.    Use of Proceeds; Margin Regulations.
(a)The Borrowers will use, or cause to be used, the proceeds of the Closing Date Term Loans and the Revolving Loans funded on the Closing Date to (i) finance a portion of the Closing Date Acquisition and (ii) pay transaction costs and expenses arising in connection with the Related Transaction Documents.
(b)The Borrowers will use the proceeds of the Revolving Loans funded after the Closing Date to (i) finance future Permitted Acquisitions, (ii) pay transaction costs and expenses arising in connection with such Permitted Acquisitions and (iii) provide for ongoing working capital needs and other general corporate purposes of the Borrowers and their Subsidiaries.
(c)The Borrowers will

137

use the proceeds of the Upsize Loans funded on the First Amendment Effective Date to consummate the First Amendment Effective Date Distribution.
(d)~~(c)~~ No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X. All Letters of Credit will be used for general corporate purposes.
Section 5.10. Casualty and Condemnation. Each Borrower will (a) furnish to the Administrative Agent, the Lenders and the Issuing Bank prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Cash Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.
Section 5.11. Cash Management. Subject to Section 5.18, including the grace periods contained therein, each Borrower will, and will cause the Subsidiary Loan Parties to:
(a)cause each Controlled Account (other than Excluded Accounts) to be a cash collateral account, with all cash, checks and other similar items of payment in such account securing payment of the Obligations, and in which a Loan Party shall have granted a first priority Lien to the Administrative Agent, on behalf of the Secured Parties, and (in respect of a Loan Party that is not a UK Loan Party) perfected either automatically under the UCC (with respect to Controlled Accounts at Truist Bank) or subject to Control Account Agreements or (in respect of a UK Loan Party) perfected by service of a notice of charge to the relevant account bank under the terms of the applicable UK Security Document; and
(b)deposit promptly in the ordinary course of business all securities owned by a Loan Party (other than with respect to any certificated securities pursuant to which the Administrative Agent has physical possession) and all Loan Party cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all accounts and other Collateral into Controlled Accounts.
Section 5.12.    Additional Loan Parties and Collateral. In the event that, after the Closing Date, (i) any Subsidiary (other than an Excluded Subsidiary of the type described in clauses (b) through (i) of the definition thereof or any Beat Subsidiary) is formed or acquired pursuant to a transaction permitted hereunder or (ii) any Subsidiary ceases to be an Excluded Subsidiary, (x) the Borrower Representative shall promptly notify the Administrative Agent thereof and (y) within 30 days after (or such longer period as permitted by Administrative Agent in its reasonable discretion) such Subsidiary is formed or acquired or ceases to be an Excluded Subsidiary, as applicable, the applicable Loan Party shall (A) deliver (x) a duly executed Guaranty and Security Agreement Supplement and (to the extent the Subsidiary is incorporated under the laws of England and Wales) a deed of accession to the UK Debenture (and, for the avoidance of doubt, to the extent the shares in the Subsidiary are not already covered under the UK Security Documents, the holder of the entire issued share capital of the Subsidiary shall deliver an executed English law governed share charge on terms

138

substantially identical to those set out in the UK Share Charge), as applicable and (y) the original stock certificates evidencing the Capital Stock of such Person, if any, to the Administrative Agent, together with appropriate stock powers executed in blank and (B) except with respect to any Excluded Subsidiary solely classified as such pursuant to clause (a) of such definition, cause such Subsidiary to become a Subsidiary Loan Party. A Subsidiary shall become a Subsidiary Loan Party by executing and delivering to the Administrative Agent a Guaranty and Security Agreement Joinder and (if applicable) an accession deed to the UK Debenture, accompanied by (x) all other Loan Documents related thereto (including Real Estate Documents required by and subject to any deadlines set forth in Section 5.13), (y) certified copies of its organizational documents, appropriate authorizing resolutions, lien searches and legal opinions comparable to those delivered pursuant to Section 3.1(b)) and (z) such other documents as the Administrative Agent shall reasonably request. For the avoidance of doubt, each Excluded Subsidiary solely classified as such pursuant to clause (a) of such definition shall be a Pledged Entity and be subject to the requirements of this Section 5.12(a) and all related conditions set forth with respect to such Subsidiary in the Collateral Documents other than with respect to causing such Subsidiary to become a Subsidiary Loan Party.
(a)In the event that, at any time after the Closing Date, Subsidiaries that are not Guarantors solely due to qualifying as an “Immaterial Subsidiary” pursuant to the definition thereof, (i) comprise in the aggregate more than 5.00% of Consolidated EBITDA or more than 5.00% of Consolidated Total Assets, in each case, as of the end of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered to the Administrative Agent pursuant to Section 5.1(b) or (ii) own or exclusively license any Material Intellectual Property, then, in each case, the Borrower Representative shall, not later than five (5) Business Days after (or such longer period as the Administrative Agent may agree in its reasonable discretion) (x) the date by which financial statements for such Fiscal Quarter are required to have been delivered pursuant to Section 5.1(b), or (y) the acquisition or development of such Material Intellectual Property, as applicable, (A) designate in writing to the Administrative Agent one or more of such Subsidiaries as no longer being an “Immaterial Subsidiary” (to the extent that, as a result of such designation, the remaining Immaterial Subsidiaries constitute less than each of the thresholds set forth in this subsection (b) in the aggregate) and (B) comply with the provisions of subsection (a) of this Section applicable to each such Subsidiary (subject to the time periods set forth in this Section 5.12) to join such Subsidiaries as Guarantors.
For the avoidance of doubt, all actions to be taken pursuant to this Section shall be at the expense of the Borrowers or the applicable Loan Party and shall be taken to the reasonable satisfaction of the Administrative Agent.
Section 5.13. Additional Real Estate. If any Loan Party acquires any Material Real Estate after the Closing Date that is not Excluded Property, it shall, deliver (i) at least 20 Business Days in advance of signing of any Mortgage, the Real Estate Documents described in clauses (ii), (iii), (vi) and (vii) in the definition of such term and each Required Lender has confirmed its satisfaction with the foregoing and (ii) within 60 days after the acquisition thereof, all other Real Estate Documents with respect to such Material Real Estate.
Section 5.14. Further Assurances. Each Borrower will, and will cause each other Loan Party (and, subject to the limitations set forth herein and in the Collateral Documents, the Parent

139

Guarantor) to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Each Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents and such other documents and evidence with respect to the Parent Guarantor or any Pledged Entity as the Administrative Agent may reasonably request.
Section 5.15. Less Than Wholly-Owned Subsidiary Distributions. Each Borrower will cause each of its direct and indirect less than wholly-owned Subsidiaries to make distributions of cash to such Borrower on a basis consistent with past practice in place and disclosed to the Administrative Agent as of the Closing Date, with such changes in amount and frequency as permitted by the Administrative Agent in its sole discretion.
Section 5.16. Intellectual Property. Each Borrower will, and will cause each other Loan Party to, take all steps reasonably necessary from time to time in the commercially reasonable business judgment of the applicable Loan Party to ensure that (i) the Borrowers or one of the Subsidiary Loan Parties shall be the legal and record owner of all Material Intellectual Property owned by the Borrowers and their respective present and future direct and indirect Subsidiaries (whether now owned or hereafter acquired), unless such Material Intellectual Property is sold or otherwise disposed of in a transaction permitted in accordance with this Agreement and (ii) the Borrowers or one of the Subsidiary Loan Parties shall maintain all Material Intellectual Property and, where possible, apply for renewals or other extensions of legal protection pertaining to all Material Intellectual Property, unless such Material Intellectual Property is sold or otherwise disposed of in a transaction permitted in accordance with this Agreement.
Section 5.17.    Additional    Beneficial Ownership Certifications;    Know    Your
Customer.
(a)At least five (5) days prior to any Person becoming a Loan Party, if requested by the Administrative Agent, any Lender or the Issuing Bank, the Borrower Representative shall cause any such Person that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and has not previously delivered a Beneficial Ownership Certification to deliver a Beneficial Ownership Certification to the Administrative Agent, the Issuing Bank and the Lenders.
(b)If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation in relation to the periodic review and/or updating of customer information made after the date of this Agreement; (ii) any change in the composition of the shareholders, of any Loan Party after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of clause (iii) above, any prospective new Lender) to comply with “know-your-customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Loan Party shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of

140

any Lender) or any Lender (for itself or, in the case of the event described in clause (iii) above, on behalf of any prospective new Lender provided such prospective new Lender has entered into a confidentiality undertaking similar to the confidentiality undertaking of the Lenders in Section 10.11) in order for the Administrative Agent, such Lender or, in the case of the event described in clause (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know-your-customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.
(c)Each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all.
Section 5.18. Certain Post-Closing Obligations. As soon as promptly as practicable, and in any event within the time periods after the Closing Date specified in Schedule 5.18 or such later date as the Administrative Agent agrees to in writing in its reasonable discretion, the Loan Parties shall deliver the documents or take the actions specified on Schedule 5.18.
Section 5.19. People with Significant Control Regime. Each of the UK Loan Party and ~~Beat Capital~~Octave Specialty shall (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the UK Companies Act 2006 from any Person incorporated in the United Kingdom whose Capital Stock is the subject of a UK Security Document in favor of the Secured Parties and (b) promptly provide the Administrative Agent with a copy of such notice.
Section 5.20.    UK Pension.
(a)The Loan Parties shall ensure that all pension schemes operated by or maintained for the benefit of any UK Loan Parties and/or any of their employees are fully funded based on the statutory funding objective under Sections 221 and 222 of the Pensions Act 2004 (UK) and that no action or omission is taken by any Loan Party in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or any Loan Party ceasing to employ any member of such a pension scheme).
(b)Each UK Loan Party shall ensure that neither it nor any Subsidiary is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an “occupational pension scheme” which is not a “money purchase scheme” (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in section 38 or 43 of the Pensions Act 2004) such an employer in each case that would reasonably be expected to result in a material liability to the Loan Parties and their Subsidiaries (taken as a whole).
(c)[Reserved].
(d)The Loan Parties shall promptly notify the Administrative Agent of any material change in the rate of contributions to any pension schemes mentioned in paragraph (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

141

(e)The Loan Parties shall immediately notify the Administrative Agent of any investigation or proposed investigation by the Pensions Regulator that may lead to the issue of a Financial Support Direction or a Contribution Notice to the Borrowers or any Subsidiary.
(f)The Loan Parties shall immediately notify the Administrative Agent if the Borrowers or any Subsidiary receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.
Section 5.21. Centre of Main Interest. Each Loan Party subject to the EU Regulation shall (a) maintain its centre of main interests (as that term is used in Article 3(1) of the EU Regulation) in its jurisdiction of incorporation for the purposes of the EU Regulation and (b) except as otherwise disclosed in any joinder or counterpart to this Agreement or any other Loan Document pursuant to which such UK Loan Party becomes a party hereto or thereto, shall not have an establishment (as that term is used in Article 2(10) of the EU Regulation) in any other jurisdiction.
ARTICLE VI FINANCIAL COVENANTS

Until the Payment in Full, each Borrower covenants and agrees with the Administrative Agent, the Lenders and the Issuing Bank that:
Section 6.1. Consolidated Total Net Leverage Ratio. The Borrowers will maintain, as of the last day of each four consecutive Fiscal Quarter period, commencing with the four Fiscal Quarter period ending on March 31, 2026, a Consolidated Total Net Leverage Ratio of not greater than 4.00:1.00.
Section 6.2. Consolidated Fixed Charge Coverage Ratio. The Borrowers will maintain, as of the last day of each four consecutive Fiscal Quarter period, commencing with the four Fiscal Quarter period ending on March 31, 2026, a Consolidated Fixed Charge Coverage Ratio of not less than 1.20:1.00.
ARTICLE VII NEGATIVE COVENANTS

Until the Payment in Full, each Borrower covenants and agrees with the Administrative Agent, the Lenders and the Issuing Bank that:
Section 7.1. Indebtedness and Preferred Capital Stock. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness created pursuant to the Loan Documents;
(b)Indebtedness of (i) the Beat Subsidiaries existing on the Closing Date consisting of intercompany loans and advances owing to ~~Beat Capital~~Octave Specialty and extensions, renewals and replacements of any such Indebtedness that do not increase the

142

outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof and (ii) the Borrowers and their Subsidiaries (excluding the Beat Subsidiaries) existing on the Closing Date and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;
(c)Indebtedness of the Borrowers or any of their Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof (provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements), and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided that the aggregate principal amount of such Indebtedness does not exceed $5,000,000, at any time outstanding;
(d)Indebtedness of a Borrower owing to any Subsidiary and of any Subsidiary owing to a Borrower or any other Subsidiary, in each case, incurred in the ordinary course of business; provided that any such Indebtedness that is owed by Loan Parties to Subsidiaries that are not Loan Parties shall not exceed $5,000,000 in the aggregate at any time outstanding; provided further that any such Indebtedness that is owed by a Subsidiary that is not a Subsidiary Loan Party shall be subject to subject to Section 7.4;
(e)Guarantees by a Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of any Borrower or any other Subsidiary; provided that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 7.4;
(f)Indebtedness of any Person which becomes a Subsidiary after the Closing Date; provided that (i) such Indebtedness exists at the time that such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, and (ii) the aggregate principal amount of such Indebtedness permitted hereunder shall not exceed $1,000,000, at any time outstanding;
(g)Indebtedness in connection with the Specified Existing Put Obligations, including, for the avoidance of doubt, in connection with any reissuance of equity interests in respect of a Specified Existing Put Obligation described under clauses (i) or (ii) of the definition thereof in favor of any successor manager or Non-Controlling Interest Holder on terms that are substantially similar to the existing Specified Existing Put Obligation that will cease to exist upon such reissuance;
(h)Indebtedness in connection with the Specified Future Put Obligations; provided that such obligations shall be unsecured and contractually subordinated to the Obligations subject to terms and conditions reasonably acceptable to the Administrative Agent;

143

(i)Hedging Obligations permitted by Section 7.10;
(j)Indebtedness consisting of the financing of insurance premiums arising in the ordinary course of business;
(k)Indebtedness incurred in the ordinary course of business with respect to performance bonds, surety, statutory and appeal bonds, bid bonds, completion guarantees and similar obligations;
(l)contingent obligations that constitute Indebtedness of Tara Hill and Cirrata Partners solely in connection with the contingent equity commitment obligations of Cirrata Partners in Tara Hill as in effect on the Closing Date and permitted by Section 7.4(k);
(m)contingent obligations that constitute Indebtedness of Pivix Specialty and the Borrower Representative solely in connection with the contingent equity commitment obligations of the Borrower Representative in Pivix Specialty as in effect on the Closing Date and permitted by Section 7.4(l);
(n)Deferred Purchase Price Obligations incurred in respect of Indebtedness otherwise permitted to be incurred under this Section 7.1; provided, that (i) the aggregate principal amount of all such Deferred Purchase Price Obligations does not exceed $10,000,000, at any time outstanding and (ii) any obligations pursuant to any Deferred Purchase Price Obligations are subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent; and
(o)other Indebtedness of the Borrowers or their Subsidiaries in an aggregate principal amount not to exceed $6,000,000, at any time outstanding; provided, that the aggregate principal amount of any such Indebtedness that is secured shall not exceed $2,000,000 at any time outstanding.
Section 7.2. Liens; Negative Pledge. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:
(a)Liens securing the Obligations; provided that no Liens may secure Hedging Obligations or Bank Product Obligations without securing all other Obligations on a basis at least pari passu with such Hedging Obligations or Bank Product Obligations and subject to the priority of payments set forth in Sections 2.21 and 8.2;
(b)Permitted Encumbrances;
(c)Liens on any property or asset of the Borrowers or any of their Subsidiaries existing on the Closing Date and set forth on Schedule 7.2; provided that such Liens shall not apply to any other property or asset of the Borrowers or any Subsidiary;
(d)purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided that (i) such Lien secures Indebtedness permitted by Section 7.1(c), (ii)

144

such Lien attaches to such asset concurrently or within 90 days after the acquisition or the completion of the construction or improvements thereof, (iii) such Lien does not extend to any other asset, and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;
(e)any Lien (x) existing on any asset of any Person at the time such Person becomes a Subsidiary of a Borrower, (y) existing on any asset of any Person at the time such Person is merged with or into a Borrower or any of its Subsidiaries, or (z) existing on any asset prior to the acquisition thereof by a Borrower or any of its Subsidiaries; provided that (i) any such Lien was not created in the contemplation of any of the foregoing and (ii) any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition;
(f)extensions, renewals, or replacements of any Lien referred to in paragraphs (b) through (e) of this Section; provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;
(g)Liens arising from precautionary UCC financing statements (or foreign equivalents thereof) or similar filings made in respect of operating leases entered into by any Borrower and its Subsidiaries;
(h)Liens on amounts required to be deposited to secure the Borrowers’ or any of their Subsidiaries’ obligations in connection with the making or entering into of leases or subleases of real property in the ordinary course of business and not in connection with Indebtedness for borrowed money;
(i)Liens on earnest money deposits made in cash by a Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition;
(j)Liens arising out of conditional sale, title retention, consignment or similar arrangements (including Liens arising under Section 2-502 of the UCC) for the sale of goods entered into by any Loan Party or any Subsidiary of a Loan Party in the ordinary course of business;
(k)non-exclusive licenses and sublicenses of intellectual property granted in the ordinary course of business and not interfering, individually or in the aggregate, in any material respect with the ordinary conduct of business of any Loan Party or any Subsidiary of a Loan Party;
(l)any interest or title of a lessor or sublessor under any lease permitted by this
Agreement;
(m)judgment Liens that do not constitute an Event of Default under Section 8.1(l)
(n)liens on cash collateral to secure reimbursement obligations under letters of credit securing operating leases in the ordinary course of business in an amount not to exceed
$1,000,000; and

145

(o)other Liens securing obligations permitted hereunder in an aggregate amount not to exceed $2,000,000 at any time outstanding.
Notwithstanding the foregoing or anything else to the contrary herein or in the Loan Documents, the Borrowers will not, and will not permit any of their Subsidiaries to (A) grant a Lien in favor of any Person on any Material Real Estate (other than (i) any Liens granted to secure all of the Obligations and
(ii)other Permitted Liens) nor (B) enter into, assume or otherwise be bound by any Negative Pledge (except as permitted by Section 7.8).
Section 7.3.    Fundamental Changes.
(a)The Borrowers will not, and will not permit any of their Subsidiaries to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (i) any Borrower or any Subsidiary may merge with a Person if a Borrower (or such Subsidiary if a Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary, provided that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to a Borrower or to a Subsidiary Loan Party, and (iv) if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower Representative determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders; provided, further, that any such merger involving a Person that is a less than wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.
(b)The Borrowers will not, and will not permit any of their Subsidiaries to, engage in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the Closing Date and businesses reasonably related thereto.
Section 7.4. Investments, Loans. The Borrowers will not, and will not permit any of their Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any Capital Stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person, or any assets of any other Person that constitute a business unit of division of such Person, or create or form any Subsidiary (all of the foregoing being collectively called “Investments”), except:
(a)Investments (other than Permitted Investments) by (i) ~~Beat Capital~~Octave Specialty and the Beat Subsidiaries existing on the Closing Date and (ii) the Borrowers and their

146

Subsidiaries (excluding ~~Beat Capital~~Octave Specialty and the Beat Subsidiaries) existing on the Closing Date and set forth on Schedule 7.4 (including Investments in Subsidiaries);
(b)Permitted Investments;
(c)Guarantees by the Borrowers and their Subsidiaries constituting Indebtedness permitted by Section 7.1; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in paragraph (d) of this Section;
(d)Investments made by the Borrowers in or to any Subsidiary and by any Subsidiary to any Borrower or in or to another Subsidiary made in the ordinary course of business; provided that the aggregate amount of Investments by the Loan Parties in or to, and Guarantees by the Loan Parties of Indebtedness of, any Subsidiary that is not a Subsidiary Loan Party (including all such Investments and Guarantees existing on the Closing Date) shall not exceed an aggregate amount (together (without duplication) of all amounts permitted with respect to Subsidiaries that are not Subsidiary Loan Parties pursuant to Sections 7.1 and 7.5) of $5,000,000, at any time outstanding; loans or advances to employees, officers or directors of the Borrowers or any of their Subsidiaries in the ordinary course of business for travel, relocation and related expenses; provided that the aggregate amount of all such loans and advances does not exceed $1,000,000, at any time outstanding;
(e)Hedging Transactions permitted by Section 7.10;
(f)Investments pursuant to the Closing Date Acquisition and the Closing Date Equity Contribution;
(g)Investments pursuant to any Specified Existing Put Obligations;
(h)Investments pursuant to any Specified Future Put Obligations; provided that any such Investment shall be subject to Section 7.5(g);
(i)any Investments funded with proceeds of substantially contemporaneous cash contributions from the Parent Guarantor in respect of issuances of the Borrower Representative’s common Capital Stock;
(j)Investments required to satisfy equity commitment obligations of Cirrata Partners in existence on the Closing Date that are owed to Tara Hill;
(k)Investments required to satisfy equity commitment obligations of the Borrower Representative in existence on the Closing Date that are owed to Pivix Specialty;
(l)Investments resulting from the consummation of Permitted Acquisitions;
(m)Investments made solely with substantially contemporaneous cash equity contributions (other than Disqualified Capital Stock) received from the Parent Guarantor so long as before and immediately after giving pro forma effect to such Investment, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

147

(n)other Investments so long as before and immediately after giving pro forma effect to such Investment, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Borrowers shall be in compliance on a pro forma basis with each of the financial covenants set forth in Article VI, which shall be recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b) as if such Investment commenced as of the first day of the relevant period for testing compliance; provided that for purposes of determining compliance with the covenant set forth in Section 6.1, the Consolidated Total Net Leverage Ratio shall be set at 3.50:1.00.
Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in or facilitates in any manner any Material Intellectual Property owned by such Loan Party being contributed or otherwise transferred by such Loan Party to any non-Loan Party.
Section 7.5. Restricted Payments. The Borrowers will not, and will not permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)dividends and distributions payable by the Borrowers solely in interests of any class of their Capital Stock (other than Disqualified Capital Stock); Restricted Payments made by any Subsidiary to (i) a Borrower, (ii) another Subsidiary or (iii) or its other shareholders; provided, that, payments to all such Subsidiary’s shareholders shall be on a pro rata basis;
(b)the purchase of common Capital Stock or common Capital Stock options by a Loan Party from present or former officers, directors or employees of any Loan Party upon the death, disability or termination of employment of such officer, director or employee (and make payments to indemnify any equity holder for any related tax liabilities); so long as both before and after giving pro forma effect to any such purchase (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Borrowers shall be in compliance on a pro forma basis with each of the financial covenants set forth in Article VI, which shall be recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b) as if such purchase was made as of the first day of the relevant period for testing compliance; provided that for purposes of determining compliance with the covenant set forth in Section 6.1, the Consolidated Total Net Leverage Ratio shall be set at 3.25:1.00;
(c)Permitted Tax Distributions;
(d)payments of Deferred Purchase Price Obligations so long as (1) such payments are made solely with substantially contemporaneous cash equity contributions (other than Disqualified Capital Stock) received from the Parent Guarantor and both before and immediately after giving pro forma effect to such payment, no Default or Event of Default shall have occurred and be continuing or would result therefrom or (2) both before and after giving pro forma effect to any such payment (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Borrowers shall be in compliance on a pro forma basis with each of the financial covenants set forth in Article VI, which shall be recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b) as if such

148

payment was made as of the first day of the relevant period for testing compliance and (iii) Liquidity is at least $5,000,000;
(e)payments required by the Specified Existing Put Obligations;
(f)payments required by Specified Future Put Obligations to be made in cash so long as (1) such payments are made solely with substantially contemporaneous cash equity contributions (other than Disqualified Capital Stock) received from the Parent Guarantor and both before and immediately after giving pro forma effect to such payment, no Default or Event of Default shall have occurred and be continuing or would result therefrom or (2) (i) both before and after giving pro forma effect to any such payment (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) the Borrowers shall be in compliance on a pro forma basis with each of the financial covenants set forth in Article VI, which shall be recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b) as if such payment was made as of the first day of the relevant period for testing compliance; provided that for purposes of determining compliance with the covenant set forth in Section 6.1, the Consolidated Total Net Leverage Ratio shall be set at 3.50:1.00 and (z) Liquidity is at least
$5,000,000 and (ii) such payments are expressly permitted pursuant to the terms of the applicable Specified Put Obligation Subordination Agreement;
(g)payments required by Tara Hill and Pivix Specialty solely in connection with equity commitment obligations in effect on the Closing Date and permitted under Section 7.4;
(h)other Restricted Payments so long as, (1) such payments are made solely with substantially contemporaneous cash equity contributions (other than Disqualified Capital Stock) received from the Parent Guarantor and both before and immediately after giving pro forma effect to such payment, no Default or Event of Default shall have occurred and be continuing or would result therefrom or (2) both before and after giving pro forma effect to any such payment, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the Borrowers shall be in compliance on a pro forma basis with each of the financial covenants set forth in Article VI, which shall be recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered pursuant to Section 5.1(a) or (b) as if such payment was made as of the first day of the relevant period for testing compliance; provided that for purposes of determining compliance with the covenant set forth in Section 6.1, the Consolidated Total Net Leverage Ratio shall be set at 3.25:1.00; and
(i)other Restricted Payments so long as both before and after giving pro forma effect to any such payment (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and after giving effect thereto and (ii) the aggregate amount of all such Restricted Payments made under this clause (j) does not exceed $2,000,000 during the term of this Agreement.
Section 7.6. Sale of Assets. The Borrowers will not, and will not permit any of their Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose (collectively, a “Disposition”) of any of its assets, business or property or, in the case of any Subsidiary, any shares of such Subsidiary’s

149

Capital Stock, in each case whether now owned or hereafter acquired, to any Person other than to a Borrower or a Subsidiary Loan Party (or to qualify directors if required by applicable law), except:
(a)the Disposition, in the ordinary course of business, for fair market value of surplus, obsolete, used or worn out property;
(b)the sale of Permitted Investments in the ordinary course of business;
(c)Dispositions made to the extent expressly permitted by Section 7.3;
(d)Investments made to the extent expressly permitted by Section 7.4;
(e)Dispositions of assets to a Borrower or a Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction must be expressly permitted by Section 7.4;
(f)the unwinding of any Hedging Transaction pursuant to its terms;
(g)Dispositions of inventory in the ordinary course of business;
(h)the non-exclusive licensing of Patents, Trademarks, Copyrights, and other Intellectual Property rights in the ordinary course of business;
(i)leases or subleases of real property;
(j)any involuntary loss, damage or destruction of property;
(k)any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;
(l)Dispositions of cash and cash equivalents in the ordinary course of business;

150

(m)Dispositions of equipment to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;
(n)Dispositions of accounts receivable in connection with the collection or compromise thereof; provided that such compromise shall be in the ordinary course of business of the Borrowers or any of their Subsidiaries;
(o)Dispositions, terminations or non-renewals of leases or subleases that are not material to the business of a Loan Party and terminations or non-renewals of licensing agreements that are not material to the business of a Loan Party, (i) the Disposition, termination or non-renewal of which will not materially interfere with the business of the Borrowers and their Subsidiaries or (ii) which relate to closed facilities or the discontinuation of any product line to the extent such closing or discontinuation is permitted pursuant to the terms herein;
(p)(i) any expiration of any option agreement in respect of real or personal property that is not material to the business of a Loan Party and (ii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business to the extent that such surrender, waiver, settlement or release will not be materially adverse to the interests of any Loan Party or adverse to the interest of the Administrative Agent or the Lenders; and
(q)Dispositions of other property having a fair market value not to exceed
$2,000,000, in the aggregate in any Fiscal Year.
Section 7.7. Transactions with Affiliates. The Borrowers will not, and will not permit any of their Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:
(a)in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrowers or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;
(b)transactions (i) solely between or among Loan Parties and (ii) solely among Loan Parties and their Subsidiaries to the extent, in the case of this clause (ii), expressly permitted by this Agreement;
(c)reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Loan Party or such Subsidiary;
(d)any Restricted Payment permitted by Section 7.5; and
(e)payments of management or similar fees solely to the extent such payments are in the ordinary course of business and consistent with the practice in place and disclosed to the Administrative Agent as of the Closing Date and are on terms and conditions

151

not less favorable to the Borrowers and their Subsidiaries than could be obtained on an arm’s-length basis from unrelated third parties.
Section 7.8.    Restrictive Agreements. The Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrowers or any of their Subsidiaries to create, incur or permit any Lien upon any of the Collateral, or (b) the ability of any Subsidiaries to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrowers or any other Subsidiary thereof, to Guarantee Indebtedness of the Borrowers or any other Subsidiary thereof or to transfer any of its property or assets to the Borrowers or any other Subsidiary thereof; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Loan Document; (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or other Disposition pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder; (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness; and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.
Section 7.9. Sale and Leaseback Transactions. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.
Section 7.10. Hedging Transactions. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Borrowers or any of their Subsidiaries are exposed in the conduct of their business or the management of their liabilities. Solely for the avoidance of doubt, each Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which a Borrower or any of its Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any Capital Stock or any Indebtedness or (ii) as a result of changes in the market value of any Capital Stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.
Section 7.11. Amendment to Material Documents. The Borrowers will not, and will not permit any of their Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents or (b) any Material Agreements, except, in each case of this clause (a) or clause (b) in this Section 7.11, in any manner that would not be adverse in any material respect to the Lenders or the Administrative Agent.
Section 7.12.    [Reserved].
Section 7.13. Accounting Changes. The Borrowers will not, and will not permit any of their Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower Representative or of any of its Subsidiaries, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower Representative. For the avoidance of doubt, as of the Closing Date, the Fiscal Year of each of the Parent Guarantor, the Borrower Representative, and each of its Subsidiaries ends on December 31 each year.

152

Section 7.14.    Sanctions and Anti-Corruption Laws. The Borrowers will not, and will not permit any of their Subsidiaries to:
(a)request any Loan or Letter of Credit or, directly or indirectly, use the proceeds of any Loan or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as the Arranger, the Administrative Agent, any Lender (including a Swingline Lender), the Issuing Bank, underwriter, advisor, investor or otherwise), or
(iii) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money or anything else of value to any Person in violation of applicable Anti-Corruption Laws; or
(b)fail to provide documentary and other evidence of the identity of the Loan Parties as may be reasonably requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of the Loan Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.
Section 7.15. Outbound Investment Rules. The Borrowers will not, and will not permit any of their Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if any Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE VIII EVENTS OF DEFAULT

Section 8.1.    Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)the Borrowers shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or
(b)the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under paragraph (a) of this Section or an amount related to a Bank Product Obligation) payable under this Agreement or any other Loan

153

Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3)
Business Days; or
(c)any representation or warranty made or deemed made by or on behalf of the Borrowers, any of their Subsidiaries, or the Parent Guarantor in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party, the Parent Guarantor or any of their representatives pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or
(d)(i) the Borrowers shall fail to observe or perform any covenant or agreement contained in (A) 5.2, or 5.3 (with respect to the Borrowers’ legal existence), 5.9, 5.11, 5.12, 5.18 or Article VI or VII or (B) Section 5.1 and, solely in the case of this clause (B), such failure shall continue unremedied for a period of five (5) Business Days; or (ii) an Event of Default (as defined in the Parent Guaranty Agreement) under the Parent Guaranty Agreement shall have occurred; or
(e)any Loan Party or the Parent Guarantor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in paragraphs (a), (b) and (d) of this Section) or any other Loan Document or related to any Bank Product Obligation, and such failure shall remain unremedied for thirty (30) days after the earlier of (i) any officer of the Borrowers or the Parent Guarantor becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower Representative by the Administrative Agent or any Lender; or
(f)any default or event of default shall have occurred and be continuing under any Specified Put Obligation Subordination Agreement or any Specified Put Obligation Subordination Agreement shall cease to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any subordinated lender party thereto, or any Obligations fail to constitute “Senior Indebtedness” for purposes of any Specified Put Obligation Subordination Agreement, or all or any part of the Specified Put Obligation Documents is accelerated, is declared to be due and payable is required to be prepaid or redeemed, in each case prior to the stated maturity thereof; or
(g)(i) any Borrower or any of its Subsidiaries or the Parent Guarantor (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness (other than any Hedging Obligation) that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect

154

of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any Material Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof or (ii) there occurs under any Hedging Transaction an Early Termination Date (as defined in such Hedging Transaction) resulting from (A) any event of default under such Hedging Transaction as to which any Borrower or any of its Subsidiaries is the Defaulting Party (as defined in such Hedging Transaction) and the Hedge Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount or (B) any Termination Event (as so defined) under such Hedging Transaction as to which a Borrower or any Subsidiary is an Affected Party (as so defined) and the Hedge Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount and is not paid; or
(h)any Borrower or any of its Subsidiaries (excluding any Immaterial Subsidiary) or the Parent Guarantor shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect (including for the avoidance of doubt the Insolvency Act 1986 (UK) (as amended)) or seeking the appointment of a custodian, trustee, administrative receiver, administrator, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (i) of this Section, (iii) apply for or consent to the appointment of a custodian, trustee, administrative receiver, administrator, receiver, liquidator or other similar official for any Borrower, any such Subsidiary or the Parent Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or
(i)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party, any of its Subsidiaries (excluding any Immaterial Subsidiary), the Parent Guarantor or their debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect (including for the avoidance of doubt the Insolvency Act 1986 (UK) (as amended)) or (ii) the appointment of a custodian, trustee, administrative receiver, administrator, receiver, liquidator or other similar official for any Loan Party, any of its Subsidiaries (excluding any Immaterial Subsidiary), the Parent Guarantor or for a substantial part of their assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or
(j)any Loan Party, any Subsidiary of a Loan Party (excluding any Immaterial Subsidiary) or the Parent Guarantor shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or
(k)(i) an ERISA Event shall have occurred that, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in a Material

155

Adverse Effect, (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans with negative Unfunded Pension Liability) in an aggregate amount exceeding the Threshold Amount that could reasonably be expected to result in a Material Adverse Effect, or (iii) there is or arises any potential Withdrawal Liability in an aggregate amount exceeding the Threshold Amount that could reasonably be expected to result in a Material Adverse Effect; or
(l)any judgment, writ, warrant of attachment or similar process involving an amount in excess of the Threshold Amount in the aggregate shall be rendered against the Parent Guarantor, any Loan Party or any Subsidiary of a Loan Party, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(m)any non-monetary judgment or order shall be rendered against the Parent Guarantor, any Loan Party or any Subsidiary of a Loan Party that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(n)a Change in Control shall occur or exist; or
(o)any provision of the Guaranty and Security Agreement, the Parent Guaranty Agreement, the UK Security Documents or any other Loan Document shall for any reason (subject to, in the case of a UK Loan Party, the Legal Reservations and Perfection Requirements) cease to be valid and binding on, or enforceable against, any Loan Party or the Parent Guarantor, or any Loan Party or the Parent Guarantor shall so state in writing, or any Loan Party shall seek to terminate its obligations under the Guaranty and Security Agreement, the Parent Guaranty Agreement, the UK Security Documents or any other Loan Document (other than the release of any guaranty or collateral to the extent permitted pursuant to Section 9.11); or
(p)any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by the Parent Guarantor or any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Collateral Documents (other than by reason of a release of Collateral in accordance with the terms hereof or any other applicable Loan Document); or
(q)any one or more licenses, permits, accreditations or authorizations of any Borrower or any of its Subsidiaries, including any insurance license, shall be suspended, limited, modified or terminated or shall not be renewed, and such suspension, limitation, modification, termination or non-renewal could reasonably be expected to result in a Material Adverse Effect, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by any Borrower or any of its Subsidiaries to be in compliance with applicable law, and such action, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect; or
(r)if Parent Guarantor or any Affiliate thereof (other than a Loan Party) shall receive proceeds of any Closing Date Acquisition Indemnity Payment from any Seller in

156

connection with the Closing Date Acquisition Documents and shall fail to contribute such proceeds to the Loan Parties within ten (10) Business Days of receipt thereof, net of (i) reasonable and documented attorneys’ fees, accountants’ fees and investment banking fees, in each case, directly attributable to such transactions, actually paid in connection therewith to Persons who are not Affiliates of Parent Guarantor and (ii) Taxes (including Permitted Tax Distributions) paid and Parent Guarantor’s reasonable and good faith estimate of income, franchise, sales, and other applicable Taxes (including Permitted Tax Distributions) payable by Parent Guarantor or any Subsidiary in connection with such Closing Date Acquisition Indemnity Payment; or
(s)the Pensions Regulator issues to a UK Loan Party a Financial Support Direction or Contribution Notice which has resulted or could reasonably be expected to result in liability of a Loan Party in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect and such Financial Support Direction or Contribution Notice remains outstanding or the liability described therein remains unfunded for a period of thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of any Loan Party becomes aware of such default and (ii) the date upon which written notice thereof is given to a Loan Party by the Administrative Agent; or
(t)[***]
then, and in every such event (other than an event with respect to any Loan Party described in paragraphs
(h) or (i) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower Representative, take any or all of the following actions, at the same or different times:
(i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately,
(ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either paragraph (h) or (i) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default is waived in writing in accordance with the terms of Section 10.2 notwithstanding (i) any attempted cure or other action taken by the Borrowers or any other Person subsequent to the occurrence of such Event of Default or (ii) any action taken or omitted to be taken by the Administrative Agent or any Lender prior to or subsequent to the occurrence of such Event of Default (other than the granting of a waiver in writing in accordance with the terms of Section 10.2).
Section 8.2. Application of Proceeds from Collateral. All proceeds from each Disposition of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises shall be applied as follows:

157

(a)first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral, until the same shall have been paid in full;
(b)second, to the fees, all amounts owed pursuant to Erroneous Payment Subrogation Rights, and other reimbursable expenses of the Administrative Agent, the Swingline Lender and the Issuing Bank then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;
(c)third, to all reasonable and documented reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;
(d)fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;
(e)fifth, to the aggregate outstanding principal amount of the Loans, the LC Exposure, the Bank Product Obligations and the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, LC Exposure, Bank Product Obligations and Hedging Obligations;
(f)sixth, to additional cash collateral for the aggregate amount of all outstanding Letters of Credit until the aggregate amount of all cash collateral held by the Administrative Agent pursuant to this Agreement is at least 105% of the LC Exposure after giving effect to the foregoing clause fifth; and
(g)seventh, to the extent any proceeds remain, to the Borrowers or as otherwise provided by a court of competent jurisdiction.
All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares; provided that all amounts allocated to that portion of the LC Exposure comprised of the aggregate undrawn amount of all outstanding Letters of Credit pursuant to clauses fifth and sixth shall be distributed to the Administrative Agent, rather than to the Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the Issuing Bank and the Lenders as cash collateral for the LC Exposure, such account to be administered in accordance with Section 2.22(g). All cash collateral for LC Exposure shall be applied to satisfy drawings under the Letters of Credit as they occur; if any amount remains on deposit on cash collateral after all letters of credit have either been fully drawn or expired, such remaining amount shall be applied to other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, (i) no amount received from any Guarantor (including any proceeds of any Disposition of, or other realization upon, all or any part of the Collateral owned by such Guarantor) shall be applied to any Excluded Swap Obligation of such Guarantor and (ii) Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Lender-Related Hedge Provider, as the case may be. Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be

158

deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
ARTICLE IX
THE ADMINISTRATIVE AGENT

Section 9.1.    Appointment of the Administrative Agent.
(a)Each Lender and the Issuing Bank irrevocably appoints Truist Bank as the Administrative Agent (and in relation to the UK Security Documents, as security agent and collateral agent for and on behalf of the Secured Parties on the terms as set forth in the UK Security Documents and this Agreement (including, for the avoidance of doubt, Section 9.16)) and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
(b)The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article includes the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.
(c)It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.
Section 9.2. Nature of Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrowers. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing (except as provided

159

for in the UK Security Documents), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its branches or Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower Representative or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrowers) concerning all matters pertaining to such duties.
Section 9.3. Lack of Reliance on the Administrative Agent. Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, the Issuing Bank, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking any action under or based on this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems

160

necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender, the Swingline Lender and the Issuing Bank represents and warrants to the Administrative Agent that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender, the Swingline Lender or Issuing Bank, as applicable, for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender, the Swingline Lender or the Issuing Bank, as applicable, and not for the purpose of investing in the general performance or operations of the Borrowers or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security, and each Lender, the Swingline Lender and the Issuing Bank agrees not to assert a claim in contravention of the foregoing such as a claim under the federal or state securities laws. Each Lender, the Swingline Lender and the Issuing Bank represents and warrants to the Administrative Agent that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender, the Swingline Lender or the Issuing Bank, as applicable, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities. Each of the Lenders and Issuing Bank acknowledges and agrees that outside legal counsel to the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration (including any amendments, waivers and consents) of this Agreement and the other Loan Documents is acting solely as counsel to the Administrative Agent and is not acting as counsel to any Lender or Issuing Bank (other than the Administrative Agent and its Affiliates) in connection with this Agreement, the other Loan Documents or any of the transactions contemplated hereby or thereby.
Section 9.4. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Required Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.
Section 9.5. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.
Section 9.6. The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender or Issuing Bank as any other Lender or Issuing Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, “Required Revolving Lenders”, or any similar terms shall,

161

unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its branches and Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliate of the Borrowers as if it were not the Administrative Agent hereunder.
Section 9.7.    Successor Administrative Agent.
(a)The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower Representative (such approval not to be unreasonably withheld, conditioned or delayed) provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States. Any resignation by the Administrative Agent pursuant to this Section shall also constitute its resignation as the Issuing Bank and the Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder: (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender;
(ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents; and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. To the extent the retiring Administrative Agent is holding cash, deposit account balances or other credit support as collateral for Cash Collateralized Letters of Credit, the retiring Administrative Agent shall at or reasonably promptly following its resignation cause such collateral to be transferred to the successor Administrative Agent or, if no successor Administrative Agent has been appointed and accepted such appointment, to the Issuing Bank, in each case to be held as collateral for such Cash Collateralized Letters of Credit in accordance with this Agreement.
(b)Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in

162

respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.
(c)In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrowers to comply with Section 2.26(b), then the Issuing Bank and the Swingline Lender may, upon prior written notice to the Borrower Representative and the Administrative Agent, resign as Issuing Bank or as Swingline Lender, as the case may be, effective at the close of business Charlotte, North Carolina time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice).
Section 9.8. Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the IRS or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.
Section 9.9.    The Administrative Agent May File Proofs of Claim.
(a)In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
(b)Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing

163

Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.10. Authorization to Execute Other Loan Documents. Each Lender and Issuing Bank hereby authorizes the Administrative Agent to execute on behalf of such Lender or Issuing Bank, as applicable, all Loan Documents (including the Collateral Documents and any intercreditor and subordination agreements) other than this Agreement.
Section 9.11. Collateral and Guaranty Matters. The Lenders and the Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its discretion:
(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Payment in Full, (ii) that is sold or to be sold as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under the applicable Collateral Documents pursuant to clause (c) below or (iv) if approved, authorized or ratified in writing in accordance with Section 10.2;
(b)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.2(d); and
(c)to release any Guarantor if such Person ceases to be a wholly-owned Subsidiary as a result of a transaction permitted hereunder; provided, that the release of any Subsidiary Loan Party from its obligations under this Agreement if such Subsidiary becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Subsidiary Loan Party becomes a less than wholly-owned Subsidiary, (A) no Default or Event of Default shall have occurred and be continuing, (B) after giving effect on a Pro Forma Basis to such release and the consummation of the transaction that causes such Person to become an Excluded Subsidiary of such type, the Borrowers are deemed to have made a new Investment in such Person (as if such Person were then newly acquired) and such Investment is permitted at such time, (C) such transaction was for a bona fide business purpose (as determined in good faith by the Borrower Representative) and consummated for fair market value and not primarily for the purpose of obtaining the release thereof, (D) the Borrowers are in compliance on a Pro Forma Basis with each of the financial covenants set forth in Article VI as of the most recently ended Fiscal Quarter for which financial statements are required to have been delivered and (E) a Responsible Officer of the Borrower Representative certifies to the Administrative Agent compliance with the foregoing clauses (A), (B), (C) and (D) in writing.

164

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Collateral Documents pursuant to this Section. In each case as specified in this Section, the Administrative Agent is authorized, at the Borrowers’ expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section.
Section 9.12.    [Reserved].
Section 9.13. Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent, each Lender and the Issuing Bank hereby agree that (i) no Lender or Issuing Bank shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under theCollateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private Disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such Disposition and the Administrative Agent, as agent for and representative of the Lenders and the Issuing Bank (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such Disposition.
Section 9.14. Secured Bank Product Obligations and Hedging Obligations. No Bank Product Provider or Lender-Related Hedge Provider that obtains the benefits of Section 8.2, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Lender-Related Hedge Provider, as the case may be.
Section 9.15.    Erroneous Payments.
(a)If the Administrative Agent notifies a Lender, the Issuing Bank or any other Secured Party, or any Person who has received funds on behalf of a Lender, the Issuing Bank or any other Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding paragraph (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party

165

or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this paragraph (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding paragraph (a), each Lender, the Issuing Bank, each Secured Party, or any other Person who has received funds on behalf of a Lender, the Issuing Bank or any Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender, Issuing Bank or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.15(b).
(c)Each Lender, Issuing Bank and other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or other Secured Party under any Loan Document, or otherwise payable or

166

distributable by the Administrative Agent to such Lender, Issuing Bank or other Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding paragraph (a) or under the indemnification provisions of this Agreement.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding paragraph (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower Representative) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any promissory notes evidencing such Loans to the Borrower Representative or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or other Secured Party under the Loan

167

Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on “discharge for value” or any similar doctrine.
Each party’s obligations, agreements and waivers under this Section 9.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, and/or the Payment in Full.
Section 9.16. UK Security Documents. For the purposes of any Liens or Collateral created under the UK Security Documents, the following additional provisions shall apply, in addition to the provisions set out in Article IX or otherwise hereunder.
(a)In this Section 9.16 the following expressions have the following meanings: “Appointee” means any receiver, administrator or other insolvency officer appointed in respect of any Loan Party or its assets.
“Charged Property” means the assets of the Loan Parties subject to a security interest under the UK Security Documents.
“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Administrative Agent (in its capacity as security trustee).
“Land Registry” means HM Land Registry as the registry of the ownership of land and property in England and Wales. Each of the Secured Parties appoints the Administrative Agent to hold all Collateral created under the UK Security Documents and all rights, powers, discretions and remedies vested in the Administrative Agent by the UK Security Documents or by law on trust for the Secured Parties on the terms contained in this Agreement and the Administrative Agent accepts that appointment.
(b)Nothing in this Agreement constitutes the Administrative Agent as an agent, trustee or fiduciary of any Loan Party.
(c)Each other Secured Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by the UK Security Documents and accordingly authorizes:

168

(i)the Administrative Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Parties; and
(ii)the Land Registry (or otherwise relevant registry) to register the Administrative Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.
(d)The Administrative Agent shall not be liable for any failure to:
(i)require the deposit with it of any deed or document certifying, representing or constituting the title of any Loan Party to any of the Charged Property;
(ii)obtain any license, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Loan Document or the Charged Property;
(iii)register, file or record or otherwise protect any of the Charged Property (or the priority of any of the Charged Property) under any law or regulation or to give notice to any Person of the execution of any Loan Document or of the UK Security Documents;
(iv)take, or to require any Loan Party to take, any step to perfect its title to any of the Charged Property or to secure the creation of any ancillary Collateral under any law or regulation; or
(v)require any further assurance in relation to the UK Security Documents.
(e)On a disposal of any of the Charged Property which is permitted under the Loan Documents, the Administrative Agent shall (at the cost of the Loan Parties) execute any release of the UK Security Documents or other claim over that Charged Property and issue any certificates of non-crystallization of floating charges that may be required or take any other action that the Administrative Agent considers desirable.
(f)Section 1 of the Trustee Act 2000 (UK) shall not apply to the duty of the Administrative Agent in relation to the trusts constituted by this Section 9.16. In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1925 (UK) or the Trustee Act 2000 (UK), the provisions of this Agreement shall prevail to the extent allowed by law, and shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000 (UK). The rights, powers and discretions conferred upon the Administrative Agent by this Agreement shall be supplemental to the Trustee Act 1925 (UK) and the Trustee Act 2000 (UK) and in addition to any which may be vested in the Administrative Agent by any other Loan Document by general law or otherwise.The provisions, rights, benefits and obligations set out at Article IX apply to the Administrative Agent acting as trustee as set out in this Section 9.16.

ARTICLE X MISCELLANEOUS

169

Section 10.1.    Notices.
(a)Written Notices.
(i)Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(A)if to any Borrower, to the address or facsimile number (if provided) specified for the Borrower Representative on Schedule 10.1, and if to the Administrative Agent, the Swingline Lender or the Issuing Bank or, to the address or facsimile number specified for such Person on Schedule 10.1 or, in each case, to such other address, email address or facsimile number as shall be designated by such party in a notice to the other parties hereto; and
(B)if to any other Lender, to the address or facsimile number in its Administrative Questionnaire.
(ii)Any agreement of the Administrative Agent, the Issuing Bank or any Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower Representative. The Administrative Agent, the Issuing Bank and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower Representative to give such notice and the Administrative Agent, the Issuing Bank and the Lenders shall not have any liability to the Borrowers or other Person on account of any action taken or not taken by the Administrative Agent, the Issuing Bank or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, the Issuing Bank or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Issuing Bank or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent, the Issuing Bank and such Lender to be contained in any such telephonic or facsimile notice.
(b)Electronic Communications.
(i)Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices by electronic communication. The Administrative Agent or the Borrower Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it;

170

provided that approval of such procedures may be limited to particular notices or communications.
(ii)Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and
(B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (A) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (A) and (B) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(iii)Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic system.
(iv)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANT THE ACCURACY OR COMPLETENESS OF THE MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF THE BORROWERS HEREUNDER (COLLECTIVELY, “BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS IN THE COMMUNICATIONS (AS DEFINED BELOW) AND FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, the Issuing Bank or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses, whether or not based on strict liability (whether in tort, contract or otherwise), arising out of any Loan Party’s or the Administrative Agent’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Related Party; provided that in no event shall the Administrative Agent or any Related Party have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, the Issuing Bank or any other Person

171

for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications. “Communications” shall mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.
(c)Telephonic Notices. In the case of any notices or other communications expressly permitted hereunder to be given by telephone, such notice shall be made (i) if to the Borrower Representative, the Administrative Agent, the Swingline Lender or the Issuing Bank, to the applicable telephone number set forth on Schedule 10.1 and (ii) if to any other Lender, to the telephone number in its Administrative Questionnaire.
(d)Public Information. Each Borrower hereby acknowledges that (i) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuing Bank the Borrower Materials by posting the Borrower Materials on the Platform and (ii) certain of the Lenders and Issuing Bank (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute confidential information, they shall be treated as set forth in Section10.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders.
(e)All such notices and other communications sent to any party hereto in accordance with the provisions of this Agreement or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, to the extent provided in paragraph (b) above and effective as provided in such paragraph; provided that notices and other communications to the Administrative Agent and the Issuing Bank pursuant to Article II

172

shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
Section 10.2.    Waiver; Amendments.
(a)No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between any Loan Party and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers and each other Loan Party shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.1 for the benefit of all the Lenders and the Issuing Bank; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the Issuing Bank or the Swingline Lender from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Bank or the Swingline Lender, as applicable) hereunder and under the other Loan Documents, (iii) any Lender or Issuing Bank from exercising setoff rights in accordance with Section 10.7 (subject to the terms of Section 2.21) or (iv) any Lender or Issuing Bank from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrowers or any other Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Section 8.1 and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.21, any Lender or Issuing Bank may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.
(b)Except as otherwise provided in this Agreement, including as provided in Section 2.16 with respect to the implementation of a Benchmark Replacement or Conforming Changes (as set forth therein), no amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Fee ~~Letter~~Letters), nor consent to any departure by the

173

Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower Representative and the Required Lenders, or the Borrower Representative and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition to the consent of the Required Lenders, no amendment, waiver or consent shall:
(i)increase the Commitment of any Lender without the written consent of such Lender;
(ii)reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than to waive any Default or Event of Default or obligation of the Borrowers to pay Default Interest, which shall only require the consent of the Required Lenders), or reduce any fees or other amounts payable hereunder, without the written consent of each Lender affected thereby;
(iii)postpone the date fixed for any payment (other than a mandatory prepayment) of any principal of, or interest on, any Loan or LC Disbursement or any fees or other amounts hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby;
(iv)(A) change Section 2.21(b) or 2.21(c) in a manner that would alter, or have the effect of altering, the pro rata sharing of payments required thereby, (B) change Section 2.8 in a manner that would alter, or have the effect of altering, the pro rata sharing of Commitment reductions required thereby, (C) change Section 8.2 in a manner that would alter, or have the effect of altering, the pro rata sharing of payments or the order of application required thereby or (D) change any other provision of this Agreement or any of the other Loan Documents that addresses the matters described in clause (A), (B) or (C) or permit any action which would directly or indirectly have the effect of amending any of the provisions described in this clause (iv), in each case without the written consent of each Lender;
(v)(A) change any of the provisions of this paragraph (b) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender or (B) change the definition of “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Revolving Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Revolving Lender;
(vi)waive any of the conditions precedent (including the waiver of any Default or Event of Default) to the making or issuance of Revolving Loans pursuant to Section
3.2 without the written consent of the Required Revolving Lenders;

174

(vii)release all or substantially all of the Guarantors, or limit the liability of such Guarantors, under the Guaranty and Security Agreement, without the written consent of each Lender;
(viii)release the Liens of the Administrative Agent in all or substantially all of the Collateral securing any of the Obligations, without the written consent of each Lender; or
(ix)subordinate, or have the effect of subordinating, (A) the Obligations to any other Indebtedness or (B) except as otherwise permitted under Section 9.11 (as in effect on the Closing Date), the Liens securing the Obligations to Liens securing other Indebtedness, in each case, without the written consent of each Lender affected thereby; provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Lender or the Issuing Bank without the prior written consent of such Person.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender). Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower Representative and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20

175

and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify or supplement any Loan Document to cure any obvious error, ambiguity, omission, mistake, defect or inconsistency or any error or omission of a technical nature.
Section 10.3.    Expenses; Indemnification.
(a)The Borrowers shall pay (i) all reasonable and documented, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, any other Related Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding

176

relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (1) the gross negligence or willful misconduct of such Indemnitee or (2) a claim brought by any Borrower or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document or (y) result from any claim not involving an act or omission of any Loan Party and that is brought by an Indemnitee against another Indemnitee (other than against the Arranger or the Administrative Agent in their capacities as such and other than claims with respect to a Letter of Credit brought by one Indemnitee against another Indemnitee acting in a different capacity or role with respect to such Letter of Credit such as an issuing bank as opposed to an advising bank, confirming bank, negotiating bank or transferring bank). This Section 10.3(b) shall not apply with respect to Taxes other than Taxes that represent losses arising from any non-Tax claim.
(c)[Reserved].
(d)To the extent that the Borrowers fail to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a), (b) or (c) above, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (in accordance with its respective Revolving Commitment (or Revolving Credit Exposure, as applicable) and Term Loan determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.
(e)To the extent permitted by applicable law, the Borrowers shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof; provided that nothing in this paragraph (e) shall relieve the Borrowers of any obligation they may have to indemnify any Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(f)All amounts due under this Section shall be payable promptly after written demand therefor.
Section 10.4.    Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Lender and the Issuing Bank, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder

177

except (i) to an assignee in accordance with the provisions of Section 10.4(b), (ii) by way of participation in accordance with the provisions of Section 10.4(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.4(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.4(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in Section 10.4(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $1,000,000 with respect to the Term Loan and $5,000,000 with respect to Revolving Loans and in minimum increments of
$1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Representative, otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Commitments assigned.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.4(b)(i)(B) and, in addition:
(A)the consent of the Borrower Representative (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is of a Term Loan to a Lender, an Affiliate of a Lender or an

178

Approved Fund; provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is of a Term Loan to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender; and
(C)the consent of the Issuing Bank and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Commitments.
(iv)Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500 paid by the assigning Lender, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20(g).
(v)No Assignment to Certain Persons. No such assignment shall be made to (A) any Borrower or any of the Borrowers’ Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Representative and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans, as applicable. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

179

(viii)UK Tax Confirmation. The assignee shall deliver to the Administrative Agent in the event that any Borrower is a UK Loan Party, confirmation pursuant to Section 2.20(g)(iii)(G), together with any other confirmation or information as may be envisaged pursuant to Section 2.20(g)(iii) or, as applicable, any UK Tax Confirmation as may be applicable to that assignee, save to the extent it has not already provided such information and confirmations prior to the relevant assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. If the consent of the Borrower Representative to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower Representative shall be deemed to have given its consent unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower Representative.
(c)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower Representative at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, the Administrative Agent shall serve as the Borrowers’ agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrowers hereby agree that, to the extent Truist Bank serves

180

in such capacity, Truist Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees”.
(d)Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Swingline Lender or the Issuing Bank, sell participations to any Person (other than a natural person, the Borrowers, any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent, the Issuing Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) in the event that any Borrower is a UK Loan Party, the Lender shall deliver to the Administrative Agent: (a) confirmation that the Lender’s UK Qualifying Lender status, as notified pursuant to Section 2.20(g)(iii)(G), remains true and unchanged following the sale of the participation, or (b) an updated confirmation pursuant to Section 2.20(g)(iii)(G) notifying any changes to the Lender’s UK Qualifying Lender status following the sale of the participation, together with any other confirmation or information as may be required pursuant to Section 2.20(g)(iii) or, as applicable, any UK Tax Confirmation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender; (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment; (iv) change Section 2.21(b) or 2.21(c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of Section 10.2(b) or the definition of “Required Lenders” or “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; (vi) release all or substantially all of the Guarantors, or limit the liability of such Guarantors, under the Guaranty and Security Agreement; or (vii) release all or substantially all of the Collateral. Subject to paragraph (e) of this Section, the Borrower Representative agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to Section 2.24 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.21 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each

181

Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Borrower Representative and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in “registered form” for purposes of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)A Participant shall not be entitled to receive any greater payment under Sections 2.18 and 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.20 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Sections 2.20(g), 2.20(h) and 2.20(j) as though it were a Lender.
(f)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 10.5.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law of the State of New York.
(b)Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in New York County, and of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall (i) affect any right that the Administrative Agent, the Issuing Bank or

182

any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrowers or their properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including UCC Sections 4-106, 4-A-105(1)(b) and 5-116(b), UCP 600 Article 3 and ISP Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over the issuing bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.
(c)Each Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section 10.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 10.7. Right of Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrowers and each of their Subsidiaries at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrowers against

183

any and all Obligations held by such Lender or Issuing Bank, as the case may be, irrespective of whether such Lender or Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender and Issuing Bank agrees promptly to notify the Administrative Agent and the Borrower Representative after any such set-off and any application made by such Lender or Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and Issuing Bank agree to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrowers or any of their Subsidiaries to such Lender or Issuing Bank, as the case may be.
Section 10.8. Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee ~~Letter~~Letters, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.
Section 10.9. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.18, 2.19, 2.20, and 10.3, Article IX and the last sentence of the definition of Applicable Margin shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or the Payment in Full.
Section 10.10. Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such

184

jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.11. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to the Borrowers or any of their Subsidiaries or any of their respective businesses, to the extent designated in writing as confidential and provided to it by the Borrowers or any of their Subsidiaries, other than any such information that is available to the Administrative Agent, the Issuing Bank or such Lender on a non-confidential basis prior to disclosure by the Borrowers or any of their Subsidiaries, except that such information may be disclosed (i) to any Related Party of the Administrative Agent, the Issuing Bank or such Lender including accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than the Borrowers or any of their Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, (ix) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement or (x) with the consent of the Borrower Representative. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. In the event of any conflict between the terms of this Section and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section shall govern. The Arranger may, at its own expense, place customary tombstone announcements and advertisements or otherwise publicize its engagement hereunder (which may include the reproduction of any Loan Party’s name and logo and other publicly available information) in financial and other newspapers and journals and marketing materials describing its services hereunder. In addition, the Administrative Agent, the Lenders, the Issuing Bank and the Arranger may disclose the existence of this Agreement and information about this Agreement to market data collectors and similar service providers to the lending

185

industry, which information may consist of deal terms and other information customarily found in Gold Sheets and similar industry publications.
For the avoidance of doubt, nothing in this Section 10.11 shall prohibit or impede any Person from voluntarily disclosing or providing information regarding suspected violations of laws, rules, or regulations to a Governmental Authority or self-regulatory authority (any such entity, a “Regulatory Authority”) without any notification to any Person.
Section 10.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts which may be treated as interest on such Loan or other Obligation under any Requirement of Law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender or other Person holding such Loan or other Obligation in accordance with Requirements of Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or other Obligation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender or other Person.
Section 10.13. Waiver of Effect of Corporate Seal. Each Borrower represents and warrants that neither it nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any Requirement of Law, agrees that this Agreement is delivered by the Borrowers under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.
Section 10.14. Patriot Act and Beneficial Ownership Regulation. The Administrative Agent, each Lender and the Issuing Bank hereby notifies the Loan Parties that, (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, the Issuing Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act, and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certification.
Section 10.15. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) each of the Borrowers and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) each Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) each of the Administrative Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in

186

writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrowers, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrowers, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.16. Electronic Signatures. The words “execution”, “execute”, “signed”, “signature” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of

187

which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 10.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.18. Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iii)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) clause (i) in the immediately preceding paragraph (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding paragraph (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 10.19. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan

Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.19, the following terms have the following meanings: “BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” shall mean any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 10.20. Joint and Several Obligations.

(a)Each Borrower acknowledges and agrees that (i) it is a co-borrower hereunder and shall be jointly and severally, with the other Borrowers, directly and primarily liable for the Obligations regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans or other extensions of credit received or the manner in which the Administrative Agent and/or any Lender accounts for such Loans or other extensions of credit on its books and records, (ii) each Borrower shall have the obligations of co-maker and shall be primary obligors with respect to all Loans, the notes, the Letters of Credit and the other Obligations, it being agreed that such extensions of credit to each Borrower inure to the benefit of all Borrowers, and (iii) the Administrative Agent and each of the Lenders is relying on such joint and several liability of the Borrowers as co-makers in extending the Loans and issuing the Letters of Credit hereunder. Each Borrower’s obligations with respect to Loans made to it or with respect to any Letters of Credit issued for its account, and each Borrower’s obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrower hereunder or with respect to any Letters of Credit issued for the account of any other Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Obligation payable by it to the Lenders, it will forthwith pay the same, without notice of demand.
(b)Each Borrower’s obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Obligations of the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from any other Borrower, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Borrower, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to the Administrative Agent or any Lender, (iv) the failure by the Administrative Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security for the Obligations of any other Borrower, (v) any borrowing or grant of a security interest by any other Borrower, as debtors-in-possession under Section 364 of the Bankruptcy Code of the United States, (vi) the disallowance of all or any portion of the Administrative Agent’s or any Lender’s claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code of the United States, or (vii) any other circumstances which might constitute a legal or equitable discharge or defense of any other Borrower.
(c)With respect to each Borrower’s obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Obligations of any of the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been

Paid in Full and this Agreement and the other Loan Documents shall have terminated, any right to enforce any right of subrogation or any remedy which the Administrative Agent or any Lender now has or may hereafter have against such Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent or any Lender to secure payment of the Obligations.
(d)No payment or payments made by any of the Borrowers or any other Person or received or collected by the Administrative Agent or any Lender from any of the Borrowers or any other Person by virtue of any action or proceeding or any set-off-or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed (except to the extent Obligations are satisfied) to modify, release or otherwise affect the liability of any Borrower under this Agreement, which shall remain liable for the Obligations until the Obligations are Paid in Full and this Agreement is terminated.
Section 10.21.    Wire Transfer Disbursements
(a)Each Borrower hereby acknowledges and agrees that any wire transfer disbursements effected by the Administrative Agent in reliance on any Notice of Borrowing shall be and become the obligation of the Borrowers in accordance with the terms of this Section 10.21 and Section 2 above. The Administrative Agent shall verify any wire transfer disbursement requests, including any Notice of Borrowing, in accordance with the applicable security procedure established by the Administrative Agent and separately provided to the Borrower Representative (as the same may be amended from time to time upon notice to the Borrower Representative). Each Borrower accepts these security procedures and agrees that the security procedures, standing alone, are commercially reasonable for any wire transfer disbursements (regardless of amount, type or frequency) that may be initiated from any Borrower’s account(s). Each Borrower agrees to be bound by, and the Administrative Agent is authorized to rely and act upon, any wire transfer disbursement request, including any Notice of Borrowing, accepted by the Administrative Agent in good faith and in compliance with the applicable security procedures, whether or not a Responsible Officer actually made the request. Each Borrower agrees to comply with additional security procedures that may be implemented by the Administrative for a particular wire transfer disbursement from time to time. The Borrowers shall exercise good faith and reasonable care in observing and maintaining security procedures, in communicating wire transfer disbursement requests, payment orders and instructions to the Administrative Agent and in reviewing statements and confirmations for errors. No Borrower shall, and no Responsible Officer shall, disclose the security procedures to any third party. The Borrowers shall establish and maintain procedures to safeguard the security procedures, and shall notify the Administrative Agent immediately if any Borrower has reason to believe that a security procedure has been learned by or disclosed to an unauthorized person, or learns of any unauthorized transfer or of any discrepancy in a transfer order.
(b)The Administrative Agent may select any means for the transmission of funds which it considers suitable, including but not limited to the Administrative Agent’s own internal systems or Fedwire. The Administrative Agent may use any of its domestic or foreign correspondent banks to facilitate or effect payment, and may decline to comply with the Borrower Representative’s request to use a particular intermediary or pay through bank. The Administrative Agent may also substitute or insert a routing number of an intermediary or beneficiary bank provided by the Borrower Representative, if such substitution is necessary for the means of transmission used, provided that the substituted or inserted routing number identifies the same intermediary or beneficiary bank included in the Borrower Representative’s wire transfer disbursement request (including any Notice of Borrowing). The Administrative Agent is not responsible for performance failure as a result of an interruption in transfer facilities, labor disputes, power failures, equipment malfunctions, suspension of payment by another bank, refusal or delay by another bank to accept the wire transfer, war, emergency conditions, fire, earthquake, or other circumstances not within the Administrative Agent’s control.
(c)A Responsible Officer may not be able to cancel or amend a wire transfer disbursement request (including a Notice of Borrowing) after it is received by the Administrative Agent. However, the Administrative Agent may, at its discretion, use reasonable efforts to act on a Responsible Officer’s request for cancellation or amendment. The Borrowers agree to indemnify and hold the Administrative Agent harmless from any and all liabilities, costs and expenses the Administrative Agent may incur in attempting to cancel or amend a wire transfer disbursement request (including a Notice of Borrowing). The Administrative Agent’s attempt to recover funds shall not be an acceptance of responsibility for the wire transfer, and the Administrative Agent does not guarantee the recovery of all or any part of a wire transfer. Any expenses of the Administrative Agent or its correspondent bank relating to the recall or return of funds shall be deducted from the amount of the returned funds. In the event the Administrative Agent receives the return of funds in a currency other than U.S. Dollars, the funds will be converted by the Administrative Agent into U.S. Dollars at the Administrative Agent’s current buying rate for that currency on the date of return. The Administrative Agent shall not be liable for any resulting exchange losses.
(d)The Borrower Representative shall ensure the accuracy of wire transfer disbursement requests (including each Notice of Borrowing), payment orders and instructions and the Administrative Agent is entitled to rely on the information contained in such request and has no duty whatsoever to verify the accuracy of any such request. If a wire transfer disbursement request (including any Notice of Borrowing) inconsistently describes the beneficiary, beneficiary's bank, or intermediary bank by name and number, payment might be made by the intermediary or beneficiary's bank on the basis of the number even if the number identifies a person or bank other than the named beneficiary or bank. The Borrowers shall be responsible for any loss associated with such inconsistency. The Borrowers furthermore agree that their obligation to pay the amount of the wire transfer disbursement to the Administrative Agent is not excused in such circumstances. If the Administrative Agent believes instructions are ambiguous or may contain errors, in the Administrative Agent’s sole discretion the Administrative Agent may, but is not obligated to, delay the execution of any wire transfer disbursement request (including in connection with any Notice of Borrowing) pending receipt of clarification from a Responsible Officer. The Administrative

Agent shall not be liable for losses or damages arising out of requests containing inaccurate or incorrect information. The Administrative Agent has no obligation to detect errors in or to question a Responsible Officer’s instructions, and the Borrowers assume all risks of any losses resulting from such instructions. The Administrative Agent is not liable in any case for any special, indirect, punitive, exemplary, or consequential damages (including lost profits) of any kind.
(e)The Borrowers consent to the Administrative Agent recording telephone calls, including, without limitation, wire transfer disbursement requests, verifications and instructions. The Borrowers assume the responsibility for obtaining the consent of Responsible Officers for these recordings. The recordings made shall be conclusive confirmation of wire transfer disbursement requests, verifications and instructions. The Borrowers acknowledge that not all calls will be recorded.
(f)The Borrowers shall pay all fees and charges which the Administrative Agent may, from time to time, impose for the performance of wire transfer disbursement services subject to this Agreement. In addition, Borrowers shall reimburse the Administrative Agent for all out-of-pocket expenses incurred by the Administrative Agent in effecting wire transfer disbursement requests (including Notices of Borrowing) and instructions, including cancellations, amendments and attempted recoveries, and the Borrowers shall be responsible for payment of all fees and charges of each correspondent or intermediary bank which facilitates a wire transfer disbursement request (including a Notice of Borrowing). It is customary that such fees and charges are assessed and withheld from the amount of the wire transfer disbursement or if assessed to the Administrative Agent, passed on to the Borrowers. Each Borrower hereby authorizes the Administrative Agent to instruct any correspondent or intermediary bank to obtain payment of its charges by withholding such charges from the amount of the wire transfer disbursement.
(g)The Administrative Agent may not offer foreign currency wire transfer in a particular foreign currency at the Administrative Agent’s discretion. In the event the Borrower Representative designates an intermediary bank in the Borrower Representative’s wire transfer disbursement request (including a Notice of Borrowing), the Administrative Agent will first send the transfer to the Administrative Agent’s correspondent bank, and such correspondent bank will then route the transfer to the applicable Borrower’s designated intermediary bank. If the amount transferred is of a currency other than that of the country to which it is transferred, it shall be payable to the payee (beneficiary) in the currency of the specified country at the then-buying rate, unless the payee arranges otherwise with the paying bank and/or deposit bank and pays all its charges in connection therewith. The Administrative Agent or any correspondent or intermediary bank reserves the right to convert the amount of any transfer to a local (generally beneficiary’s country) currency prior to executing the wire transfer. The exchange rate may differ from rates offered or published by other sources. The Borrowers accept all risks of currency exchange rate fluctuations between the time a foreign wire request is initiated and the time it is completed. In the event the Administrative Agent receives return of funds due to cancellation of the wire transfer or for any other reason, any returned funds will be converted by the Administrative Agent in to U.S. Dollars at the Administrative Agent’s current buying rate for that currency on the date of return. The Administrative Agent shall not be liable for any resulting exchange losses. Any expenses of the Administrative Agent or its correspondent bank relating to the cancellation or return of funds shall be deducted from the amount of the returned funds.
(h)All wire transfer disbursements will be reflected on the Borrowers’ periodic bank statements. In some cases, the Administrative Agent will also notify the Borrower Representative in writing, electronically, or by a report produced by one of the Administrative Agent’s information reporting services. The Borrowers should review each statement or other such Administrative Agent notice for any discrepancies in connection with wire transfer disbursements. If the Borrowers think a wire transfer disbursement is wrong or needs more information about a wire transfer disbursement, the Borrower Representative must contact the Administrative Agent in writing upon discovery of the error or within 14 days after the Borrower Representative receives the first notice or statement which has a discrepancy, whichever is earlier. Failure to do so will relieve the Administrative Agent of any obligation to compensate the Borrowers for the amount of an unauthorized or erroneous wire transfer disbursement.
(i)The Administrative Agent shall only be liable as provided by applicable law for any error or delay and, further, the Administrative Agent shall have no obligation to effect a wire transfer and shall have no liability for not effecting a wire transfer disbursement request (including in connection with a Notice of Borrowing) if: (a) the Administrative Agent receives actual notice or has reason to believe that any Borrower has filed or commenced a petition or proceeding for relief under any bankruptcy, insolvency, or similar law; (b) the ownership of the funds to be transferred or the Responsible Officer’s authority to do so are in question; (c) the Administrative Agent suspects a breach of the security procedures; (d) the Administrative Agent suspects that the applicable Borrower’s account has been used for illegal or fraudulent purposes; (e) the Administrative Agent attempts to verify a request for wire transfer disbursement and is unable to do so; (f) the Borrowers do not have available funds to effect the wire transfer disbursement; (g) the Administrative Agent reasonably believes that a wire transfer disbursement is prohibited by federal law or regulation, including, but not limited to, those promulgated by the Office of Foreign Assets Control or the Department of the Treasury; or (h) the wire request (including any Notice of Borrowing) does not comply with the Administrative Agent’s procedures or requirements, or otherwise as provided in this Agreement. Each Borrower will hold the Administrative Agent harmless: (i) if the Administrative Agent acts in accordance with wire transfer disbursements requests (including any Notice of Borrowing), payment orders and instructions, including, but not limited to, amendments or cancellations; (ii) if the Administrative Agent attempts to recover funds upon the request of a Responsible Officer; (iii) for any loss resulting from any Borrower’s non-compliance with the Administrative Agent’s security procedures; or (iv) for any matters referenced in this Agreement for which the Borrowers have responsibility. Any damages or other compensation due the Borrowers resulting from the Administrative Agent’s negligence shall be limited to interest on the funds at issue at the Federal Funds Rate paid by the Administrative Agent at the close of business on each day the error or delay remains uncorrected; provided, however, if the Administrative Agent is unable to recover the funds from the transferee who has no claim to all or any portion of the funds erroneously transferred as a result of the Administrative Agent’s negligence, the Administrative Agent shall be liable for the Borrowers’ actual loss, not to exceed the amount of funds which the Administrative Agent is unable to recover, plus interest at the rate described above. the Administrative Agent shall not be responsible for any loss, damage, liability, or claim, arising directly or indirectly, from any error, delay, or failure to perform any of its obligations under this Agreement which is caused by fire, natural disaster, strike, civil unrest, any inoperable communications facilities, or any other circumstance beyond the reasonable control of the Administrative Agent.
(j)In the event of any conflict between this Section 10.21 and the provisions of Article IX hereof, the terms of Article IX shall prevail (except as required by applicable law).
[Remainder of page intentionally blank; signature pages follow.]